As filed with the Securities and Exchange Commission on October 22, 2014.

Registration No. 333-198561

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST MIDWEST BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6021 (Primary Standard Industrial Classification Code Number)	36-3161078 (IRS Employer Identification Number)

One Pierce Place, Suite 1500

Itasca, Illinois 60143-9768

(630) 875-7450

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas J. Chulos

Executive Vice President, Corporate Secretary and General Counsel

First Midwest Bancorp, Inc.
One Pierce Place, Suite 1500

Itasca, Illinois 60143-9768

(630) 875-7345

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark J. Menting Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Thomas S. Agler President and Chief Executive Officer Great Lakes Financial Resources, Inc. 4600 West Lincoln Highway Matteson, IL 60443 (708) 283-5800	Edward J. Karlin Seyfarth Shaw LLP 131 South Dearborn Street Suite 2400 Chicago, IL 60603 (312) 460-5875

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.01	2,728,054 shares	(1)	N/A	$36,785,067.00	(2)	$4,737.92	(3)
Preferred Share Purchase Rights (4)

(1) Represents the estimated maximum number of shares of common stock of the registrant to be issued upon completion of the merger described in the proxy statement/prospectus contained herein.  This number is based upon the product of (x) 155,100 shares of common stock, par value $12.50 per share, of Great Lakes Financial Resources, Inc. outstanding as of October 22, 2014, times (y) 17.589, which is the maximum number of shares of the registrant’s common stock to be issued per share of Great Lakes Financial Resources, Inc. common stock under the Agreement and Plan of Merger, dated as of July 7, 2014, between Great Lakes Financial Resources, Inc. and First Midwest Bancorp, Inc., which is attached to the proxy statement/prospectus as Appendix A.  Under certain circumstances as described herein, First Midwest Bancorp, Inc. could issue a larger number of shares the exact number of which is not determinable at this time.  Such additional indeterminable number of shares are also hereby registered.

(2) Calculated in accordance with Rules 457(f)(2) and 457(f)(3) promulgated under the Securities Act.  The proposed maximum aggregate offering price is solely for the purpose of calculating the registration fee.

(3) Previously paid in connection with the initial filing of this registration statement on September 3, 2014.

(4) The registrant is also registering Preferred Share Purchase Rights which are evidenced by the certificates of the common stock being registered in a ratio of one Preferred Share Purchase Right for each share of common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to First Midwest Bancorp, Inc.’s common stock to be offered in this transaction has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell, or the solicitation of an offer to buy, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

PRELIMINARY—SUBJECT TO COMPLETION—DATED OCTOBER 22, 2014

October 22, 2014

Dear Great Lakes Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Great Lakes Financial Resources, Inc. (“Great Lakes”), which will be held at the Chicago office of Seyfarth Shaw LLP, located at 131 South Dearborn Street, Suite 2400, Chicago, Illinois 60603, on December 2, 2014, at 10:00 a.m. Central Standard Time.  At the meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of July 7, 2014, that Great Lakes has entered into with First Midwest Bancorp, Inc. (“First Midwest”) and the transactions contemplated thereby, including the merger of Great Lakes with and into First Midwest.  This document provides you with detailed information about the merger.  In addition to being a proxy statement of Great Lakes, this document is also the prospectus of First Midwest for First Midwest common stock that will be issued to you in connection with the merger.

After careful consideration, Great Lakes’ board of directors unanimously recommends that you vote FOR the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger.

If the merger is completed, you will receive $112.50 in cash plus shares of First Midwest common stock in exchange for each share of Great Lakes common stock that you hold immediately prior to the completion of the merger, other than in certain circumstances described in this proxy statement/prospectus.  The number of shares of First Midwest common stock you will receive in exchange for each share of Great Lakes common stock is based on the per share volume weighted average price of First Midwest common stock on the NASDAQ Stock Market over a ten trading day period ending on and including the third trading day prior to completion of the merger.  First Midwest common stock trades on the NASDAQ Stock Market under the symbol “FMBI.”  The following table shows the implied value of the merger consideration that would be received by Great Lakes stockholders in exchange for each share of Great Lakes common stock if such per share volume weighted average price was $17.18, which was the per share volume weighted average price of First Midwest common stock on the NASDAQ Stock Market for the ten trading days ending on and including July 7, 2014, the last trading day before the announcement of the merger, and if such volume weighted average price was $15.71, which was the per share volume weighted average price of First Midwest common stock on the NASDAQ Stock Market for the ten trading days ending on and including October 20, 2014, the latest practicable date before the printing of this proxy statement/prospectus.

	Closing Price of First Midwest Common Stock on NASDAQ	Number of Shares of First Midwest Common Stock Per Great Lakes Common Share(1)	Cash Consideration Per Great Lakes Common Share	Total Consideration Per Great Lakes Common Share (2)
July 7, 2014	$17.43	15.737	$112.50	$386.80
October 20, 2014	$16.02	15.874	$112.50	$366.80

(1)          Computed based on the per share volume weighted average price of First Midwest common stock for the ten trading days ending on and including the date specified.

(2)          Computed as the sum of (i) the closing price of First Midwest common stock on the NASDAQ Stock Market for the date specified multiplied by the number of shares of First Midwest common stock per Great Lakes common share and (ii) the cash consideration per Great Lakes common share.

The actual value of cash and the number of shares of First Midwest common stock that you will receive in exchange for each share of Great Lakes common stock you own at the time of the merger will depend on the per share volume weighted average price of First Midwest common stock on the NASDAQ Stock Market for the ten trading days ending on and including the third trading day prior to the completion of the merger and the price of First Midwest common stock at the time you receive your shares in connection with the merger.  These prices are impossible to know at this time and will not be known at the time of the special meeting.  The price per share of First Midwest common stock on the date you receive the shares may be different than the per share volume weighted average price of First Midwest common stock used to compute the consideration you will receive in connection with the merger.  Therefore, the actual value of the merger consideration may be different than the estimated value based on the current price or the price at the time of the special meeting.  See “The Merger Agreement—Merger Consideration” on page 37 for additional information concerning calculation of the consideration you will receive upon completion of the merger.

To complete the merger, holders of a majority of the outstanding shares of Great Lakes’ common stock must approve and adopt the merger agreement and the transactions contemplated thereby, including the merger.  Your vote is very important.  Whether or not you expect to attend the special meeting, please vote as soon as possible to ensure that your shares are represented at the meeting.  Registered and many broker-managed stockholders can vote their shares by using a toll-free number or the Internet.  Instructions for using these services are provided on the proxy card.  You may also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it with the envelope provided.  If you sign and return your proxy card without specifying your choice, it will be understood that you wish to have your shares voted in favor of the merger agreement and the transactions contemplated thereby, including the merger.

We encourage you to read the entire document carefully.  Please pay particular attention to “Risk Factors” beginning on page 12 for a discussion of the risks related to the merger and owning First Midwest common stock after the merger.

We look forward to seeing you on December 2, 2014 in Chicago.

Sincerely,

LOUIS J. HOEKSTRA	THOMAS S. AGLER
Chairman of the Board of Directors	President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the merger or determined if this document is accurate or adequate.  It is illegal to tell you otherwise.  The securities to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is October 22, 2014, and it is first being mailed or otherwise delivered to the stockholders of Great Lakes on or about October 23, 2014.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 2, 2014

To the Stockholders of
Great Lakes Financial Resources, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Great Lakes Financial Resources, Inc., a Delaware corporation (“Great Lakes”), will be held at the Chicago office of Seyfarth Shaw LLP, located at 131 South Dearborn Street, Suite 2400, Chicago, Illinois 60603, on December 2, 2014 at 10:00 a.m.  Central Standard Time, for the purpose of considering and voting upon the following matters:

•             Approval and adoption of the Agreement and Plan of Merger, dated July 7, 2014, between Great Lakes and First Midwest Bancorp, Inc. (“First Midwest”) and the transactions contemplated thereby, including the merger of Great Lakes with and into First Midwest, as more fully described in this proxy statement/prospectus (which we refer to as the “First Midwest merger proposal”);

•             Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit the further solicitation of proxies in favor of the First Midwest merger proposal (which we refer to as the “Adjournment proposal”); and

•             Transaction of such other business as may properly come before the special meeting and any adjournments or postponements thereof.

We have fixed the close of business on October 9, 2014, as the record date for determining those stockholders entitled to notice of and to vote at the special meeting and any adjournments of the special meeting.  Only Great Lakes stockholders of record at the close of business on that date are entitled to notice of the special meeting and any adjournments of the special meeting, and only Great Lakes common stockholders of record at the close of business on that date are entitled to vote at the special meeting and any adjournments of the special meeting.  Approval of the First Midwest merger proposal requires the affirmative vote of a majority of the outstanding shares of Great Lakes common stock.  As a result, abstentions and broker non-votes will have the same effect as votes against approval of the First Midwest merger proposal.  Approval of the Adjournment proposal requires the affirmative vote of a majority of votes cast at the special meeting.

If you wish to attend the special meeting and your shares are held in the name of a broker, trust, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares.

Under Delaware law, Great Lakes stockholders who do not vote in favor of the First Midwest merger proposal will have the right to seek appraisal of the fair value of their shares of Great Lakes common stock as determined by the Delaware Court of Chancery if the merger of Great Lakes with and into First Midwest is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the First Midwest merger proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement/prospectus. Great Lakes stockholders who do not vote in favor of the First Midwest merger proposal and who submit a written demand for such an appraisal prior to the vote on the adoption of the First Midwest merger proposal and comply with the other Delaware law procedures will not receive the merger consideration.

Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope to ensure that your shares of Great Lakes common stock will be represented at the special meeting if you are unable to attend.  The enclosed envelope requires no postage if mailed in the United States.  If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Great Lakes’ board of directors unanimously recommends that you vote “FOR” approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, and “FOR” the adjournment proposal.

By Order of the Board of Directors,

LOUIS J. HOEKSTRA
Chairman of the Board of Directors

Matteson, Illinois

October 22, 2014

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about First Midwest from documents filed with the Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this proxy statement/prospectus.  You can obtain any of the documents filed with or furnished to the SEC by First Midwest at no cost from the SEC’s website maintained at http://www.sec.gov.  You may also request copies of these documents, including documents incorporated by reference into this proxy statement/prospectus, at no cost by contacting First Midwest in writing at the address or by telephone as specified below:

First Midwest Bancorp, Inc.
Attention:  Assistant Corporate Secretary
One Pierce Place, Suite 1500
Itasca, IL 60143
(630) 875-7463

You will not be charged for any of these documents that you request.  In order for you to receive timely delivery of the documents in advance of the special meeting of Great Lakes stockholders, you must request the information by November 24, 2014.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus.  No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus.  This proxy statement/prospectus is dated October 22, 2014, and you should assume that the information in this proxy statement/prospectus is accurate only as of such date.  You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of such incorporated document.  Neither the mailing of this proxy statement/prospectus to Great Lakes stockholders nor the issuance by First Midwest of shares of First Midwest common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

See “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you.  We urge you to read carefully this entire document, and the documents referenced herein, for a more complete understanding of the merger between First Midwest and Great Lakes.  In addition, we incorporate by reference into this document important business and financial information about First Midwest.  You may obtain the information incorporated by reference in this document without charge by following the instructions in the section entitled “Where You Can Find More Information.” Each item in this summary includes a page reference directing you to a more complete description of that item.

Unless the context otherwise requires, references in this proxy statement/prospectus to “First Midwest” refer to First Midwest Bancorp, Inc., a Delaware corporation; references to “First Midwest Bank” refer to First Midwest Bank, an Illinois-state chartered bank and wholly owned subsidiary of First Midwest; references to “Great Lakes” refer to Great Lakes Financial Resources, Inc., a Delaware corporation; references to “Great Lakes Bank” refer to Great Lakes Bank, N.A., a national bank and wholly owned subsidiary of Great Lakes; references to the “merger agreement” refer to the Agreement and Plan of Merger, dated July 7, 2014, between First Midwest and Great Lakes; references to “we,” “our” or “us” refer to First Midwest and Great Lakes.

We Propose a Merger of Great Lakes and First Midwest (Page 21)

We propose that Great Lakes merge with and into First Midwest, with First Midwest as the surviving corporation.  As a result of the merger, the separate existence of Great Lakes will terminate.  Following this merger, Great Lakes’ wholly owned bank subsidiary, Great Lakes Bank, will merge with and into First Midwest’s wholly owned bank subsidiary, First Midwest Bank (the “bank merger”).  We expect to complete the merger and the bank merger in the fourth quarter of 2014, although delays may occur.

Special Meeting of Great Lakes (Page 17)

Great Lakes plans to hold its special meeting of stockholders on December 2, 2014, at 10:00 a.m., Central Standard Time, at the Chicago office of Seyfarth Shaw LLP, located at 131 South Dearborn Street, Suite 2400, Chicago, Illinois 60603.  At the meeting you will be asked to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger of Great Lakes into First Midwest.

You can vote at the Great Lakes special meeting of stockholders if you owned Great Lakes common stock at the close of business on October 9, 2014.  As of that date, there were 155,100 shares of Great Lakes common stock outstanding and entitled to vote.  You can cast one vote for each share of Great Lakes common stock that you owned on that date.

Great Lakes’ Board Recommends That You Vote “FOR” the Merger (Page 21)

Great Lakes’ board of directors believes that the merger is in the best interests of Great Lakes and its stockholders and that the merger consideration is fair to Great Lakes stockholders, has approved and adopted the merger agreement and unanimously recommends that Great Lakes stockholders vote “FOR” approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger.

You Will Receive Cash and Shares of First Midwest Common Stock in the Merger (Page 37)

If the merger is completed, you will receive for each share of Great Lakes common stock you hold immediately prior to the completion of the merger $112.50 in cash (without interest thereon) plus a number of fully paid and non-assessable shares of First Midwest common stock based on the per share volume weighted average price of First Midwest common stock on the NASDAQ Stock Market (“NASDAQ”) from 9:30 a.m. to 4:00 p.m. Eastern Standard Time on the ten NASDAQ trading days ending on and including the third trading day prior to the consummation of the merger, as set forth below:

A.            If such per share volume weighted average price is greater than $20.01, a number of shares of First Midwest common stock equal to $287.50 divided by such per share volume weighted average price;

B.            If such per share volume weighted average price is greater than $19.18 but less than or equal to $20.01, 14.369 shares of First Midwest common stock;

C.            If such per share volume weighted average price is greater than $17.51 but less than or equal to $19.18, a number of shares of First Midwest common stock equal to $275.63 divided by such per share volume weighted average price;

D.            If such per share volume weighted average price is greater than $15.85 but less than or equal to $17.51, 15.737 shares of First Midwest common stock;

E.             If such per share volume weighted average price is greater than $14.18 but less than or equal to $15.85, a number of shares of First Midwest common stock equal to $249.38 divided by such per share volume weighted average price; and

F.              If such per share volume weighted average price is an amount less than or equal to $14.18, 17.589 shares of First Midwest common stock.

Under certain circumstances, if the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock based on the per share volume weighted average price described above is less than $330.00, the Great Lakes board of directors may elect to fix the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock at $330.00, which may consist of (a) cash; (b) shares of First Midwest common stock; or (c) a mix of cash and shares of First Midwest common stock, to be determined by First Midwest in its sole discretion.  For these purposes, the value of First Midwest common stock and as a result the number of shares of First Midwest common stock issued per share of Great Lakes common stock will be based upon such per share volume weighted average price.

Additionally, if certain environmental contamination or title insurance matters result in an unexpected loss or require remediation, and the cost associated with such loss or remediation is between $500,000 and $3,000,000, the cash received per share of Great Lakes common stock in connection with the merger will be reduced by an amount up to approximately $8 per share.  If such cost exceeds $3,000,000, First Midwest and Great Lakes will work together in good faith to agree to a further reduction to the cash component of the consideration that is acceptable to both parties.

The following table shows the implied value of the merger consideration that would be received by Great Lakes stockholders in exchange for each share of Great Lakes common stock if the per share volume weighted average price of First Midwest common stock from 9:30 a.m. to 4:00 p.m. Eastern Standard Time on the ten NASDAQ trading days ending on and including the third trading day prior to the consummation of the merger was $17.18, which was such per share volume weighted average price of First Midwest common stock on NASDAQ for the ten trading days ending on and including July 7, 2014, the last trading day before the announcement of the merger, and if such volume weighted average price was $15.71, which was the per share volume weighted average price of First Midwest common stock on NASDAQ for the ten trading days ending on and including October 20, 2014, the latest practicable date before the printing of this proxy statement/prospectus.

	Closing Price of First Midwest Common Stock on NASDAQ	Number of Shares of First Midwest Common Stock Per Great Lakes Common Share(1)	Cash Consideration Per Great Lakes Common Share	Total Consideration Per Great Lakes Common Share (2)
July 7, 2014	$17.43	15.737	$112.50	$386.80
October 20, 2014	$16.02	15.874	$112.50	$366.80

(1)         Computed based on the per share volume weighted average price of First Midwest common stock for the ten trading days ending on and including the date specified.

(2)         Computed as the sum of (i) the closing price of First Midwest common stock on NASDAQ for the date specified multiplied by the number of shares of First Midwest common stock per Great Lakes common share and (ii) the cash consideration per Great Lakes common share.

The value of the merger consideration to be received by Great Lakes stockholders will fluctuate with the market price of First Midwest common stock and the number of shares of First Midwest common stock to be received per share of Great Lakes common stock which will be determined by the per share volume weighted average price of First Midwest common stock on NASDAQ for the ten trading days ending on and including the third trading day prior to the completion date of the merger.  (Page 37)

Set forth below is a table showing a hypothetical range of ten-day volume weighted average prices for a share of First Midwest common stock and the corresponding consideration that a Great Lakes stockholder would receive in connection with the merger.  The table does not reflect the fact that cash will be paid instead of fractional shares.  The per share volume weighted average price of First Midwest common stock on NASDAQ for the ten trading days ending on and including July 7, 2014 (the last trading day before the merger was announced) was $17.18.  The per share volume weighted average price of First Midwest common stock on NASDAQ for the ten trading days ending on and including October 20, 2014, the last practicable date before the printing of this proxy statement/prospectus, was $15.71.  However, the actual number of shares of First Midwest common stock you will receive in the merger will be computed based on the per share volume weighted average price of First Midwest common stock for the ten trading days ending on and including the third trading day immediately prior to the completion date of the merger using the formula contained in the merger agreement and cannot be determined until the close of trading on the third trading day immediately prior to the completion date of the merger.

First Midwest Hypothetical 10-day Per Share Volume Weighted Average Price	Change in First Midwest Hypothetical 10-day Volume Weighted Average Price (1)	Number of Shares of First Midwest Common Stock Per Great Lakes Common Share	Cash Consideration Per Great Lakes Common Share	Total Consideration Per Great Lakes Common Share (2)
$21.48	+ 25%	13.388	$112.50	$400.00
$20.62	+ 20%	13.945	$112.50	$400.00
$19.76	+ 15%	14.369	$112.50	$396.39
$18.90	+ 10%	14.585	$112.50	$388.13
$18.04	+ 5%	15.280	$112.50	$388.13
$17.18	0%	15.737	$112.50	$382.86
$16.32	- 5%	15.737	$112.50	$369.34
$15.46	- 10%	16.129	$112.50	$361.88
$14.60	- 15%	17.077	$112.50	$361.88
$13.74	- 20%	17.589	$112.50	$354.24
$12.89	- 25%	17.589	$112.50	$339.13

(1)         Based on a reference price of $17.18, which was the per share volume weighted average price of First Midwest common stock for the ten trading days ending on and including July 7, 2014 (the last trading day before the merger was announced).

(2)         Computed as the sum of (i) the First Midwest hypothetical per share volume weighted average price multiplied by the number of shares of First Midwest common stock per Great Lakes common share and (ii) the cash consideration per Great Lakes common share.

Tax Consequences of the Merger (Page 31)

Subject to certain circumstances described below, in the opinion of Sullivan & Cromwell LLP and Seyfarth Shaw LLP, for United States federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As of the record date, 6,928 shares of Great Lakes common stock (or approximately 4% of the outstanding shares) were indirectly owned by current and former employees and partners of Seyfarth Shaw LLP through the Seyfarth Shaw LLP Legacy Pension Plan.

Provided that the merger qualifies as a reorganization for United States federal income tax purposes, you may recognize gain, but you will not recognize loss, upon the exchange of your shares of Great Lakes common stock for shares of First Midwest common stock and cash.  If the sum of the fair market value of the First Midwest common stock and the amount of cash you receive in exchange for your shares of Great Lakes common stock exceeds the adjusted basis of your shares of Great Lakes common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange.  Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of Great Lakes common stock.  Depending on certain facts specific to you, any gain could instead be characterized as ordinary dividend income.

As described above, if the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock in connection with the merger is less than $330.00, the Great Lakes board of directors may elect to fix the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock at $330.00, which may consist of (a) cash; (b) shares of First Midwest common stock; or (c) a mix of cash and shares of First Midwest common stock, to be determined by First Midwest in its sole discretion.  If the Great Lakes board of directors makes such election, it is possible that the amount of cash received by you in exchange for your shares of Great Lakes common stock will cause the merger to not meet the requirements of Section 368(a) of the Code.  If such election is chosen and the merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the exchange of shares of Great Lakes common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes.  In the event such election is made, you should consult your own tax advisor regarding the tax consequences of the merger in your particular situation.

For a complete description of the material United States federal income tax consequences of the transaction, including the consequences in the event of such an election, see “The Merger—Material Federal Income Tax Consequences of the Merger” on page 31.  You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.  If you are a participant in the Great Lakes Employee Stock Ownership Plan (“Great Lakes ESOP”), please also refer to the ESOP Participant

Voting Instruction Statement that will be provided to you by GreatBanc Trust Company, the Trustee of the Great Lakes ESOP (“ESOP Participant Voting Instruction Statement”), for a discussion of the tax consequences of the merger to you.

Prohibition on Great Lakes Dividends; First Midwest’s Dividend Policy Will Continue After the Merger (Page 53)

Great Lakes is generally prohibited from paying cash dividends to stockholders of its common stock prior to completion of the merger.  If the merger has not closed by March 1, 2015, Great Lakes may pay a one-time cash dividend to stockholders of its common stock of $2.00 per share, not to exceed $310,200 in the aggregate.  In the first quarter of 2014, Great Lakes declared an annual cash dividend of $2.00 per share of Great Lakes common stock.

First Midwest expects to continue its common stock dividend policy after the merger, but this policy is subject to the determination and discretion of First Midwest’s board of directors and may change at any time.  In the third quarter of 2014, First Midwest declared a quarterly cash dividend of $0.08 per share of First Midwest common stock.  For comparison, Great Lakes stockholders would therefore receive a quarterly cash dividend following the merger equivalent to $1.2590 per share of Great Lakes common stock, which equals $5.04 annually, based on First Midwest’s current quarterly dividend rate of $0.08 per share and assuming for the purpose of this example that the per share volume weighted average price of First Midwest’s common stock on NASDAQ on the ten trading days ending on and including the third trading day preceding the completion of the merger is $17.18, which was the per share volume weighted average price of First Midwest’s common stock for the ten trading days ending on and including July 7, 2014 (the last trading day prior to the announcement of the merger).

The payment of dividends by First Midwest or Great Lakes on their common stock in the future, either before or after the merger is completed, is subject to the determination and discretion of our respective boards of directors and depends on a variety of factors, including cash requirements, our financial condition and earnings, legal and regulatory considerations and other factors.

The Merger Will Be Accounted for as a Purchase (Page 35)

The merger will be treated as a purchase by First Midwest of Great Lakes under generally accepted accounting principles (“GAAP”).

Great Lakes’ Reasons for the Merger (Page 22)

For a discussion of the factors considered by the Great Lakes board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, see “The Merger—Great Lakes’ Reasons for the Merger and Recommendations of the Board of Great Lakes.”

Austin Associates, LLC Provided an Opinion to Great Lakes’ Board stating that, as of July 7, 2014 and Based Upon and Subject to the Factors and Assumptions Set Forth in the Opinion, the Terms of the Merger Agreement Were Fair From a Financial Point of View to Great Lakes and Great Lakes’ Stockholders (Page 24)

Great Lakes jointly engaged Austin Associates, LLC (“Austin Associates”) and Investment Bank Services (“IBS”), a registered broker-dealer, to provide financial advisory services in connection with the potential sale of Great Lakes.  Austin Associates is an investment banking and consulting firm specializing in community bank mergers and acquisitions.  Principals of Austin Associates’ investment banking team that assisted Great Lakes are also registered representatives of IBS.  Great Lakes selected Austin Associates and IBS as its financial advisors on the basis of their experience and expertise in representing community banks in similar transactions and their familiarity with Great Lakes.

On June 30, 2014, the date the Great Lakes board of directors approved the merger, Austin Associates provided its oral opinion to Great Lakes’ board of directors that, as of that date and subject to a number of factors and assumptions, the terms of the merger agreement were fair from a financial point of view to Great Lakes and Great Lakes’ stockholders.  This opinion was subsequently confirmed by Austin Associates in writing on July 7, 2014.  The full text of Austin Associates’ written opinion is attached to this proxy statement/prospectus as Appendix B.  We encourage you to read this opinion carefully and in its entirety.  The Austin Associates opinion is not a recommendation as to how any Great Lakes stockholders should vote or act with respect to the merger.

Great Lakes, Austin Associates and IBS have entered into an agreement relating to the services to be provided by Austin Associates and IBS in connection with the merger.  Great Lakes paid Austin Associates a cash fee of $15,000 upon execution of their engagement letter.  Great Lakes paid Austin Associates a cash fee of $50,000 upon the issuance of the Austin Associates fairness opinion.  Great Lakes has agreed to pay IBS a cash transaction fee of 1.25% of the transaction value with 20% paid at the signing of the definitive agreement and the balance payable at the closing of the merger.  Great Lakes has also agreed to reimburse Austin

Associates and IBS for their reasonable out-of-pocket expenses, and to indemnify Austin Associates and IBS against certain liabilities, including liabilities under securities laws.

Great Lakes’ Directors and Executive Officers May Have Interests in the Merger that Differ from Your Interests (Page 35)

Some of Great Lakes’ directors and executive officers have interests in the merger other than their interests as stockholders, including:

•             Great Lakes entered into change of control agreements with Thomas S. Agler and Paul Van Zee on September 12, 2013 and July 1, 2013, respectively.  Great Lakes entered into both of these agreements before it began having formal merger discussions with First Midwest.  Mr. Agler serves as President and Chief Executive Officer of Great Lakes, and also serves as a director on the boards of directors of Great Lakes and Great Lakes Bank.  Mr. Van Zee serves as Vice President and Secretary of Great Lakes and as Chief Financial Officer of Great Lakes Bank.  These change of control agreements entitle Mr. Agler and Mr. Van Zee to payments upon the occurrence of certain specified change in control events, which include the consummation of the merger and the transactions contemplated thereby. Upon the occurrence of these specified change in control events, Mr. Agler is entitled to a single lump sum cash payment equivalent to 200% of his current annual base salary (as such term is defined in his change of control agreement with Great Lakes), which payment will equal $630,500.00 and Mr. Van Zee is entitled to a single lump sum cash payment equivalent to 100% of his current annual base salary, which payment will equal $135,000.00.  Under the terms of his agreement with Great Lakes, Mr. Van Zee is also entitled to a severance payment equal to $135,000.00 if his employment is terminated other than for cause or by reason of death or disability during the two years following the consummation of the merger and the transactions contemplated thereby.

•             Great Lakes entered into a retirement and consulting agreement with Ronald T. Shropshire on December 19, 2013.  Great Lakes entered into this agreement before it began having formal merger discussions with First Midwest.  Mr. Shropshire serves as President of Great Lakes Bank and also serves as a director on the boards of directors of Great Lakes and Great Lakes Bank.  Under the terms of his retirement and consulting agreement, if Mr. Shropshire is terminated from his position as President of Great Lakes Bank following the completion of the merger at any time prior to December 31, 2014 other than for cause or by reason of death or disability, Mr. Shropshire is entitled to a lump sum payment equal to the sum of (i) $150,000 and (ii) the product of (a) $397,300.00 and (b) a fraction, the numerator of which is the number of days from the date of his termination until December 31, 2014, and the denominator of which is 377.

•             Under the merger agreement, First Midwest has agreed to indemnify the directors and officers of Great Lakes against liabilities arising out of actions or omissions occurring at or before the completion of the merger.

•             The merger agreement also provides that, subject to certain limitations, First Midwest will maintain directors’ and officers’ liability insurance for a period of six years after the merger is completed that provides at least the same coverage and amounts, and contains terms and conditions no less advantageous, as that coverage currently provided by Great Lakes.

Great Lakes’ board of directors knew about these additional interests and considered them when they adopted the merger agreement and the merger.

Great Lakes Stockholders Have Dissenters’ Rights of Appraisal (Page 48)

If you are a stockholder of Great Lakes, you may elect to dissent from the merger by following the procedures set forth in Section 262 of the Delaware General Corporations Law (the “DGCL”).  For more information regarding your right to dissent from the merger, please read “The Merger Agreement—Dissenters’ Rights of Appraisal of Great Lakes Stockholders.”  We have also attached a copy of the relevant provisions of Section 262 of the DGCL as Appendix C to this proxy statement/prospectus.

We Have Agreed When and How Great Lakes Can Consider Third-Party Acquisition Proposals (Page 41)

We have agreed that Great Lakes will not initiate or solicit proposals from other parties regarding acquiring Great Lakes or its businesses.  In addition, we have agreed that Great Lakes will not engage in negotiations with or provide confidential information to a third party regarding acquiring Great Lakes or its businesses.  However, if Great Lakes receives an acquisition proposal from a third party, Great Lakes can participate in negotiations with and provide confidential information to the third party if, among other steps, Great Lakes’ board of directors concludes in good faith that the proposal is superior to First Midwest’s merger proposal.  Great Lakes’ receipt of a superior proposal or participation in such negotiations does not give Great Lakes the right to terminate the merger agreement.

Merger Approval Requires the Affirmative Vote of a Majority of Great Lakes Stockholders (Page 18)

In order to approve the merger agreement and the transactions contemplated thereby, including the merger, the holders of a majority of Great Lakes’ common shares outstanding as of October 9, 2014 must vote in favor of those matters.  As of that date, Great Lakes directors and executive officers and their affiliates held approximately 8% of the outstanding shares of Great Lakes common stock entitled to vote at the special meeting.  All of the directors and certain executive officers of Great Lakes and Great Lakes Bank holding an aggregate 12,443 shares of Great Lakes common stock (or approximately 8% of the outstanding shares) as of the record date have signed voting agreements with First Midwest agreeing to vote for approval of the merger agreement and the transactions contemplated thereby, including the merger.  As of the record date, 77,260 shares of Great Lakes common stock (or approximately 50% of the outstanding shares) were owned by current and former employees of Great Lakes and Great Lakes Bank through the Great Lakes ESOP and 5,849 shares of Great Lakes common stock (or approximately 4% of the outstanding shares) were owned by the Great Lakes Bank Foundation.

For a list of the number of shares of Great Lakes common stock held by each director and executive officer of Great Lakes and each stockholder that is known to Great Lakes as of the date of this proxy statement/prospectus to beneficially own more than 5% percent of the outstanding common shares of Great Lakes see “Security Ownership of Great Lakes Directors, Named Executive Officers and Certain Beneficial Owners.”

Great Lakes is calling a special meeting of stockholders to consider and vote on the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger.

Certain Stockholders of Great Lakes Have Agreed to Vote Their Shares “FOR” the Merger (Page 18 and Appendix A, Annex 1-B)

As an inducement to and condition of First Midwest’s willingness to enter into the merger agreement, directors and executive officers of Great Lakes and Great Lakes Bank who beneficially own in the aggregate approximately 8% of Great Lakes’ outstanding common stock as of October 9, 2014 entered into voting agreements, pursuant to which, among other things, they agreed to vote all of their shares of Great Lakes common stock in favor of the merger agreement, other matters required to be approved or adopted to effect the merger and any other transactions contemplated by the merger agreement.

We Must Meet Several Conditions to Complete the Merger (Page 44)

Our obligations to complete the merger depend on a number of conditions being met.  These include:

•             the approval of the merger agreement and the merger by Great Lakes stockholders;

•             the receipt of the required approvals of federal and state regulatory authorities;

•             the listing on NASDAQ of the shares of First Midwest common stock to be issued in the merger;

•             the absence of any government action or other legal restraint or prohibition that would prohibit the merger or make it illegal;

•             the representations and warranties of the other party to the merger agreement being true and correct in all material respects (except for representations and warranties qualified by the words “material” or “Material Adverse Effect,” which are required to be true in all respects), and the other party to the merger agreement having performed in all material respects all its obligations under the merger agreement;

•             the receipt of legal opinions that, for United States federal income tax purposes, the merger will be treated as a reorganization and that both Great Lakes and First Midwest will be a party to that reorganization.  These opinions will be based on customary assumptions and on factual representations made by First Midwest and Great Lakes and will be subject to various limitations;

•             with regard to First Midwest’s obligation (but not Great Lakes’), the receipt of a legal opinion from Great Lakes’ outside counsel, Seyfarth Shaw LLP, as to certain corporate matters, including Great Lakes’ due incorporation and legal standing, the legal status of Great Lakes’ capital stock and the due authorization and execution of the merger agreement;

•             with regard to Great Lakes’ obligation (but not First Midwest’s), the receipt of a legal opinion from First Midwest’s general counsel as to certain corporate matters, including First Midwest’s due incorporation and legal standing and the due authorization and issuance of First Midwest common stock in connection with the merger;

•             with regard to First Midwest’s obligation (but not Great Lakes’), the number of dissenting shares must not exceed 7.5% of Great Lakes’ common stock.

•             with regard to First Midwest’s obligation (but not Great Lakes’), Great Lakes’ closing tangible equity, as defined in the merger agreement, must be greater than or equal to $48,327,000;

•             with regard to First Midwest’s obligation (but not Great Lakes’), there must be no more than 155,100 shares of Great Lakes common stock outstanding; and

•             with regard to First Midwest’s obligation (but not Great Lakes’), the 30-day average balance of Great Lakes Bank’s consolidated deposits must be no less than $387,000,000 for the 30-day period ending on the day immediately prior to the closing date.

Where the law permits, either of First Midwest or Great Lakes could choose to waive a condition to its obligation to complete the merger even when that condition has not been satisfied.  We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.  Although the merger agreement allows us to waive the tax opinion condition, we do not currently anticipate doing so.

We Must Obtain Regulatory Approvals to Complete the Merger (Page 47)

The merger and the related transactions require approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  The Federal Reserve has approved the merger and the related transactions, including the bank merger.  Notice of the bank merger must also be given to the Office of the Comptroller of the Currency (the “OCC”), and such notice has already been provided.  The bank merger must also be approved by the Illinois Department of Financial and Professional Regulation (the “IDFPR”).

We May Terminate the Merger Agreement (Page 45)

We can mutually agree at any time to terminate the merger agreement without completing the merger, even if Great Lakes’ stockholders have approved the merger agreement and the merger.  Also, either of us can decide, without the consent of the other, to terminate the merger agreement in certain circumstances, including:

•             if there is a final denial of a required regulatory approval;

•             if the merger is not completed on or before July 7, 2015;

•             if there is a continuing breach of the merger agreement by the other party, after 60 days’ written notice to the breaching party, as long as that breach would allow the non-breaching party not to complete the merger; or

•             if we are unable to agree on a purchase price adjustment arising out of a disagreement regarding certain environmental contamination or title insurance matters, as set forth in the merger agreement.

Also, First Midwest may terminate the merger agreement:

•             if Great Lakes’ stockholders fail to approve the merger agreement, and the other transactions contemplated thereby, including the merger;

•             if Great Lakes’ board of directors fails to recommend approval of the merger agreement and the transactions contemplated thereby, including the merger, to its stockholders, or withdraws or materially and adversely modifies its recommendation;

•             if Great Lakes’ board of directors recommends an acquisition proposal other than the merger, or if Great Lakes’ board of directors negotiates or authorizes negotiations with a third party regarding an acquisition proposal other than the merger and those negotiations continue for at least 10 business days;

•             if any named fiduciary of the Great Lakes ESOP or the trustee of the Great Lakes Employee Stock Ownership Trust (“ESOT”) recommends a vote against, or an abstention with respect to, the approval of the merger agreement, and the other transactions contemplated thereby, including the merger, or votes against, or abstains with respect to, approval of any of the foregoing (subject to certain limitations) or fails to facilitate the pass-through voting of shares of Great Lakes common stock held by participants in the Great Lakes ESOP;

•             if Great Lakes has breached its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal, in circumstances not permitted under the merger agreement; or

•             if the number of dissenting shares exceeds 7.5% of the outstanding shares of Great Lakes common stock.

Whether or not the merger is completed, we will each pay our own fees and expenses, except that we will each pay one-half of the costs and expenses that we incur in preparing, printing and mailing this proxy statement/prospectus and filing fees paid in connection with the registration statement and all applications for government approvals, except fees paid to counsel, financial advisors and accountants.

The merger agreement also provides that Great Lakes must pay First Midwest a fee in certain situations.  In particular, Great Lakes will pay First Midwest a fee of $2,900,000 if the following occurs:

•             Great Lakes’ board of directors submits the merger agreement and the other transactions contemplated thereby, including the merger, to Great Lakes’ stockholders without a recommendation for approval or with material and adverse conditions on such approval, or withdraws or materially and adversely modifies its recommendation;

•             Great Lakes enters into an agreement to engage in a competing acquisition proposal with any person other than First Midwest or any of First Midwest’s subsidiaries;

•             Great Lakes authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in a competing acquisition proposal with any such person or its board of directors recommends that Great Lakes’ stockholders approve or accept such competing acquisition proposal;

•             any person, other than First Midwest or its subsidiaries, acquires beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Great Lakes common stock;

•             Great Lakes fails to convene a stockholder meeting to approve the merger agreement and the other transactions contemplated thereby, including the merger, within 60 days of the effectiveness of this Registration Statement; or

•             Great Lakes has breached its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal, in circumstances not permitted under the merger agreement, which covenant is described below under “The Merger Agreement—Acquisition Proposals by Third Parties.”

In addition, Great Lakes will pay First Midwest a fee of $1,500,000 if the following occurs:

•             Any named fiduciary of the Great Lakes ESOP or the trustee of the Great Lakes ESOT recommends a vote against, or an abstention with respect to, the approval of the merger agreement and the other transactions contemplated thereby, including the merger, or votes against, or abstains with respect to, approval of any of the foregoing (subject to certain limitations) or fails to facilitate the pass-through voting of shares of Great Lakes common stock held by participants in the Great Lakes ESOP.

We May Amend or Waive Merger Agreement Provisions (Page 46)

We may jointly amend the merger agreement, and each of us may waive our right to require the other party to follow particular provisions of the merger agreement.

First Midwest may also change the structure of the merger, as long as any change does not change the amount or type of consideration to be received by Great Lakes stockholders, does not adversely affect the timing of completion of the merger, does not adversely affect the tax consequences of the merger to Great Lakes stockholders and does not cause any of the conditions to complete the merger to be incapable of being satisfied.

The Rights of Great Lakes Stockholders Following the Merger Will be Different (Page 59)

The rights of First Midwest’s stockholders are governed by Delaware law and by First Midwest’s restated certificate of incorporation and amended and restated by-laws.  The rights of Great Lakes stockholders are also governed by Delaware law, and by Great Lakes’ amended and restated certificate of incorporation and by-laws.  Upon our completion of the merger, the rights of both stockholder groups will be governed by Delaware law and First Midwest’s restated certificate of incorporation and amended and restated by-laws.

Information About First Midwest and Great Lakes (Page 55)

First Midwest Bancorp, Inc.

One Pierce Place, Suite 1500

Itasca, Illinois 60143

(630) 875-7450

First Midwest is a Delaware business corporation and bank holding company headquartered in the Chicago suburb of Itasca, Illinois with operations throughout the greater Chicago metropolitan area, including northwest Indiana, as well as central and western Illinois and eastern Iowa.  First Midwest is one of the Chicago metropolitan area’s largest independent bank holding companies and its principal subsidiary, First Midwest Bank, provides a broad range of commercial and retail banking and wealth management services to consumer, commercial and industrial, and public or governmental customers.  At September 30, 2014, First Midwest had consolidated total assets of approximately $9.1 billion.  First Midwest common stock trades on the NASDAQ Stock Market under the symbol “FMBI.”

Great Lakes Financial Resources, Inc.

4600 West Lincoln Highway

Matteson, Illinois 60443

(708) 503-0400

Great Lakes is a bank holding company headquartered in Matteson, Illinois.  Its primary business is operating its bank subsidiary, Great Lakes Bank, with eight locations serving the southern suburbs of Chicago, Illinois.  The predecessor to Great Lakes Bank was founded in 1896 and since its founding, Great Lakes Bank has served local business and individuals, offering a full range of financial services.  At June 30, 2014, Great Lakes Bank had more than $583 million in assets, deposits of $479 million and $243 million in loans.  Great Lakes shares are not registered under the Securities Exchange Act of 1934 and, accordingly, there is no active public market and a lack of liquidity for Great Lakes’ stock.

See “Information about First Midwest and Great Lakes” for more information.

SELECTED CONSOLIDATED FINANCIAL DATA OF FIRST MIDWEST

You should read the selected consolidated financial data set forth below in conjunction with First Midwest Management’s Discussion and Analysis of Financial Condition and Results of Operations and the First Midwest Consolidated Financial Statements and related notes incorporated by reference into this proxy statement/prospectus. The financial data as of and for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009 is derived from First Midwest’s audited financial statements. The financial data as of and for the 9 month-periods ended September 30, 2014 and 2013 is derived from First Midwest’s unaudited financial statements incorporated by reference into this proxy statement/prospectus, which have been prepared on the same basis as First Midwest’s audited financial statements. First Midwest’s historical results may not be indicative of First Midwest’s future performance. In addition, results for the nine-month periods ended September 30, 2014 and 2013 may not be indicative of the results that may be expected for the full fiscal year.

	As of and for the 9 months ended September 30,		As of and for the years ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(dollars in thousands, except per share information)
Operating Results
Net income (loss)	$54,713	$60,141	$79,306	$(21,054)	$36,563	$(9,684)	$(25,750)
Net income (loss) applicable to common shares	54,016	59,294	78,199	(20,748)	25,437	(19,717)	(35,551)

Per Common Share Data
Basic earnings (loss) per common shares	$0.73	$0.80	$1.06	$(0.28)	$0.35	$(0.27)	$(0.71)
Diluted earnings (loss) per common shares	0.73	0.80	1.06	(0.28)	0.35	(0.27)	(0.71)
Common dividends declared	0.23	0.09	0.16	0.04	0.04	0.04	0.04
Book value	13.94	13.14	13.34	12.57	12.93	12.40	13.66
Market price	16.09	15.08	17.53	12.52	10.13	11.52	10.89

Performance Ratios
Return on average common equity	6.99%	8.22%	8.04%	(2.14)%	2.69%	(2.06)%	(4.84)%
Return on average assets	0.86%	0.98%	0.96%	(0.26)%	0.45%	(0.12)%	(0.32)%
Net interest margin — tax-equivalent	3.66%	3.70%	3.68%	3.86%	4.04%	4.13%	3.72%
Non-performing loans to total loans, excluding acquired and covered loans	1.18%	1.35%	1.14%	1.80%	3.86%	4.24%	4.77%
Non-performing assets to total loans plus OREO, excluding acquired and covered loans and covered OREO	1.76%	2.44%	2.13%	2.68%	4.85%	5.25%	6.39%

Balance Sheet Highlights
Total assets	$9,096,351	$8,517,913	$8,253,407	$8,099,839	$7,973,594	$8,138,302	$7,710,672
Total loans, including covered loans	6,519,079	5,602,234	5,714,360	5,387,570	5,348,615	5,472,289	5,349,565
Deposits	7,616,133	7,003,208	6,766,101	6,672,255	6,479,175	6,511,476	5,885,279
Senior and subordinated debt	191,028	214,876	190,932	214,779	252,153	137,744	137,735
Stockholders’ equity	1,049,676	986,725	1,001,442	940,893	962,587	1,112,045	941,521

Financial Ratios
Allowance for credit losses as a percent of loans, including acquired and covered loans	1.15%	1.66%	1.52%	1.91%	2.28%	2.65%	2.71%
Net loan charge-offs to average loans, excluding acquired and covered loans, annualized	0.70%	0.53%	0.48%	3.32%	1.84%	2.80%	3.08%
Total capital to risk-weighted assets	10.94%	12.60%	12.39%	11.90%	13.68%	16.27%	13.94%
Tier 1 capital to risk-weighted assets	9.86%	11.12%	10.91%	10.28%	11.61%	14.20%	11.88%
Tier 1 leverage to average assets	8.93%	9.21%	9.18%	8.40%	9.28%	11.21%	10.18%

SELECTED CONSOLIDATED FINANCIAL DATA OF GREAT LAKES

You should read the selected consolidated financial data set forth below in conjunction with Great Lakes’ Consolidated Financial Statements and related notes included elsewhere in this proxy statement/prospectus. The financial data as of and for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009 is derived from Great Lakes’ audited financial statements. The financial data as of and for the 6 month-periods ended June 30, 2014 and 2013 is derived from Great Lakes’ unaudited financial statements, which have been prepared on the same basis as Great Lakes’ audited financial statements. Great Lakes’ historical results may not be indicative of Great Lakes’ future performance. In addition, results for the six-month periods ended June 30, 2014 and 2013 may not be indicative of the results that may be expected for the full fiscal year.

	As of and for the 6 months ended June 30,		As of and for the years ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(dollars in thousands, except per share information)
Operating Results
Net income	$1,325	$1,352	$3,284	$1,831	$562	$1,035	$100

Per Common Share Data
Basic and Diluted earnings per average common share	$8.54	$8.57	$21.00	$11.40	$3.45	$6.31	$0.60
Common dividends declared	2.00	1.00	1.00	0.00	0.00	0.00	6.75
Book value	343.64	314.17	308.44	333.26	315.01	293.46	287.26

Performance Ratios
Return on average common equity	5.10%	4.47%	6.50%	3.52%	1.13%	2.08%	0.21%
Return on average assets	0.45%	0.37%	0.54%	0.29%	0.09%	0.15%	0.01%
Net interest margin — tax-equivalent	3.17%	3.06%	3.05%	3.12%	3.29%	3.40%	3.53%
Non-performing loans to total loans	3.96%	2.88%	4.32%	2.32%	4.39%	4.52%	3.30%
Non-performing assets to total loans plus OREO	5.96%	7.34%	6.65%	5.92%	6.42%	5.30%	3.66%

Balance Sheet Highlights
Total assets	$583,947	$602,210	$581,057	$628,421	$633,316	$647,625	$674,080
Total loans — net	243,206	231,381	229,135	246,804	270,287	334,416	406,684
Deposits	478,583	486,808	479,606	499,737	500,864	504,653	523,668
Senior and subordinated debt	14,000	14,000	14,000	14,000	14,000	14,000	14,000
Long-term debt	7,125	7,375	7,250	7,500	22,500	23,000	27,100
Stockholder equity	53,299	48,727	47,839	53,188	51,346	47,834	47,739

Financial Ratios
Allowance for credit losses as a percent of loans	3.14%	3.45%	3.46%	3.42%	3.05%	2.54%	1.71%
Net loan charge-off to average loans, annualized	0.27%	0.38%	0.21%	0.14%	1.73%	1.79%	1.32%
Total capital to risk-weighted assets	18.94%	18.16%	19.02%	17.24%	15.73%	14.00%	12.16%
Tier 1 capital to risk-weighted assets	17.68%	16.90%	17.76%	15.98%	14.47%	12.74%	10.91%
Tier 1 leverage to average assets	10.83%	9.93%	10.52%	9.66%	9.07%	8.85%	8.59%

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus.  You should also consider the other information in, and the other documents incorporated by reference into, this proxy statement/prospectus, including in particular the risk factors associated with First Midwest’s business contained under the heading “Risk Factors” in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2013.  See “Where You Can Find More Information.”

Because the market price of First Midwest common stock will fluctuate, Great Lakes stockholders cannot be certain of the market value of the merger consideration they will receive.

Upon completion of the merger, you will receive for each share of Great Lakes common stock you hold immediately prior to the completion of the merger $112.50 in cash (without interest thereon) plus a number of fully paid and non-assessable shares of First Midwest common stock based on the per share volume weighted average price of First Midwest common stock on NASDAQ from 9:30 a.m. to 4:00 p.m. on the ten trading days ending on and including the third trading day prior to the completion of the merger.  This per share volume weighted average price may vary from the closing price of First Midwest common stock on the date we announced the merger, on the date that this proxy statement/prospectus is distributed to Great Lakes stockholders, on the date of the special meeting of Great Lakes stockholders and on the date that the merger is completed.  Any change in the market price of First Midwest common stock prior to completion of the merger will affect the value of any shares of First Midwest common stock you receive as consideration in the merger.  The market price of First Midwest common stock may fluctuate as a result of a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations.  Many of these factors are outside our control.  Accordingly, at the time of the special meeting, you will not know or be able to calculate the exact number of shares, or the market price, of First Midwest common stock you will receive upon completion of the merger.

In addition, under certain circumstances, if the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock based on such per share volume weighted average price is less than $330.00, the Great Lakes board of directors may elect to fix the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock at $330.00, which may consist of (a) cash; (b) shares of First Midwest common stock; or (c) a mix of cash and shares of First Midwest common stock, to be determined by First Midwest in its sole discretion.  For these purposes, the value of First Midwest common stock and as a result the number of shares of First Midwest common stock issued per share of Great Lakes common stock will be based upon such per share volume weighted average price.  See “The Merger Agreement—Merger Consideration.”

Great Lakes will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Great Lakes and consequently on First Midwest.  These uncertainties may impair Great Lakes’ ability to attract, retain and motivate key personnel until the merger is consummated, and could cause customers and others that deal with Great Lakes to seek to change existing business relationships with Great Lakes.  Retention of certain employees may be challenging during the pendency of the merger, as employees may experience uncertainty about their future roles with First Midwest.  If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with First Midwest, First Midwest’s business following the merger could be harmed.  In addition, the merger agreement restricts Great Lakes from making certain acquisitions and taking other specified actions without the consent of First Midwest, and generally requires Great Lakes to continue its operations in the ordinary course, until the merger occurs.  These restrictions may prevent Great Lakes from pursuing attractive business opportunities that may arise prior to the completion of the merger.  Please see the section entitled “The Merger Agreement—Conduct of Business Pending the Merger” for a description of the restrictive covenants to which Great Lakes is subject.

Combining our two companies may be more difficult, costly or time-consuming than we currently expect, and we may fail to realize the anticipated benefits and cost savings of the merger.

First Midwest and Great Lakes have operated and, until the completion of the merger, will continue to operate, independently.  The success of the merger, including anticipated benefits and cost savings, will depend, in part, on First Midwest’s ability to successfully combine and integrate the Great Lakes business into its own in a manner that permits growth opportunities and does not materially disrupt existing customer relationships nor result in decreased revenues due to loss of customers.  It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees.  As with any merger of banking institutions, there also may be business disruptions that cause us to lose customers or cause customers to take their deposits out of our banks.  The success of the combined company following the merger may depend in part on the ability of First Midwest to integrate the two businesses, business models and cultures.  If First Midwest experiences difficulties in the integration process, including those listed above, First Midwest may fail to realize the anticipated benefits of the merger in a timely manner or at all.  First Midwest’s business or results of operations or the value of its common stock may be materially and adversely affected as a result.

The market price of First Midwest common stock after the merger may be affected by factors different from those currently affecting First Midwest common stock.

The businesses of First Midwest and Great Lakes differ in some respects and, accordingly, the results of operations of the combined company and the market price of First Midwest’s shares of common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of each of First Midwest or Great Lakes.  For a discussion of the business of First Midwest and of certain factors to consider in connection with the business of First Midwest, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information,” including in particular the section titled “Risk Factors” in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2013.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

Before the merger and the bank merger may be completed, First Midwest and Great Lakes must obtain approvals from the Federal Reserve and the IDFPR.  In addition, notice of the bank merger must be provided to the OCC.  Other approvals, waivers or consents from regulators may also be required.  The Federal Reserve has approved the merger and the bank merger, and notice has been provided to the OCC.  In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals Required for the Completion of the Merger.” An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or delay their receipt.  These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger.  Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger.  See “The Merger Agreement—Regulatory Approvals Required for the Merger.” Regulatory approvals could also be adversely impacted based on the status of any ongoing investigation of either party or its customers, including subpoenas to provide information or investigations, by a federal, state or local governmental agency.  We cannot guarantee that we will be able to obtain all required regulatory approvals, the timing of those approvals or whether any conditions will be imposed.

Some Great Lakes directors and officers may have interests and arrangements that may have influenced their decisions to support or recommend that you approve the merger.

The interests of some of the directors and officers of Great Lakes may be different from those of Great Lakes stockholders generally, and directors and officers of Great Lakes may be participants in arrangements that are different from, or in addition to, those of Great Lakes stockholders.  Great Lakes entered into change of control agreements with Thomas S. Agler and Paul Van Zee on September 12, 2013 and July 1, 2013, respectively.  Great Lakes entered into both of these agreements before it began having formal merger discussions with First Midwest.  Mr. Agler serves as President and Chief Executive Officer of Great Lakes, and also serves as a director on the boards of directors of Great Lakes and Great Lakes Bank.  Mr. Van Zee serves as Vice President and Secretary of Great Lakes and as Chief Financial Officer of Great Lakes Bank.  These change of control agreements entitle Mr. Agler and Mr. Van Zee to payments upon the occurrence of certain specified change in control events, which include the consummation of the merger and the transactions contemplated thereby.  Upon the occurrence of these specified change in control events, Mr. Agler is entitled to a single lump sum cash payment equivalent to 200% of his current annual base salary (as such term is defined in his change of control agreement with Great Lakes), which payment will equal $630,500.00 and Mr. Van Zee is entitled to a single lump sum cash payment equivalent to 100% of his current annual base salary, which payment will equal $135,000.00.  Under the terms of his agreement with Great Lakes, Mr. Van Zee is also entitled to a severance payment equal to $135,000.00 if his employment is terminated other than for cause or by reason of death or disability during the two years following the consummation of the merger and the transactions contemplated thereby.  Great Lakes also entered into a retirement and consulting agreement with Ronald T. Shropshire on December 19, 2013.  Great Lakes entered into this agreement before it began having formal merger discussions with First Midwest.  Mr. Shropshire serves as President of Great Lakes Bank and also serves as a director on the boards of directors of Great Lakes and Great Lakes Bank.  Under the terms of his retirement and consulting agreement, if Mr. Shropshire is terminated from his position as President of Great Lakes Bank following the completion of the merger at any time prior to December 31, 2014 other than for cause or by reason of death or disability, Mr. Shropshire is entitled to a lump sum payment equal to the sum of (i) $150,000 and (ii) the product of (a) $397,300.00 and (b) a fraction, the numerator of which is the number of days from the date of his termination until December 31, 2014, and the denominator of which is 377.

Additionally, upon completion of the merger, First Midwest has agreed that it will indemnify, defend and hold harmless the directors and officers of Great Lakes and Great Lakes Bank (when acting in such capacity) against all costs and liabilities arising out of actions or omissions occurring at or before the completion of the merger, and will maintain directors’ and officers’ liability insurance that provides at least the same coverage and amounts, and contains terms and conditions no less advantageous, as that coverage currently provided by Great Lakes, provided that the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date of the merger agreement.

These interests are described in more detail in the section of this proxy statement/prospectus entitled “The Merger—Interests of Certain Persons in the Merger.”

The merger agreement limits Great Lakes’ ability to pursue alternatives to the merger.

The merger agreement contains provisions that limit Great Lakes’ ability to solicit, encourage or discuss competing third-party proposals to acquire all or a significant part of Great Lakes.  These provisions, which include a $2,900,000 termination fee, might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Great Lakes from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in the Merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Great Lakes than it might otherwise have proposed to pay.

Termination of the merger agreement could negatively impact First Midwest or Great Lakes.

In the event the merger agreement is terminated, First Midwest’s or Great Lakes’ business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, and the market price of First Midwest common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed.  If the merger agreement is terminated and Great Lakes’ board of directors seeks another merger or business combination, Great Lakes stockholders cannot be certain that Great Lakes will be able to find a party willing to offer equivalent or more attractive consideration than the merger consideration provided in the merger.  If the merger agreement is terminated under certain circumstances, Great Lakes may be required to pay First Midwest a termination fee of either $2.9 million or $1.5 million.  See “The Merger Agreement—Termination of the Merger Agreement.”

If the merger is not completed, First Midwest and Great Lakes will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of First Midwest and Great Lakes has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger.  If the merger is not completed, First Midwest and Great Lakes would have to recognize these expenses without realizing the expected benefits of the merger.

Holders of Great Lakes common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Great Lakes stockholders currently have the right to vote in the election of the board of directors of Great Lakes and on other matters affecting Great Lakes.  Upon the completion of the merger, each Great Lakes stockholder who receives shares of First Midwest common stock will become a stockholder of First Midwest with a percentage ownership of First Midwest that is smaller than the stockholder’s current percentage ownership of Great Lakes.  Based on the per share volume weighted average price of First

Midwest common stock on NASDAQ for the ten trading days ending on and including October 20, 2014, the latest practicable date before the printing of this proxy statement/prospectus, the former stockholders of Great Lakes as a group would receive shares in the merger constituting approximately 3% of the outstanding shares of First Midwest common stock immediately after the merger.  Because of this, Great Lakes stockholders may have less influence on the management and policies of First Midwest than they now have on the management and policies of Great Lakes.

The opinion of Great Lakes’ financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

Great Lakes has not obtained an updated opinion from Austin Associates, its financial advisor, as of the date of this proxy statement/prospectus.  Changes in the operations and prospects of First Midwest or Great Lakes, general market and economic conditions and other factors that may be beyond the control of First Midwest or Great Lakes, and on which Austin Associates’ opinion was based, may significantly alter the value of First Midwest or Great Lakes, the prices of the shares of First Midwest common stock by the time the merger is completed or the future price at which First Midwest’s common stock trades.  Austin Associates’ opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion.  The opinion will not address the fairness of the merger consideration from a financial point of view at the time a Great Lakes stockholder votes or at the time the merger is completed.  However, Great Lakes’ Board of Directors’ recommendation that Great Lakes stockholders vote “FOR” adoption of the merger agreement is made as of the date of this proxy statement/prospectus.  For a description of the opinion that Great Lakes received from Austin Associates, please refer to “The Merger—Opinion of Great Lakes’ Financial Advisor.”

The shares of First Midwest common stock you will receive as a result of the merger will have different rights from your shares of Great Lakes common stock.

The rights associated with Great Lakes common stock are different from the rights associated with First Midwest common stock.  See the section of this proxy statement/prospectus entitled “Comparison of Stockholder Rights” for a discussion of the different rights associated with First Midwest common stock.

Under certain circumstances, the merger may to fail to meet the requirements of Section 368(a) of the Code.

Under certain circumstances, if the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock is less than $330.00 as otherwise described herein, the Great Lakes board of directors may elect to fix the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock at $330.00, which may consist of (a) cash; (b) shares of First Midwest common stock; or (c) a mix of cash and shares of First Midwest common stock, to be determined by First Midwest in its sole discretion.  If the Great Lakes board of directors makes such election, it is possible that the amount of cash received by U.S. holders (as defined below) of Great Lakes common stock in exchange for their shares of Great  Lakes common stock will cause the merger to not meet the requirements of Section 368(a) of the Code.  If such election is chosen and the merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the exchange of shares of Great Lakes common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes.  In the event such election is made, U.S. holders of Great Lakes common stock should consult their own tax advisors regarding the tax consequences of the merger in their particular situation. See “The Merger—Material Federal Income Tax Consequences of the Merger” for additional information.

Under certain circumstances, the cash component of the merger consideration may be reduced due to environmental contamination or title insurance matters.

Under certain circumstances, if certain environmental contamination or title insurance matters result in an unexpected loss or require remediation, and the cost associated with such loss or remediation is between $500,000 and $3,000,000, the cash received per share of Great Lakes common stock in connection with the merger will be reduced by an amount up to approximately $8 per share.  If such cost exceeds $3,000,000, First Midwest and Great Lakes will work together in good faith to agree to a further reduction to the cash component of the consideration that is acceptable to both parties.  See “The Merger Agreement—Merger Consideration.”

First Midwest will be subject to heightened regulatory requirements if it exceeds $10 billion in assets.

At September 30, 2014, First Midwest and First Midwest Bank each had approximately $9.1 billion in total consolidated assets.  Each of First Midwest and First Midwest Bank may exceed $10 billion in total consolidated assets in the future if they continue to grow.  Any additional acquisitions could significantly accelerate the time when First Midwest and First Midwest Bank exceed this threshold.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and its implementing regulations impose various additional requirements on bank holding companies with $10 billion or more in total assets, including compliance with portions of the Federal Reserve’s enhanced prudential oversight requirements and annual stress testing requirements.  In addition, banks with $10 billion or more in total assets are primarily examined by the Consumer Financial Protection Bureau (“CFPB”) with respect to various federal consumer financial protection laws and regulations.  As a relatively new agency with evolving regulations and practices, there is uncertainty as to how the CFPB’s examination and regulatory authority might impact First Midwest and First Midwest Bank’s business.

Compliance with these requirements may require First Midwest to hire additional compliance or other personnel, design and implement additional internal controls, or incur other significant expenses, any of which could have a material adverse effect on First Midwest’s business, financial condition or results of operations.  Compliance with the annual stress testing requirements, part of which must be publicly disclosed, may also be misinterpreted by the market generally or First Midwest’s customers and, as a result, may adversely affect First Midwest’s stock price or First Midwest’s ability to retain its customers or effectively compete for new business opportunities.  To ensure compliance with these heightened requirements when effective, First Midwest’s regulators may require it to fully comply with these requirements or take actions to prepare for compliance even before First Midwest’s or First Midwest Bank’s total assets equal or exceed $10 billion.  As a result, First Midwest may incur compliance-related costs before it might otherwise be required, including if First Midwest does not continue to grow at the rate it expects or at all.  First Midwest’s regulators may also consider its preparation for compliance with these regulatory requirements when examining its operations generally or considering any request for regulatory approval First Midwest may make, even requests for approvals on unrelated matters.

GREAT LAKES SPECIAL MEETING

This section contains information from Great Lakes for Great Lakes stockholders about the special meeting Great Lakes has called to consider and approve the merger agreement and the other transactions contemplated thereby, including the merger.  We are mailing this proxy statement/prospectus to you, as a Great Lakes stockholder, on or about October 23, 2014.  Together with this proxy statement/prospectus, we are also sending to you a notice of the Great Lakes special meeting and a form of proxy card that the Great Lakes board of directors is soliciting for use at the special meeting of Great Lakes stockholders and at any adjournments of the meeting.

This proxy statement/prospectus is also being furnished by First Midwest to Great Lakes stockholders as a prospectus in connection with the issuance of shares of First Midwest common stock upon consummation of the merger.

Date, Time and Place

The special meeting of Great Lakes stockholders will be held on December 2, 2014, at 10:00 a.m.  Central Standard Time, at the Chicago office of Seyfarth Shaw LLP, located at 131 South Dearborn Street, Suite 2400, Chicago, Illinois 60603.

Matters To Be Considered

At the special meeting, Great Lakes stockholders as of the record date will be asked to consider and vote on the following proposals:

•                  To approve and adopt the merger agreement, pursuant to which Great Lakes will merge with and into First Midwest, with First Midwest as the surviving entity of the merger, and to approve and adopt the other transactions contemplated thereby, including the merger.

•                  To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of approving and adopting the merger agreement and the other transactions contemplated thereby, including the merger (which we refer to as the “Adjournment proposal”).

•                  To act upon such other business as may properly come before the special meeting and any adjournments thereof.

Recommendation of Great Lakes’ Board

The Great Lakes board of directors believes that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Great Lakes and its stockholders, has unanimously approved and adopted the merger agreement, and unanimously recommends that Great Lakes stockholders vote “FOR” approval and adoption of the merger agreement and the transactions contemplated thereby, and “FOR” the Adjournment proposal.  See “The Merger—Great Lakes’ Reasons for the Merger and Recommendations of the Board of Great Lakes” for a more detailed discussion of the Great Lakes board of directors’ recommendation with regard to the merger agreement and the transactions contemplated thereby, including the merger.

Record Date and Quorum

The Great Lakes board of directors has fixed the close of business on October 9, 2014 as the record date for determining the Great Lakes stockholders entitled to receive notice of and to vote at the special meeting.  Great Lakes stockholders are entitled to one vote on each matter considered and voted on at the special meeting for each share of Great Lakes common stock held on record at the close of business on the record date.  Only Great Lakes stockholders of record as of the record date are entitled to notice of and to vote at the special meeting.  As of the record date, 155,100 shares of Great Lakes common stock were issued and outstanding and held by approximately 175 record holders.  The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Great Lakes common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of Great Lakes common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Great Lakes special meeting but shares represented by a proxy from a broker, bank or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares, which we refer to as “broker non-votes,” will not be counted as shares present.

Vote Required; Treatment of Abstentions and Failure to Vote

Approval of the merger agreement and the transactions contemplated thereby, including the merger, requires the affirmative vote of Great Lakes stockholders representing a majority of the outstanding shares of Great Lakes common stock as of the record date.  The merger agreement and the consummation of the transactions contemplated thereby will not require the approval of the holders of First Midwest common stock under the DGCL or applicable NASDAQ rules.  If you fail to submit a proxy card or vote in person at the Great Lakes special meeting, mark “ABSTAIN” on your proxy card or fail to instruct your bank or broker with respect to the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, it will have the same effect as a vote “AGAINST” approval of the merger agreement and the transactions contemplated thereby, including the merger.

Approval of the Adjournment proposal requires the affirmative vote of a majority of votes cast at the special meeting.  If you mark “ABSTAIN” with respect to the Adjournment proposal it will have the same effect as a vote “AGAINST” the Adjournment proposal.  If you fail to submit a proxy card or vote in person at the Great Lakes special meeting or fail to instruct your bank or broker how to vote with respect to the Adjournment proposal, it will have no effect on such proposal.

Shares Held by Directors and Officers

As of the record date, Great Lakes directors and executive officers and their affiliates held approximately 8% of the outstanding shares of Great Lakes common stock entitled to vote at the special meeting.  All of the directors and certain executive officers of Great Lakes and Great Lakes Bank holding an aggregate 12,443 shares of Great Lakes common stock (or approximately 8% of the outstanding shares) as of the record date have signed voting agreements with First Midwest agreeing to vote for approval of the merger agreement and the transactions contemplated thereby, including the merger.  See “The Merger—Interests of Certain Persons in the Merger.”

As of the record date, First Midwest and its subsidiaries held no shares of Great Lakes common stock and none of its directors and executive officers or their affiliates held any shares of Great Lakes common stock.

Participants in the Great Lakes ESOP

As of the record date, participants in the Great Lakes ESOP held approximately 50% of the shares entitled to vote at the Great Lakes special meeting.  Participants in the Great Lakes ESOP have the right to direct the ESOP Trustee with respect to the voting of Great Lakes common stock held in their plan accounts but do not have the right to vote those shares personally at the special meeting.  Great Lakes ESOP participants are also receiving an ESOP Participant Voting Instruction Statement from GreatBanc Trust Company, the ESOP Trustee, which will include a copy of this proxy statement/prospectus and a confidential voting card (“Confidential Voting Card”) for ESOP Participants to direct the ESOP Trustee how to vote the shares of Great Lakes common stock allocated to such participant’s ESOP account.  If you are a Great Lakes ESOP participant, you will need to return the Confidential Voting Card relating to the shares held in your plan account as described in the ESOP Participant Voting Instruction Statement, in addition to voting any other shares of Great Lakes common stock that you hold directly.  Each participant’s voting instruction set forth on his or her Confidential Voting Card will be kept strictly confidential and neither Great Lakes nor First Midwest (nor any of their respective officers, directors or employees) will have access to individual Confidential Voting Cards even after the matters to be voted on have been decided.

Solicitation of Proxies; Payment of Solicitation Expenses

Proxies are being solicited by the Great Lakes board of directors from Great Lakes stockholders.  Shares of Great Lakes common stock represented by properly executed proxies, and that have not been revoked, will be voted in accordance with the instructions indicated on the proxies.  If no instructions are indicated, such proxies will be voted “FOR” approval and adoption of the merger agreement and the other transactions contemplated thereby, including the merger, “FOR” the Adjournment proposal, and in the discretion of the individuals named as proxies as to any other matter that may come before the special meeting.

First Midwest and Great Lakes have agreed to each pay for one-half of the costs and expenses (excluding the fees and disbursements of counsel, financial advisors and accountants) of copying, printing and distributing this proxy statement/prospectus and all listing, filing or registration fees, including fees paid for filing the registration statement of which this proxy statement/prospectus is a part with the SEC and any other fees paid for filings with governmental authorities.  In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Great Lakes or its affiliates telephonically, electronically or by other means of communication.  Directors, officers and employees will receive no additional compensation for such solicitation.  Great Lakes has also hired Broadridge Financial Solutions, Inc. to assist in the distribution, collection and tabulation of proxies for the merger and the special meeting.  Great Lakes will pay Broadridge Financial Solutions, Inc. a fee of approximately $10,000 for its services.  Great Lakes will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Voting Your Shares via Telephone, Internet or Mail (other than Shares held in the Great Lakes ESOP)

You have three ways you may vote your proxy:

•                                          Option 1—Vote by Telephone:

Call toll free 1 (800) 690-6903 before 11:59 p.m. (EST) on December 1, 2014 and follow the instructions on the enclosed proxy card.

•                                          Option 2—Vote on the Internet:

Access the proxy form at www.proxyvote.com before 11:59 p.m. (EST) on December 1, 2014.  Follow the instructions for Internet voting found there and on the enclosed proxy card.  If you vote via the Internet, please be advised that there may be costs involved, including possibly access charges from Internet access providers and telephone companies.  You will have to bear these costs.

If your shares are registered in the name of a brokerage, bank or other nominee, you may not be able to use telephone and Internet voting procedures.  Please refer to the voting materials you receive, or contact your broker, bank or other nominee, to determine your options.

•                                          Option 3—Mail your Proxy Card:

If you do not wish to vote by telephone or the Internet, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

In order to be effective, proxy instructions must be received before the times indicated above to allow for processing the results.

The voting procedures used by Great Lakes proxy service, Broadridge Financial Solutions, Inc., are designed to properly authenticate stockholders’ identities and to accurately record and count their proxies.

Voting of Shares Held in the Great Lakes ESOP by ESOP Participants

ESOP Participants can return their Confidential Voting Cards via fax or mail.  Regardless of the method chosen, the Confidential Voting Cards must be received by 5:00 p.m. (CST) on November 24, 2014.

•                                          Option 1—Mail your Confidential Voting Card:

Mark, date, sign and mail your Confidential Voting Card to Nathan Charette, Associate Administrator, Blue Ridge ESOP Associates, 154 Hansen Road, Suite 102, Charlottesville, VA 22911.

•                                          Option 2—Fax your Confidential Voting Card:

Mark, date, sign and fax your Confidential Voting Card to Nathan Charette, Associate Administrator, Blue Ridge ESOP Associates at (434) 979-7667.

Revocability of Proxies and Changes to a Great Lakes Stockholder’s Vote

A Great Lakes stockholder who has given a proxy (except with respect to shares held in the Great Lakes ESOP) may revoke it at any time before its exercise at the special meeting by (i) giving a written notice of revocation to Louis J. Hoekstra, Chairman of the Board of Great Lakes, (ii) attending the special meeting in person and voting by ballot at the special meeting, or (iii) by properly submitting to Great Lakes a duly executed proxy bearing a later date.  All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Great Lakes as follows: 4600 West Lincoln Highway, Matteson, Illinois 60443, Attention: Louis J. Hoekstra, Chairman of the Board.

A ESOP Participant who has returned a Confidential Voting Card may change his or her voting instruction by following the procedure set forth in the ESOP Participant Voting Instruction Statement and properly completing and returning a new Confidential Voting Card so that it is received by Blue Ridge ESOP Associates prior to 5 p.m. Central Time on November 24, 2014.

Attending the Meeting

All Great Lakes stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees, the Great Lakes ESOP or any other holder of record, are invited to attend the Great Lakes special meeting.  Stockholders of record can vote in person at the special meeting.  If you are not a stockholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting.  If you are a participant in the Great Lakes ESOP, you cannot vote your shares in person at the special meeting, rather you will direct the ESOP Trustee on how to vote your shares and if you decide to attend the special meeting, you will not be permitted to participate.  See “—Participants in the Great Lakes ESOP” above.  If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted.  Great Lakes reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

THE MERGER

The following discussion describes certain material information about the merger.  We urge you to read carefully this entire document, including the merger agreement and the financial advisor opinion attached as Appendices A and B, respectively, to this proxy statement/prospectus, for a more complete understanding of the merger.

Great Lakes’ board of directors has unanimously adopted and approved the merger agreement and the transactions contemplated thereby, including the merger.  The merger agreement provides for combining our companies through the merger of Great Lakes with and into First Midwest, with First Midwest as the surviving corporation.  As a result, the separate existence of Great Lakes will terminate.  Following the merger at a time yet to be determined, Great Lakes Bank, Great Lakes’ wholly owned bank subsidiary, will merge with and into First Midwest Bank, First Midwest’s wholly owned bank subsidiary.  We expect to complete the mergers in the fourth quarter of 2014, although delays may occur.

Upon completion of the merger, Great Lakes stockholders will receive for each share of Great Lakes common stock that they own immediately prior to the completion of the merger $112.50 in cash, without interest, plus a number of fully paid and non-assessable shares of First Midwest common stock based on the per share volume weighted average price of First Midwest common stock on NASDAQ over a ten day trading period ending on and including the third trading day prior to the completion of the merger.  If the per share volume weighted average price of First Midwest’s common stock during this ten trading day period would cause the total consideration per share of Great Lakes common stock to equal less than $330.00 (valuing the First Midwest common stock based on such per share volume weighted average price), the Great Lakes board of directors can elect to fix the consideration to be received by Great Lakes stockholders at $330.00 per share, provided that First Midwest will then have the right to set the merger consideration as all stock, all cash or a mix of stock and cash.  If the Great Lakes board of directors makes such an election and the amount of cash included as part of the merger consideration would cause the merger to not meet the requirements of Section 368(a) of the Code, the merger will be restructured such that (i) a newly formed subsidiary of First Midwest will be merged with and into Great Lakes, with Great Lakes as the surviving corporation, and (ii) following, and as part of the same plan with such interim merger, Great Lakes will be merged with and into First Midwest, with First Midwest as the surviving corporation.  Additionally, if certain environmental contamination or title insurance matters result in an unexpected loss or require remediation, and the cost associated with such loss or remediation is between $500,000 and $3,000,000, the cash received per share of Great Lakes common stock will be reduced by an amount up to approximately $8 per share.  If such cost exceeds $3,000,000, First Midwest and Great Lakes will work together in good faith to agree to a further reduction to the cash component of the consideration that is acceptable to both parties.

Shares of First Midwest common stock issued and outstanding at the completion of the merger will remain outstanding and those stock certificates will be unaffected by the merger.  First Midwest’s common stock will continue to trade on NASDAQ following the merger under the First Midwest Bancorp, Inc. name with the symbol “FMBI.”

Please see “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

Over the last several years, the Great Lakes board of directors has evaluated the strategic alternatives available to the company.  The discussions included the challenges facing Great Lakes as an independent institution.  On several occasions, the board of directors discussed these challenges and alternatives, the merger market in general, and the Chicago merger market with Austin Associates.

Management of Great Lakes and representatives of Austin Associates held casual conversations with other banking companies during 2013 and early 2014.  First Midwest and Great Lakes conceptually discussed a merger transaction in 2013 but nothing materialized.  In late 2013, the Great Lakes board of directors determined not to pursue the sale of the company and was moving forward with interviews for a potential successor bank president with the intention of remaining an independent community bank for the foreseeable future.  From late 2013 until March 2014, several prospective candidates for the Great Lakes Bank president position were interviewed.

In March 2014, First Midwest contacted Austin Associates and asked if Great Lakes would entertain a merger proposal.  First Midwest had verbally indicated that the offer would approximate 140% of Great Lakes’ year-end 2013 tangible book value per share.  In view of the substantial premium suggested by this communication, the Great Lakes board of directors believed it was appropriate to allow First Midwest to make a formal proposal.  First Midwest submitted its non-binding preliminary indication of interest to Great Lakes on March 25, 2014.  The general terms of the offer outlined a combination of stock and cash at $375 per share.  After receiving the offer, the Great Lakes board of directors met to consider the proposal on March 28, 2014.  A representative of Austin Associates attended the meeting and presented a preliminary analysis of the offer.  At that meeting, the Great Lakes board of directors determined it was in the best interest of the Great Lakes’ stockholders to proceed with further discussions with First Midwest.  On March 31, 2014, Great Lakes hired Austin Associates as its financial advisor for the potential merger transaction.  In this engagement, Austin Associates was involved in evaluating and negotiating the offer and issuing a fairness opinion.

On April 4, 2014, First Midwest and Great Lakes entered into a confidentiality and exclusivity agreement.  This allowed First Midwest to conduct its due diligence during the months of April, May and June 2014.  Throughout the due diligence process, Austin Associates remained in contact with First Midwest to assist in the due diligence process, including by providing requested information and by participating in the negotiation of the terms of the merger agreement.

On May 8, 2014, Great Lakes and Seyfarth Shaw LLP (“Seyfarth Shaw”), Great Lakes outside counsel, received an initial draft of the merger agreement from Sullivan & Cromwell LLP (“Sullivan & Cromwell”), First Midwest’s outside counsel.  From that time until July 7, 2014, First Midwest continued its due diligence process and Great Lakes, Austin Associates and Seyfarth Shaw negotiated the terms of the merger agreement and related documents with First Midwest, Sullivan & Cromwell and Sandler O’Neill and Partners, L.P. (“Sandler O’Neill”), First Midwest’s financial advisor.

On June 5, 2014, members of the senior management of First Midwest and Great Lakes, along with representatives of Austin Associates and Sandler O’Neill, met at First Midwest’s headquarters in order for First Midwest to conduct interviews with members of Great Lakes’ management, and to allow First Midwest to hold discussions with Austin Associates regarding interim financial results and analyst earnings expectations for 2014 and 2015.

The boards of directors of Great Lakes and Great Lakes Bank held a joint meeting on June 26, 2014.  Representatives of Seyfarth Shaw and Austin Associates reviewed with the boards of directors the process leading to the proposed transaction and the course of negotiations with First Midwest.  Representatives of Seyfarth Shaw reviewed in detail with the boards of directors the terms of the then current draft of the merger agreement including the scope of the representations and warranties and the fact that there will be no post-merger escrow or indemnification period, the nature of Great Lakes’ operating covenants prior to closing, the proposed closing conditions and termination provisions, including an explanation regarding the break-up fee and “no shop” provisions.  Austin Associates provided to the boards of directors a financial analysis of the proposed transactions with First Midwest and reviewed in detail with the boards the terms of the merger consideration, including a discussion of the floor and cap to the exchange ratio.  At that meeting, Austin Associates provided its oral opinion that the financial terms of the Agreement were fair to Great Lakes and its stockholders from a financial point of view.  That opinion was subsequently provided in writing on July 7, 2014.  The joint boards engaged in a long discussion among themselves and with Great Lakes’ advisors regarding the proposed draft of the merger agreement, including the final business terms of the transaction.

After the conclusion of the presentations and discussions at the June 26 meeting, the joint boards of Great Lakes and Great Lakes Bank recessed until June 30, 2014 so that all board members would have sufficient time to reflect on the matters presented to them and to formulate any additional questions that they might have of Great Lakes’ legal and financial advisors prior to voting to approve the merger agreement.  The boards reconvened on June 30, whereby the Great Lakes board of directors unanimously approved the merger agreement, the merger and related documents, adopted resolutions recommending that Great Lakes stockholders approve and adopt the merger agreement  and the merger, and authorized the Great Lakes officers to execute the merger agreement on behalf of Great Lakes in substantially the form reviewed by the board subject to such changes agreed to by the officers of Great Lakes.  On the same day, the Great Lakes Bank board of directors unanimously approved the merger of the bank with and into First Midwest Bank and recommended to its sole stockholder, Great Lakes, that it approve the merger.

On July 7, 2014, the merger agreement and related documents were finalized and executed by Great Lakes and First Midwest.  First Midwest issued a press release the morning of July 8, 2014 announcing the execution of the merger agreement.

Great Lakes’ Reasons for the Merger and Recommendations of the Board of Great Lakes

The Great Lakes board of directors has determined that the merger with First Midwest under the merger agreement is fair to, and in the best interests of, Great Lakes and its stockholders.  In reaching its decision to approve the merger agreement and to recommend approval and adoption of the merger agreement to its stockholders, the Great Lakes board of directors consulted with management, as well as its financial and legal advisors, and considered a number of factors, including the following:

•             the challenges facing Great Lakes as an independent institution and the Great Lakes board of directors’ belief that combining with a larger financial institution will benefit stockholders and customers in that First Midwest is better equipped to respond to economic and industry developments and should be better positioned to develop and build on its position in existing markets;

•             the substantial premium that the merger consideration to be paid by First Midwest represented as compared to the Great Lakes stock price immediately prior to the execution of the merger agreement;

•             the merger will provide Great Lakes stockholders with immediate liquidity with respect to the shares of Great Lakes common stock exchanged for cash;

•             the merger should provide Great Lakes stockholders with potentially greater liquidity with respect to the portion of their shares of Great Lakes to be exchanged for First Midwest common shares in the merger because First Midwest is a larger corporation and has, historically, had a more active trading market for its shares;

•             the long-term interests of Great Lakes and its stockholders, as well as the long-term interests of Great Lakes and Great Lakes Bank employees, depositors, borrowers, and the communities served by Great Lakes Bank;

•             the increased level of future cash dividends anticipated to be received by stockholders of Great Lakes;

•             the structure of the merger and the terms of the merger agreement, including the fact that the exchange of First Midwest common shares for shares of Great Lakes common stock in the merger should recognize no taxable gain or loss;

•             the financial analyses presented by Austin Associates to the Great Lakes board of directors, and the fairness opinion dated as of July 7, 2014 delivered to Great Lakes by Austin Associates to the effect that, as of that date, and subject to and based on the qualifications and assumptions set forth in the opinion, the consideration to be received by the holders of shares of Great Lakes common stock in the merger was fair, from a financial point of view, to such stockholders;

•             Great Lakes directors’ belief that First Midwest has the capital strength, favorable asset quality and access to secondary market lending outlets to potentially increase credit availability and improve competition in markets currently served by Great Lakes Bank; and

•             First Midwest is anticipated to expand product and service availability to customers of Great Lakes Bank.

The Great Lakes board of directors also considered a variety of risks and other potentially negative factors in deliberations concerning the merger, including:

•             the costs associated with the negotiation process, the costs associated with the regulatory approval process, the costs associated with the special meeting of stockholders, and other transaction-related costs;

•             the risk of a decline in the market price of First Midwest shares prior to and after the consummation of the merger;

•             acceptance of the change by the communities served by Great Lakes;

•             the loss of Great Lakes’ independence as a separate financial institution and the potential impact to Great Lakes employees; and

•             the size of the break-up fee in relation to the overall deal size and Great Lakes’ ability to consider unsolicited offers from third parties.

The foregoing discussion of the factors considered by the Great Lakes board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Great Lakes board of directors.  In reaching its decision to approve the merger agreement, the Great Lakes board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

After considering the foregoing and other relevant factors and risks, and their overall impact on the stockholders and other constituencies of Great Lakes, the Great Lakes board of directors concluded that the anticipated benefits of the merger outweighed the anticipated risks of the transaction.  Accordingly, all members of the Great Lakes board of directors approved the merger agreement and the merger, and the board of directors unanimously recommends that Great Lakes stockholders vote FOR the proposal to approve and adopt the merger agreement and the merger.

Opinion of Great Lakes’ Financial Advisor

In March 2014, Great Lakes jointly engaged Austin Associates and IBS to provide financial advisory services in connection with the potential merger of Great Lakes.  Austin Associates is an investment banking and consulting firm specializing in community bank mergers and acquisitions.  Principals of Austin Associates’ investment banking team that assisted Great Lakes are also registered representatives of IBS.  Great Lakes selected Austin Associates and IBS as its financial advisors on the basis of their experience and expertise in representing community banks in similar transactions and their familiarity with Great Lakes.

Austin Associates acted as financial advisor to Great Lakes in connection with the proposed merger with First Midwest and participated in the negotiations leading to the merger agreement.  As part of its engagement, Austin Associates assessed the fairness, from a financial point of view, of the merger consideration being received by the stockholders of Great Lakes.  Austin Associates attended the June 26, 2014 meeting at which Great Lakes’ board of directors considered the merger agreement.  At that meeting, Austin Associates presented its financial analysis of the transaction and delivered to the board of directors its oral opinion, subsequently confirmed in writing on July 7, 2014, that the terms of the merger agreement were fair to Great Lakes, and its stockholders, from a financial point of view.  Austin Associates also attended the board meeting reconvened on June 30, 2014 at which the Great Lakes board of directors approved the merger agreement.  The full text of Austin Associates’ opinion is attached to this proxy statement/prospectus as Appendix B.  The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

You should consider the following when reading the discussion of Austin Associates’ opinion in this proxy statement/prospectus:

•             The opinion letter details the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken by Austin Associates in connection with its opinion, and should be read in its entirety;

•             Austin Associates expressed no opinion as to the price at which Great Lakes’ or First Midwest’s common stock would actually be trading at any given time;

•             Austin Associates’ opinion does not address the relative merits of the merger and the other business strategies considered by Great Lakes’ board of directors, nor does it address the board of directors’ decision to proceed with the merger; and

•             Austin Associates’ opinion rendered in connection with the merger does not constitute a recommendation to any Great Lakes stockholder as to how he or she should vote at the special meeting.

The preparation of a fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances.  It is, therefore, not readily susceptible to partial analysis or summary description.  In performing its analyses, Austin Associates made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Great Lakes and First Midwest and may not be realized.  Any estimates contained in Austin Associates’ analyses are not necessarily predictive of future results or values, and may be significantly more or less favorable than the estimates.  Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold.  Unless specifically noted, none of the analyses performed by Austin Associates was assigned a greater significance by Austin Associates than any other.  The relative importance or weight given to these analyses is not affected by the order of the analyses or the corresponding results.  The summaries of financial analyses include information presented in tabular format.  The tables should be read together with the text of those summaries.

With respect to the internal projections and estimates for Great Lakes, and the expected costs, cost savings and purchase accounting adjustments associated with the transaction, Great Lakes’ management and advisors confirmed to Austin Associates that they reflected the best currently available estimates and judgments of management of the future financial performance of Great Lakes, and Austin Associates assumed that such performance would be achieved.  Austin Associates has expressed no opinion as to such financial projections and estimates or the assumptions on which they are based.  Austin Associates has also assumed that there has been no material change in Great Lakes or First Midwest’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to it.  Austin Associates has assumed in all respects material to its analysis that Great Lakes and First Midwest will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement, and that the conditions precedent in the merger agreement are not waived.  Finally, Austin Associates has relied upon the advice Great Lakes has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

In rendering its opinion, Austin Associates has relied upon and assumed, without independent verification, the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion.  Austin Associates did not undertake any independent evaluation or appraisal of the assets and liabilities of Great Lakes or First Midwest, nor was it furnished with any appraisals.  Austin Associates has not reviewed any individual credit files of Great Lakes or First Midwest, and has assumed that Great Lakes’ and First Midwest’s allowances are, in the aggregate, adequate to cover inherent credit losses.  In addition, Austin Associates has assumed that in the course of obtaining the necessary approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Great Lakes and its shareholders.  Austin Associates’ opinion is based on economic, market and other conditions existing on the date of its opinion.  No limitations were imposed by Great Lakes’ board of directors or its management upon Austin Associates with respect to the investigations made or the procedures followed by Austin Associates in rendering its opinion.

In connection with its opinion, Austin Associates reviewed:

(i)                                     the merger agreement dated as of July 7, 2014;

(ii)                                  certain publicly available financial statements and other historical financial information of Great Lakes and First Midwest that Austin Associates deemed relevant;

(iii)                               certain non-public financial and operating data of Great Lakes that was prepared and provided to Austin Associates by the management of Great Lakes;

(iv)                              internal financial projections for Great Lakes for the year ending December 31, 2014 prepared by and reviewed with management of Great Lakes;

(v)                                 the pro forma financial impact of the merger on First Midwest, based on assumptions relating to transaction expenses, preliminary purchase accounting adjustments and cost savings;

(vi)                              publicly reported historical price and trading activity for First Midwest’s common stock, including an analysis of certain financial and stock market information of First Midwest compared to certain other publicly traded companies;

(vii)                           the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

(viii)                        the current market environment generally and the banking environment in particular; and,

(ix)                              such other information, financial studies, analyses and investigations and financial, economic and market criteria as Austin Associates considered relevant.

Austin Associates also discussed with certain members of senior management of Great Lakes the business, financial condition, results of operations and prospects of Great Lakes, including certain operating, regulatory and other financial matters.  Austin Associates held similar discussions with certain members of senior management of First Midwest regarding the business, financial condition and results of operations of First Midwest.

The following is a summary of the material factors considered and analyses performed by Austin Associates in connection with its opinion dated July 7, 2014.  The summary does not purport to be a complete description of the analyses performed by Austin Associates.  Capitalized terms used herein without definition shall have the meanings given to such terms in the merger agreement.

Summary of Financial Terms of Agreement.  Austin Associates reviewed the financial terms of the merger agreement, including the form of consideration, the pricing formula of the exchange ratio for the stock portion of the consideration, and the resulting value per share to be received by Great Lakes stockholders pursuant to the proposed merger.

As detailed in Section 3.1(a) of the merger agreement, Great Lakes stockholders will receive for each share of Great Lakes common stock they hold immediately prior to the completion of the merger $112.50 in cash (without interest thereon) plus a number of fully paid and non-assessable shares of First Midwest common stock based on the per share volume weighted average price of First

Midwest common stock on NASDAQ from 9:30 a.m. to 4:00 p.m. Eastern Standard Time on the ten NASDAQ trading days ending on and including the third trading day prior to the consummation of the merger, as set forth below:

A.            If such per share volume weighted average price is greater than $20.01, a number of shares of First Midwest common stock equal to $287.50 divided by such per share volume weighted average price;

B.            If such per share volume weighted average price is greater than $19.18 but less than or equal to $20.01, 14.369 shares of First Midwest common stock;

C.            If such per share volume weighted average price is greater than $17.51 but less than or equal to $19.18, a number of shares of First Midwest common stock equal to $275.63 divided by such per share volume weighted average price;

D.            If such per share volume weighted average price is greater than $15.85 but less than or equal to $17.51, 15.737 shares of First Midwest common stock;

E.             If such per share volume weighted average price is greater than $14.18 but less than or equal to $15.85, a number of shares of First Midwest common stock equal to $249.38 divided by such per share volume weighted average price; and

F.              If such per share volume weighted average price is an amount less than or equal to $14.18, 17.589 shares of First Midwest common stock.

Under certain circumstances, if the value of the cash and shares of First Midwest common stock to be received based on the per share volume weighted average price described above is less than $330.00 per share of Great Lakes common stock, the Great Lakes board of directors may elect to fix the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock at $330.00, which may consist of (a) cash; (b) shares of First Midwest common stock; or (c) a combination of cash and shares of First Midwest common stock, to be determined by First Midwest in its sole discretion.  For these purposes, the value of First Midwest common stock and as a result the number of shares of First Midwest common stock issued per share of Great Lakes common stock will be based upon such per share volume weighted average price.

The aggregate value of the merger consideration will fluctuate with the market price of First Midwest common stock on NASDAQ and will be determined in substantial part based on the per share volume weighted average price of First Midwest common stock on NASDAQ for the ten trading days ending on and including the third trading day prior to the completion of the merger.

In its analysis, Austin Associates utilized an initial exchange ratio of 15.737 shares of First Midwest common stock in exchange for each share of Great Lakes common stock based on an assumed average price for First Midwest of $16.68.  This would have resulted in a stock value per share of $262.50 and cash value per share of $112.50 for total value per share of $375.00.  The exchange ratio for the stock consideration may vary until closing based on changes in per share volume weighted average price of First Midwest’s common stock.

Based on 155,100 common shares of Great Lakes stock outstanding and a per share value of $375.00, the aggregate value of the transaction approximated $58.2 million.  Austin Associates calculated that the value of $58.2 million represented, as of March 31, 2014:

•             115% of book value;

•             132% of tangible book value;

•             19.0 times last twelve months net income;

•             22.3 times last twelve months normalized net income ending March 31, 2014;

•             3.0% premium above tangible equity as a percent of core deposits; and

•             97.4% premium to Great Lakes’ last reported market transaction (based on $190.00 per share which represents the most recent reported Great Lakes stock price as reported by SNL Financial on March 12, 2014).

Comparable Transaction Analysis.  Austin Associates compared the financial performance of certain selling institutions and the prices paid in selected transactions to Great Lakes’ financial performance and the transaction multiples being paid by First Midwest for Great Lakes.  Specifically, Austin Associates reviewed certain information relating to selected Chicago Metropolitan Statistical Area (“MSA”) bank and thrift transactions since January 1, 2011 involving sellers with total assets of greater than $100 million and Midwest Region bank and thrift sale transactions from January 1, 2011 to June 20, 2014 involving sellers with total assets between $250 million and $1.0 billion and positive last twelve-month (“LTM”) Return on Average Assets.  Eight transactions were included in the Chicago MSA while fourteen transactions met the Midwest Region criterion.

Chicago MSA Guideline Transactions

Buyer Name	State	Seller Name	City	State
Auto Club Insurance Assoc.	MI	National Bancorp Inc.	Schaumburg	IL
Wintrust Financial Corp.	IL	Diamond Bancorp Inc.	Schaumburg	IL
MB Financial Inc.	IL	Taylor Capital Group Inc.	Rosemont	IL
First Merchants Corp.	IN	CFS Bancorp Inc.	Munster	IN
BBCN Bancorp Inc.	CA	Foster Bankshares Inc.	Rolling Meadows	IL
Wintrust Financial Corp.	IL	First Lansing Bancorp Inc.	Lansing	IL
Wintrust Financial Corp.	IL	HPK Financial Corp.	Chicago	IL
Wintrust Financial Corp.	IL	Elgin State Bancorp, Inc.	Elgin	IL

The following table highlights the results of the Chicago MSA guideline transactions comparison:

	Chicago MSA Median Guideline	Great Lakes (1)
Seller’s Financial Performance
Total Assets ($mils)	$401	$582
Tangible Equity / Tangible Assets	9.05%	7.67%
Return on Average Assets	0.38%	0.43%
Return on Average Equity	4.14%	5.17%
Efficiency Ratio	80.8%	80.8%
Nonperforming Assets/Assets(2)	5.59%	2.80%

Deal Transaction Multiples
Price/Tangible Book Value Ratio	100%	132%
Price/LTM Earnings	14.6	22.3
Premium/Core Deposits	0.0%	3.0%

(1)     Great Lakes’ financial performance and deal transaction multiples based on LTM normalized March 31, 2014 data.

(2)     Nonperforming Assets include nonaccrual loans, restructured loans and other real estate owned.

The median last twelve-month Return on Average Assets of the Chicago MSA selling banks was 0.38%.  Further, the median nonperforming assets to assets ratio measured 5.59%.  Great Lakes reported a last twelve-month Return on Average Assets of 0.43% and a nonperforming assets to assets ratio of 2.80%.  The indicated price to tangible book ratio being paid by First Midwest for Great Lakes of 132% was higher than the median price to tangible book ratio of 100% for this guideline transaction group.  The price-to-earnings multiple for Great Lakes of 22.3 was higher than the median multiple of 14.6.  The indicated core deposit premium being paid by First Midwest for Great Lakes of 3.0% was higher than the median premium paid for the transaction group of zero percent.

Midwest Region Guideline Transactions

Buyer Name	State	Seller Name	City	State
Old National Bancorp	IN	LSB Financial Corp.	Lafayette	IN
Community Bank Shares of IN	IN	First Financial Service Corp.	Elizabethtown	KY
Peoples Bancorp Inc.	IN	Ohio Heritage Bancorp Inc.	Cochocton	OH
Auto Club Insurance Assoc.	MI	National Bancorp Inc.	Schaumburg	IL
Southern Missouri Bancorp	MO	Peoples Service Co.	Nixa	MO
Old National Bancorp	IN	United Bancorp Inc.	Ann Arbor	MI
First Financial Bancorp	OH	First Bexley Bank	Bexley	OH
Huntington Bancshares Inc.	OH	Camco Financial Corp.	Cambridge	OH
Old National Bancorp	IN	Tower Financial Corp.	Fort Wayne	IN
Heartland Financial USA Inc.	IA	Morrill Bancshares Inc.	Merriam	KS
CNB Financial Corp.	PA	FC Banc Corp.	Bucyrus	OH
F.N.B. Corp.	PA	PVF Capital Corp.	Solon	OH
QCR Holdings Inc.	IL	Community Nat’l. Bancorp	Waterloo	IA
Wintrust Financial Corp.	IL	First Lansing Bancorp Inc.	Lansing	IL

The following table highlights the results of the Midwest Region guideline transactions comparison:

	Midwest Region Median Guideline	Great Lakes (1)
Seller’s Financial Performance
Total Assets ($mils)	$418	$582
Tangible Equity / Tangible Assets	9.57%	7.67%
Return on Average Assets	0.72%	0.43%
Return on Average Equity	7.39%	5.17%
Efficiency Ratio	72.0%	80.8%
Nonperforming Assets/Assets	2.79%	2.80%

Deal Transaction Multiples
Price/Tangible Book Value Ratio	129%	132%
Price/LTM Earnings	18.5	22.3
Premium/Core Deposits	2.3%	3.0%

(1)         Great Lakes’ financial performance and deal transaction multiples based on LTM normalized March 31, 2014 data.

The median last twelve-month Return on Average Assets of the Midwest Region selling banks was 0.72%.  Further, the median nonperforming assets to assets ratio measured 2.79%.  Great Lakes reported a last twelve-month Return on Average Assets of 0.43% and a nonperforming assets to assets ratio of 2.80%.  The indicated price to tangible book ratio being paid by First Midwest for Great Lakes of 132% was slightly higher than the median price to tangible book ratio of 129% for this guideline transactions group.  The price-to-earnings multiple for Great Lakes of 22.3 was higher than the median multiple of 18.5.  The indicated core deposit premium being paid by First Midwest for Great Lakes of 3.0% was higher than the median premium paid for the guideline transaction group of 2.3%.

Great Lakes Financial Performance and Peer Analysis.  Austin Associates compared selected results of Great Lakes Bank’s operating performance to those of 16 selected Chicago MSA headquartered banks with total assets between $300 million and $1.2 billion.  Austin Associates considered this group of financial institutions comparable to Great Lakes Bank on the basis of asset size and geographic location.

This peer group consisted of the following banks:

Bank Name	City/State	Bank Name	City/State
Lakeside Bank	Chicago, IL	American Community B&T	Woodstock, IL
First Bank & Trust	Evanston, IL	Signature Bank	Chicago, IL
Peoples Bank, SB	Munster, IN	Providence Bank	South Holland, IL
Home State Bank, NA	Crystal Lake, IL	Cornerstone NB&T	Palatine, IL
State Bank of Countryside	Countryside, IL	First Eagle Bank	Chicago, IL
Albany B&T Co., NA	Chicago, IL	ABC Bank	Chicago, IL
Evergreen Bank Group	Oak Brook, IL	First NB of La Grange	La Grange, IL
Suburban B&T Co.	Elmhurst, IL	Union National Bank	Elgin, IL

Austin Associates noted the following selected financial measures for the peer group as compared to Great Lakes Bank:

	Peer Financial Performance (1)
	25th Pct	Median	75th Pct	Great Lakes Bank (1)
Tier 1 Leverage Ratio	9.23%	10.33%	11.99%	10.80%
Total Risk-Based Ratio	13.23%	15.06%	17.68%	19.41%
LTM PTPP / Average Assets	1.11%	1.36%	2.08%	0.77%
LTM Return on Average Assets	0.50%	0.84%	1.18%	0.59%
LTM Return on Average Equity	4.23%	7.75%	11.81%	6.04%
NPAs / Total Assets	4.83%	3.04%	1.96%	2.83%
NPAs / (Tangible Equity + ALLL)	42.7%	23.0%	17.8%	24.7%

Pre-Tax Pre-Provision (“PTPP”) equals Net Interest Income plus Noninterest Income minus Noninterest Expense

ALLL = Allowance for Loan and Lease Losses

(1)         Peer and Great Lakes Bank financial performance as of March 31, 2014.

This comparison indicated that Great Lakes Bank was between the 25th percentile and the median of the peer group in profitability (Return on Average Assets and Return on Average Equity) while approximating the peer median in asset quality (nonperforming assets to assets). Great Lakes Bank’s Tier 1 leverage ratio equaled between the median and 75th percentile of the peer group while the Total Risk-Based ratio exceed the peer 75th percentile.

First Midwest Financial Performance and Market Trading Data versus Peer.  Austin Associates compared selected results of First Midwest’s operating performance to 12 selected Chicago MSA and Midwest Region publicly traded banks listed below.  Austin Associates considered this group of financial institutions comparable to First Midwest on the basis of asset size and geographic location.

This peer group consisted of the following companies:

Company Name	Symbol	Company Name	Symbol
Associated Banc-Corp	ASBC	FirstMerit Corp.	FMER
TCF Financial Corp.	TCB	Wintrust Financial Corp.	WTFC
PrivateBancorp Inc.	PVTB	Old National Bancorp	ONB
MB Financial Inc.	MBFI	Chemical Financial Corp.	CHFC
First Merchants Corp.	FRME	Talmer Bancorp Inc.	TLMR
1st Source Corp.	SRCE	Old Second Bancorp Inc.	OSBC

Austin Associates noted the following selected financial measures for the peer group as compared to First Midwest:

	Peer Financial Performance (1)
	25th Pct	Median	75th Pct	First Midwest (1)

Total Assets ($bils)	$5,444	$9,491	$18,356	$8,329
Tangible Equity / Tangible Assets	8.48%	8.78%	9.74%	9.25%
LTM PTPP / Average Assets	1.45%	1.63%	1.75%	1.53%
LTM Core Return on Average Assets	0.96%	1.02%	1.10%	0.78%
LTM Core Return on Average Equity	8.03%	8.96%	9.64%	6.58%
NPAs / Total Assets	1.82%	1.34%	1.12%	1.21%
NPAs / (Tangible Equity + ALLL)	17.2%	13.6%	10.3%	12.2%

PTPP = Pre-Tax Pre-Provision = Net Interest Income + Noninterest Income - Noninterest Expense

ALLL = Allowance for Loan and Lease Losses

(1)   Peer and First Midwest’s financial performance as of March 31, 2014.

This comparison indicated that First Midwest was below the 25th percentile of the peer group in profitability (core Return on Average Assets and Return on Average Equity) while approximating the median in asset quality (nonperforming assets to assets).  First Midwest ranked between the median and 75th percentile in tangible equity to assets.  The following presents a summary of the market trading data of First Midwest compared to this same peer group as of June 20, 2014:

	Peer Market Trading Data
	25th Pct	Median	75th Pct	First Midwest

Price / Tangible Book Value per Share	148%	159%	178%	174%
Price / LTM Core Earnings per Share	13.6	14.8	16.7	19.6
Dividend Yield	0.69%	1.48%	2.40%	1.63%
Average Monthly Volume to Shares	7.0%	12.1%	14.6%	10.3%

First Midwest traded slightly below the 75th percentile of the peer group as measured by price to tangible book and above the 75th percentile as measured by price to last twelve-month Core Earnings per Share.  First Midwest exceeded the median of the guideline group in dividend yield.  First Midwest was between the guideline group 25th percentile and median average monthly trading volume to shares.

Pro Forma Merger Analysis.  Austin Associates analyzed the potential pro forma effect of the merger assuming the merger was completed on December 31, 2014.  Assumptions were made regarding the accounting adjustments, costs savings and other acquisition adjustments based on discussions with management of Great Lakes and First Midwest and their representatives.  Based on 75% phased in cost savings in the first year and 2015 earnings estimates of Austin Associates, the analysis indicated that the merger is expected to be accretive to First Midwest’s estimated stand-alone Earnings per Share.  Austin Associates calculated that First Midwest’s tangible book value per share would be diluted at closing, but recovered within approximately three years depending on the final exchange ratio.

Pro Forma Dividends Per Share to Great Lakes.  Based on the assumed 15.737 exchange ratio and First Midwest’s current annual cash dividend rate of $0.32 per share, Great Lakes’ common stockholders would have received $5.04 in equivalent cash dividends per share.  Great Lakes’ current annual cash dividend for 2014 is $2.00 per share.  As a result, Great Lakes stockholders would have received a 152.0% increase in annual cash dividends.

Stand-Alone Net Present Value Analysis.  Austin Associates performed an analysis that estimated the stand-alone net present value of Great Lakes through December 31, 2017.  Austin Associates based the analysis on Great Lakes’ projected earnings stream as derived from the internal projections provided by Great Lakes management for the years ending December 31, 2013 through 2017 along with projected dividends per share.  In determining the terminal value of Great Lakes’ common stock at December 31, 2017, Austin Associates applied price to forward earnings multiples of 11.0x to 15.0x.  The dividend stream and terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0%.  The following table illustrates the net present value of Great Lakes based on the above assumptions:

Discount	2017 Terminal EPS Multiples
Rate Range	11.0	12.0	13.0	14.0	15.0

11.0%	$176.28	$191.77	$207.26	$222.75	$238.24
12.0%	$171.66	$186.73	$201.81	$216.89	$231.97
13.0%	$167.19	$181.87	$196.55	$211.24	$225.92
14.0%	$162.88	$177.18	$191.48	$205.78	$220.08
15.0%	$158.72	$172.65	$186.57	$200.50	$214.43

From this analysis, the net present value of a share of Great Lakes would range from $158.72 to $238.24.

Austin Associates also considered the impact to the net present value results from changes in the underlying assumptions, including variations with respect to net income.  To illustrate this impact, Austin Associates performed a similar analysis assuming Great Lakes’ net income varied +/- 20% from the baseline projections.  This analysis resulted in the following per share value range using a discount rate of 13.0%.

	Implied	2017 Terminal EPS Multiples
% Change	2017 EPS	11.0	12.0	13.0	14.0	15.0

20.0%	$25.42	$199.49	$217.11	$234.73	$252.35	$269.96

10.0%	$23.30	$183.34	$199.49	$215.64	$231.79	$247.94

0.0%	$21.18	$167.19	$181.87	$196.55	$211.24	$225.92

-10.0%	$19.07	$151.04	$164.25	$177.47	$190.68	$203.90

-20.0%	$16.95	$134.89	$146.64	$158.38	$170.13	$181.87

From this analysis, the net present value of a share of Great Lakes would range from $134.89 to $269.96.

Summary.  Based on the preceding summary discussion and analysis, and subject to the qualifications described herein, Austin Associates determined the terms of the merger agreement to be fair, from a financial point of view, to Great Lakes and its stockholders.

The opinion expressed by Austin Associates was based on market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion.  Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the financial condition of either First Midwest or Great Lakes could materially affect the assumptions used in preparing this opinion.

Miscellaneous.  Great Lakes agreed to pay Austin Associates and IBS certain fees for their financial advisory services in connection with the merger.  Great Lakes paid Austin Associates a cash fee of $15,000 upon execution of their engagement letter.  Great Lakes paid Austin Associates a cash fee of $50,000 upon the issuance of the Austin Associates fairness opinion.  Great Lakes has agreed to pay IBS a cash transaction fee of 1.25% of the transaction value with 20% paid at the signing of the definitive agreement and the balance payable at the closing of the merger.  Great Lakes agreed to reimburse Austin Associates and IBS for their reasonable out-of-pocket expenses, and to indemnify Austin Associates and IBS against certain liabilities, including liabilities under securities laws.  Austin Associates has provided various consulting services to Great Lakes in the past.  These fees were not material to Austin Associates’ overall business.  Austin Associates does not have any prior, existing or pending engagements with First Midwest.

Material Federal Income Tax Consequences of the Merger

The following discussion (including the limitations and qualifications set forth therein) is based on the opinion of Seyfarth Shaw LLP received by Great Lakes and the opinion of Sullivan & Cromwell LLP received by First Midwest, in each case, in connection with the filing of the registration statement of which this document is a part.  As of the date of this proxy statement/prospectus, current and former employees and partners of Seyfarth Shaw LLP indirectly owned 6,928 shares of Great Lakes common stock (or approximately 4% of the outstanding shares) through the Seyfarth Shaw LLP Legacy Pension Plan.

This discussion addresses the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Great Lakes common stock.  The discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•             a citizen or resident of the United States;

•             a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•             a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•             an estate that is subject to United States federal income taxation on its income regardless of its source.

This discussion applies only to Great Lakes stockholders that hold their Great Lakes common stock as a capital asset within the meaning of Section 1221 of the Code, and does not address all aspects of United States federal taxation that may be relevant to a particular U.S. holder in light of its personal circumstances or to U.S. holders subject to special treatment under the United States federal income tax laws, including:

•             financial institutions;

•             investors in pass-through entities;

•             insurance companies;

•             tax-exempt organizations;

•             dealers in securities or currencies;

•             traders in securities that elect to use a mark to market method of accounting;

•             persons that hold Great Lakes common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•             regulated investment companies;

•             real estate investment trusts;

•             persons whose “functional currency” is not the U.S. dollar;

•             persons who are not citizens or residents of the United States;

•             stockholders who acquired their shares of Great Lakes common stock through the exercise of an employee stock option or otherwise as compensation; and

•             participants in the Great Lakes ESOP.

If a partnership or other entity taxed as a partnership holds Great Lakes common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership.  Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.

Except as described in the “—Alternative Consideration Election” section, the discussion below assumes that the Alternative Consideration Election will not be chosen.   The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control.  You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Tax Consequences of the Merger.  Based upon the facts and representations contained in the representation letters received from Great Lakes and First Midwest in connection with the filing of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, it is the opinion of Seyfarth Shaw LLP and Sullivan & Cromwell LLP, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and accordingly, the material United States federal income tax consequences will be as follows:

•             no gain or loss will be recognized by First Midwest or Great Lakes as a result of the merger;

•             gain (but not loss) will be recognized by U.S. holders of Great Lakes common stock who receive shares of First Midwest common stock and cash in exchange for shares of Great Lakes common stock pursuant to the merger, in an amount equal to the lesser of (i) the amount by which the sum of the fair market value of the First Midwest common stock and cash received by a U.S. holder of Great Lakes common stock exceeds such U.S. holder’s basis in its Great Lakes common stock and (ii) the amount of cash received by such U.S. holder of Great Lakes common stock (except with respect to any cash received instead of fractional share interests in First Midwest common stock, which is discussed below under “—Cash Received Instead of a Fractional Share.”);

•             the aggregate basis of the First Midwest common stock received by a U.S. holder of Great Lakes common stock in the merger (including fractional shares of First Midwest common stock deemed received and redeemed as described below) will be the same as the aggregate basis of the Great Lakes common stock for which it is exchanged, decreased by the amount of cash received in the merger (other than cash received instead of fractional share interests in First Midwest common stock), and increased by the amount of gain recognized on the exchange, other than with respect to cash received instead of fractional share interests in First Midwest common stock (regardless of whether such gain is classified as capital gain or as dividend income, as discussed below under “—Possible Recharacterization of Gain as a Dividend”); and

•             the holding period of First Midwest common stock received in exchange for shares of Great Lakes common stock (including fractional shares of First Midwest common stock deemed received and redeemed as described below) will include the holding period of the Great Lakes common stock for which it is exchanged.

If a U.S. holder of Great Lakes common stock acquired different blocks of Great Lakes common stock at different times or at different prices, any gain will be determined separately with respect to each block of Great Lakes common stock, and the cash and shares of First Midwest common stock received will be allocated pro rata to each such block of stock.

It is a condition to Great Lakes’s obligation to complete the merger that Great Lakes receives a written opinion of its counsel, Seyfarth Shaw LLP, dated as of the closing date, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.  It is a condition to First Midwest’s obligation to complete the merger that First Midwest receives an opinion of its counsel, Sullivan & Cromwell LLP, dated as of the closing date, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.  These opinions will be based on the assumption that the merger will be completed in the manner set forth in the merger agreement and the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, and on representation letters provided by First Midwest and Great Lakes to be delivered at the time of the closing.  Those opinions will also be based on the assumption that the representations found in the representation letters are, as of the effective time, true and complete without qualification and that the representation letters are executed by appropriate and authorized officers of First Midwest and Great Lakes.  If any of the assumptions or representations upon which such opinions are based is inconsistent with the actual facts with respect to the merger, the United States federal income tax consequences of the merger could be adversely affected.

In addition, neither of the tax opinions given in connection with the merger or in connection with the filing of this registration statement will be binding on the Internal Revenue Service.  Neither First Midwest nor Great Lakes intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and consequently, there is no guarantee that the Internal Revenue Service will treat the merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Taxation of Capital Gain.  Except as described under “—Possible Recharacterization of Gain as a Dividend” below, gain that U.S. holders of Great Lakes common stock recognize in connection with the merger will constitute capital gain and will constitute long-term capital gain if, as of the closing date, the U.S. holder’s holding period for the relevant shares of Great Lakes common stock is greater than one year.  Long-term capital gain of a noncorporate U.S. holder is generally subject to tax at preferential rates.

Possible Recharacterization of Gain as a Dividend.  All or part of the gain that a particular U.S. holder of Great Lakes common stock recognizes could be treated as dividend income rather than capital gain if (i) such U.S. holder is a significant stockholder of First Midwest or (ii) such U.S. holder’s percentage ownership, taking into account constructive ownership rules, in First Midwest after the merger is not meaningfully reduced from what its percentage ownership would have been if it had received solely shares of First Midwest common stock rather than a combination of cash and shares of First Midwest common stock in the merger.  This could happen, for example, because of ownership of additional shares of First Midwest common stock by such holder, ownership of shares of First Midwest common stock by a person related to such holder or a share repurchase by First Midwest from other holders of First Midwest common stock.  The Internal Revenue Service has indicated in rulings that any reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment.  Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder of Great Lakes common stock, including the application of certain constructive ownership rules, holders of Great Lakes common stock should consult their own tax advisors regarding the potential tax consequences of the merger to them.

Cash Received Instead of a Fractional Share.  A U.S. holder who receives cash instead of a fractional share of First Midwest common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share.  Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share of First Midwest common stock and the portion of the U.S. holder’s aggregate adjusted tax basis of the shares of Great Lakes common stock exchanged in the merger that is allocable to the fractional share of First Midwest common stock.  Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Great Lakes common stock is more than one year at the effective time of the merger.

Alternative Consideration Election.  Under certain circumstances, it is possible that the Alternative Consideration Election may be chosen, in which case it is possible that the amount of cash received by U.S. holders of Great Lakes common stock in exchange for shares of Great Lakes common stock will cause the merger to not meet the requirements of Section 368(a) of the Code.  If the Alternative Consideration Election is chosen and the merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the exchange of shares of Great Lakes common stock for shares of First Midwest common stock and cash will be a taxable transaction for United States federal income tax purposes.  As a result, for United States federal income tax purposes, a U.S. holder whose Great Lakes common stock is converted into the right to receive First Midwest common stock and cash in the merger will recognize capital gain or loss equal to the difference, if any, between (1) the sum of (i) the fair market value of the First Midwest common stock received by such U.S. holder in the merger and (ii) the amount of cash received by such holder in the merger, including any cash received in lieu of fractional shares of First Midwest common stock, and (2) the U.S. holder’s adjusted tax basis in its Great Lakes common stock.  A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such Great Lakes common stock.  If the holding period in Great Lakes common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will generally be long-term capital gain or loss.  The deductibility of a capital loss recognized on the merger is subject to limitations under the Code.  If a U.S. holder acquired different blocks of Great Lakers common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Great Lakes common stock.  A U.S. holder’s tax basis in its First Midwest common stock received in the merger will equal the fair market value of such stock at the effective time of the merger (as determined for United States federal income tax purposes), and the U.S. holder’s holding period for such First Midwest common stock will begin on the day after the merger.  You should consult with your own tax advisor as to the tax consequences of the merger in the event the Alternative Consideration Election is chosen.

Reporting Requirements.  A U.S. holder of Great Lakes common stock receiving First Midwest common stock as a result of the merger is required to retain records pertaining to the merger.  Each U.S. holder of Great Lakes common stock who is required to file a United States federal income tax return and who is a “significant holder” that receives First Midwest common stock in the merger will be required to file a statement with such United States federal income tax return setting forth such holder’s basis in the Great Lakes common stock surrendered and the fair market value of the First Midwest common stock and cash received in the merger.  A “significant holder” is a holder of Great Lakes common stock, who, immediately before the merger, owned at least 5% of the total combined voting power or value of the outstanding stock of Great Lakes.

Backup Withholding and Information Reporting.  Payments of cash to a U.S. holder of Great Lakes common stock may, under certain circumstances, be subject to information reporting and backup withholding unless the U.S. holder provides proof of an applicable exemption satisfactory to First Midwest and the exchange agent or, in the case of backup withholding, furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules.  Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Accounting Treatment

First Midwest will account for the merger as a purchase by First Midwest of Great Lakes under GAAP.  Under the purchase method of accounting, the total consideration paid in connection with the merger is allocated among Great Lakes’ assets, liabilities and identified intangibles based on the fair values of the assets acquired, the liabilities assumed and the identified intangibles.  The difference between the total consideration paid in connection with the merger and the fair values of the assets acquired, the liabilities assumed and the identified intangibles, if any, is allocated to goodwill.  The results of operations of Great Lakes will be included in First Midwest’s results of operations from the date of acquisition.

Interests of Certain Persons in the Merger

Change in Control Agreements

Great Lakes entered into change of control agreements with Thomas S. Agler and Paul Van Zee on September 12, 2013 and July 1, 2013, respectively.  Great Lakes entered into both of these agreements before it began having formal merger discussions with First Midwest.  Mr. Agler serves as President and Chief Executive Officer of Great Lakes, and also serves as a director on the boards of directors of Great Lakes and Great Lakes Bank.  Mr. Van Zee serves as Vice President and Secretary of Great Lakes and as Chief Financial Officer of Great Lakes Bank.  These change of control agreements entitle Mr. Agler and Mr. Van Zee to payments upon the occurrence of certain specified change in control events, which include the consummation of the merger and the transactions contemplated thereby.  Upon the occurrence of these specified change in control events, Mr. Agler is entitled to a single lump sum cash payment equivalent to 200% of his current annual base salary (as such term is defined in his change of control agreement with Great Lakes), which payment will equal $630,500.00 and Mr. Van Zee is entitled to a single lump sum cash payment equivalent to 100% of his current annual base salary, which payment will equal $135,000.00.  Under the terms of his agreement with Great  Lakes, Mr. Van Zee is also entitled to a severance payment equal to $135,000.00 if his employment is terminated other than for cause or by reason of death or disability during the two years following the consummation of the merger and the transactions contemplated thereby.

Retirement/Consulting Agreement

On December 19, 2013, Great Lakes entered into a retirement and consulting agreement with Ronald T. Shropshire, who serves as President of Great Lakes Bank and also serves as a director on the boards of directors of Great Lakes and Great Lakes Bank.  Great Lakes entered into this agreement before it began having formal merger discussions with First Midwest.  Under the terms of his retirement and consulting agreement, if Mr. Shropshire is terminated from his position as President of Great Lakes Bank following the completion of the merger at any time prior to December 31, 2014 other than for cause or by reason of death or disability, Mr. Shropshire is entitled to a lump sum payment equal to the sum of (i) $150,000 and (ii) the product of (a) $397,300.00 and (b) a fraction, the numerator of which is the number of days from the date of his termination until December 31, 2014, and the denominator of which is 377.

Indemnification and Insurance

The merger agreement provides that, upon completion of the merger, First Midwest will indemnify, defend and hold harmless the directors and officers of Great Lakes and Great Lakes Bank (when acting in such capacity) against all costs and liabilities arising out of actions or omissions occurring at or before the completion of the merger, in accordance with First Midwest’s restated certificate of incorporation and amended and restated bylaws to the extent permitted by law.

The merger agreement also provides that for a period of six years after the merger is completed, First Midwest will maintain directors’ and officers’ liability insurance that provides at least the same coverage and amounts, and contains terms and conditions no less advantageous, as that coverage currently provided by Great Lakes, provided that the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date of the merger agreement.

Great Lakes Bank Foundation

As of the record date, 5,849 shares of Great Lakes common stock (or approximately 4% of the outstanding shares) were owned by the Great Lakes Bank Foundation.  Three of the five directors of the Great Lakes Bank Foundation are Thomas S. Agler,

Ronald T. Shropshire and Paul S. Van Zee and in that capacity, Messrs. Agler, Shropshire and Van Zee have the authority to control the voting of shares of Great Lakes common stock held by the Great Lakes Bank Foundation.  In addition to their roles as directors of the Great Lakes Bank Foundation, Mr. Agler serves as President and Chief Executive Officer of Great Lakes and also serves as a director on the boards of directors of Great Lakes and Great Lakes Bank, Mr. Shropshire serves as President of Great Lakes Bank and also serves as a director on the boards of directors of Great Lakes and Great Lakes Bank and Mr. Van Zee serves as Vice President and Secretary of Great Lakes and as Chief Financial Officer of Great Lakes Bank.  For a list of the number of shares of Great Lakes common stock held by Messrs. Agler, Shropshire and Van Zee and the other directors and executive officers of Great Lakes, see “Security Ownership of Great Lakes Directors, Named Executive Officers and Certain Beneficial Owners” on page 63.

Merger Related Compensation of Great Lakes’ Named Executive Officers

The following table and the related footnotes provide information about the compensation to be paid to Great Lakes’ named executive officers that is based on or otherwise relates to the merger.

GOLDEN PARACHUTE COMPENSATION

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites /Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Thomas S. Agler (1)	$630,500	0	0	0	0	0	$630,500
Paul S. Van Zee (2)	$135,000	0	0	0	0	$135,000	$270,000

(1)         Great Lakes entered into a change of control agreement with Thomas S. Agler on September 12, 2013.  Great Lakes entered into this agreement before it began having formal merger discussions with First Midwest.  This change of control agreement entitles Mr. Agler to a payment upon the occurrence of certain specified change in control events, which include the consummation of the merger and the transactions contemplated thereby.  Upon the occurrence of these specified change in control events, Mr. Agler is entitled to a single lump sum cash payment equivalent to 200% of his current annual base salary (as such term is defined in his change of control agreement with Great Lakes), which payment will equal $630,500.00.

(2)         Great Lakes entered into a change of control agreement with Paul Van Zee on July 1, 2013.  Great Lakes entered into this agreement before it began having formal merger discussions with First Midwest.  This change of control agreement entitles Mr. Van Zee to a payment upon the occurrence of certain specified change in control events, which include the consummation of the merger and the transactions contemplated thereby.  Upon the occurrence of these specified change in control events, Mr. Van Zee is entitled to a single lump sum cash payment equivalent to 100% of his current annual base salary, which payment will equal $135,000.00.  Under the terms of his agreement with Great Lakes, Mr. Van Zee is also entitled to a severance payment equal to $135,000.00 if his employment is terminated other than for cause or by reason of death or disability during the two years following the consummation of the merger and the transactions contemplated thereby.

THE MERGER AGREEMENT

The following discussion describes the material provisions of the merger agreement.  We urge you to read the merger agreement, which is attached as Appendix A and incorporated by reference in this proxy statement/prospectus, carefully and in its entirety.  The description of the merger agreement in this proxy statement/prospectus has been included to provide you with information regarding its terms.  The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates.  The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract.  In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Structure

Subject to the terms and conditions of the merger agreement, at the completion of the merger, Great Lakes will merge with and into First Midwest, with First Midwest as the surviving corporation.  As a result, the separate existence of Great Lakes will terminate.  After the merger at a time yet to be determined, First Midwest will cause Great Lakes Bank, a wholly owned bank subsidiary of Great Lakes, to merge with and into First Midwest Bank, a wholly owned bank subsidiary of First Midwest.  First Midwest Bank will be the surviving corporation and will continue its corporate existence as a commercial bank organized under the laws of the state of Illinois.

Under certain circumstances as described in the “—Merger Consideration” section below, if the per share volume weighted average price of First Midwest’s common stock during the ten trading day period ending on and including the third trading day prior to the completion of the merger would cause the total consideration per share of Great Lakes common stock to equal less than $330.00, the Great Lakes board of directors can elect to fix the consideration to be received by Great Lakes stockholders at $330.00 per share, provided that First Midwest will then have the right to set the merger consideration as all stock, all cash or a mix of stock and cash.  If the Great Lakes board of directors makes such an election and the amount of cash included as part of the merger consideration would cause the merger to not meet the requirements of Section 368(a) of the Code, the merger will be restructured such that (i) a newly formed subsidiary of First Midwest will be merged with and into Great Lakes, with Great Lakes as the surviving corporation, and (ii) following, and as part of the same plan with such interim merger, Great Lakes will be merged with and into First Midwest, with First Midwest as the surviving corporation.

Merger Consideration

In connection with the merger, Great Lakes stockholders will receive for each share of Great Lakes common stock they hold immediately prior to the completion of the merger $112.50 in cash (without interest thereon) plus a number of fully paid and non-assessable shares of First Midwest common stock based on the per share volume weighted average price of First Midwest common stock on NASDAQ from 9:30 a.m. to 4:00 p.m. Eastern Standard Time on the ten NASDAQ trading days ending on and including the third trading day prior to the consummation of the merger, as set forth below:

A.            If such per share volume weighted average price is greater than $20.01, a number of shares of First Midwest common stock equal to $287.50 divided by such per share volume weighted average price;

B.            If such per share volume weighted average price is greater than $19.18 but less than or equal to $20.01, 14.369 shares of First Midwest common stock;

C.            If such per share volume weighted average price is greater than $17.51 but less than or equal to $19.18, a number of shares of First Midwest common stock equal to $275.63 divided by such per share volume weighted average price;

D.            If such per share volume weighted average price is greater than $15.85 but less than or equal to $17.51, 15.737 shares of First Midwest common stock;

E.             If such per share volume weighted average price is greater than $14.18 but less than or equal to $15.85, a number of shares of First Midwest common stock equal to $249.38 divided by such per share volume weighted average price; and

F.              If such per share volume weighted average price is an amount less than or equal to $14.18, 17.589 shares of First Midwest common stock.

Under certain circumstances, if the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock based on the per share volume weighted average price described above is less than $330.00, the Great Lakes board of directors may elect to fix the value of the cash and shares of First Midwest common stock to be received per share of Great Lakes common stock at $330.00, which may consist of (a) cash; (b) shares of First Midwest common stock; or (c) a mix of cash and shares of First Midwest common stock, to be determined by First Midwest in its sole discretion.  For these purposes, the value of First Midwest common stock and as a result the number of shares of First Midwest common stock issued per share of Great Lakes common stock will be based upon such per share volume weighted average price.

Additionally, if certain environmental contamination or title insurance matters result in an unexpected loss or require remediation, and the cost associated with such loss or remediation is between $500,000 and $3,000,000, the cash received per share of Great Lakes common stock will be reduced by an amount up to approximately $8 per share.  If such cost exceeds $3,000,000, First Midwest and Great Lakes will work together in good faith to agree to a further reduction to the cash component of the consideration that is acceptable to both parties.

The aggregate value of the merger consideration will fluctuate with the market price of First Midwest common stock on NASDAQ and will be determined in substantial part based on the per share volume weighted average price of First Midwest common stock on NASDAQ for the ten trading days ending on and including the third trading day prior to the completion of the merger.

A chart showing the cash and stock merger consideration at various per share volume weighted average prices of First Midwest common stock is provided in “Summary.”

Conversion of Shares; Exchange of Certificates; Fractional Shares

Conversion.  The conversion of Great Lakes common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger.

Exchange Procedures.  Prior to the completion of the merger, First Midwest will deposit with its transfer agent or with a depository or trust institution of recognized standing selected by it and reasonably satisfactory to Great Lakes, which we refer to as the “exchange agent,” (1) certificates or, at First Midwest’s option, evidence of shares in book-entry form, representing the shares of First Midwest common stock to be issued under the merger agreement and (2) cash payable as part of the merger consideration and instead of any fractional shares of First Midwest common stock to be issued under the merger agreement.  As promptly as reasonably practicable after the effective time of the merger, the exchange agent will exchange certificates representing shares of Great Lakes common stock for merger consideration to be received in the merger pursuant to the terms of the merger agreement.  No interest will accrue or be paid with respect to any property to be delivered upon surrender of Great Lakes stock certificates.

If any First Midwest stock certificate is to be issued, or cash payment made, in a name other than that in which the Great Lakes stock certificate surrendered in exchange for the merger consideration is registered, the person requesting the exchange must pay any transfer or other taxes required by reason of the issuance of the new First Midwest certificate or the payment of the cash consideration in a name other than that of the registered holder of the Great Lakes stock certificate surrendered, or must establish to the satisfaction of First Midwest and the exchange agent that any such taxes have been paid or are not applicable.

Dividends and Distributions.  Until your Great Lakes common stock certificates are surrendered for exchange, any dividends or other distributions declared after the effective time with respect to First Midwest common stock into which shares of Great Lakes common stock may have been converted will accrue but will not be paid.  When such certificates have been duly surrendered, First Midwest will pay any unpaid dividends or other distributions, without interest.  After the effective time, there will be no transfers on the stock transfer books of Great Lakes of any shares of Great Lakes stock.  If certificates representing shares of Great Lakes stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of Great Lakes common stock represented by that certificate have been converted.

Withholding.  The exchange agent will be entitled to deduct and withhold from the merger consideration payable to any Great Lakes stockholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law.  If the exchange agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

No Fractional Shares Will Be Issued.  First Midwest will not issue fractional shares of First Midwest common stock in the merger.  There will be no dividends or voting rights with respect to any fractional common shares.  For each fractional share of common stock that would otherwise be issued, First Midwest will pay cash in an amount equal to the fraction of a whole share that would otherwise have been issued, multiplied by the last reported per share sale price of First Midwest common stock on NASDAQ for the last NASDAQ trading day immediately preceding the date the merger is completed.  No interest will be paid or accrued on the cash.

Lost, Stolen or Destroyed Great Lakes Common Stock Certificates.  If you have lost a certificate representing Great Lakes common stock, or it has been stolen or destroyed, First Midwest will issue to you the common stock or cash payable under the merger agreement if you submit an affidavit of that fact and, if requested by First Midwest, if you post bond in a customary amount as indemnity against any claim that may be made against First Midwest about ownership of the lost, stolen or destroyed certificate.

For a description of First Midwest common stock and a description of the differences between the rights of Great Lakes stockholders and First Midwest stockholders, see “Description of First Midwest Capital Stock” and “Comparison of Stockholder Rights.”

Effective Time

We plan to complete the merger on a business day designated by First Midwest that is (a) within 45 days after the later of (i) the expiration of all applicable waiting periods associated with the required regulatory approvals and (ii) the approval of the stockholders of Great Lakes and (b) after the satisfaction or waiver of the last remaining conditions to the merger, other than those routine conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions.  The time the merger is completed is the effective time of the merger.  See “—Conditions to Completion of the Merger.”

We anticipate that we will complete the merger during the quarter ending December 31, 2014.  However, completion could be delayed if there is a delay in obtaining the necessary regulatory approvals or for other reasons.  There can be no assurances as to if or when these approvals will be obtained or as to whether or when the merger will be completed.  If we do not complete the merger by July 7, 2015 either party may terminate the merger agreement without penalty unless the failure to complete the merger by this date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations under the merger agreement.  See “—Conditions to Completion of the Merger” and “—Regulatory Approvals Required for the Merger.”

Representations and Warranties

The merger agreement contains representations and warranties of First Midwest and Great Lakes, to each other, as to, among other things:

•             the corporate organization and existence of each party and its subsidiaries and the valid ownership of its significant subsidiaries;

•             the capitalization of each party;

•             the authority of each party and its subsidiaries to enter into the merger agreement and make it valid and binding;

•             the fact that the merger agreement does not breach:

•                  the certificate of incorporation and by-laws of each party,

•                  applicable law, and

•                  agreements, instruments or obligations of each party;

•             governmental approvals;

•             regulatory investigations and orders;

•             each party’s financial statements and filings with applicable regulatory authorities;

•             the absence of material changes in each party’s business since December 31, 2013;

•             the absence of litigation;

•             each party’s compliance with applicable law;

•             the accuracy of each party’s books and records; sufficiency of each party’s internal controls; and

•             each party’s relationships with financial advisors.

In addition, the merger agreement contains representations and warranties of Great Lakes to First Midwest as to, among other things:

•             the absence of undisclosed obligations or liabilities;

•             the validity of, and the absence of material defaults under its material contracts;

•             the inapplicability to the merger and voting agreements and the transactions contemplated thereby of state anti-takeover laws;

•             title and interest in property;

•             material contracts;

•             intellectual property;

•             its trust business;

•             material interests of officers and directors or their associates;

•             adequacy of insurance coverage;

•             enforceability and validity of extensions of credit and interest rate risk management instruments;

•             its employment contracts;

•             labor matters;

•             environmental matters;

•             the filing and accuracy of tax returns, and the tax treatment of the merger; and

•             employee benefit plans and related matters.

Conduct of Business Pending the Merger

Great Lakes has agreed that, except as expressly contemplated by the merger agreement or as disclosed in writing prior to the signing of the merger agreement, it will not, and will not agree to, without First Midwest’s consent:

•             conduct its business other than in the ordinary and usual course;

•             fail to use commercially reasonable efforts to preserve intact its business organizations, assets and other rights, and its existing relations with customers and other parties;

•             take any action reasonably likely to impair materially its ability to perform its obligations under the merger agreement or complete the transactions described in those documents;

•             enter into any new line of business or materially change its banking and operating policies, except as required by law or policies imposed by regulatory authorities;

•             make any capital expenditures in excess of $50,000 individually or $75,000 in the aggregate;

•             terminate, enter into, amend, modify or renew any material contract;

•             make, renew or amend any extension of credit in excess of $750,000;

•             enter into, renew or amend any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements;

•             make, change or revoke any tax election, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, or surrender any right to claim a refund of taxes;

•             settle any action, suit, claim or proceeding against it, other than in the ordinary course of business in an amount not in excess of $50,000 and that would not (1) impose any material restriction on Great Lakes’ or its subsidiaries’ business or (2) create precedent for claims that are reasonably likely to be material to it or its subsidiaries;

•             adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any of its own stock;

•             make, declare or pay any dividend or distribution on any shares of its stock, except for (i) cash dividends from Great Lakes’ subsidiary to Great Lakes to cover operating expenses and (ii) the right to pay a one-time dividend to holders of Great Lakes common stock of $2.00 per share (not to exceed $310,200 in the aggregate) if the merger has not been completed prior to March 1, 2015;

•             permit any additional shares of stock to become subject to new grants of rights to acquire stock;

•             issue, sell or dispose of or encumber, or authorize or propose the creation of, any additional shares of capital stock;

•             sell, transfer, mortgage, encumber or otherwise dispose of any assets, deposits, business or properties, except in a nonmaterial transaction in the ordinary course of business consistent with past practice;

•             acquire the assets, business, deposits or properties of any other entity except in various specified transactions in the ordinary course of business consistent with past practice;

•             communicate with its directors, officers or employees regarding compensation or benefits matters affected by the transaction;

•             knowingly take, or knowingly omit to take, any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the merger not being satisfied in a timely manner, or any action that is reasonably likely to materially impair its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby, except as required by applicable law;

•             amend its certificate of incorporation or by-laws;

•             change its accounting principles, practices or methods, except as required by GAAP;

•             terminate, enter into, amend, modify or renew any employment agreements or grant salary increases or employee benefit increases except as required by applicable law, to satisfy previously existing and disclosed contractual obligations or for certain changes that are in the ordinary course of business; or

•             terminate, enter into, establish, adopt or amend any employee benefit plans, except as contemplated by the merger agreement, as required by applicable law, to satisfy previously existing and disclosed contractual obligations or for any amendments that do not increase benefits or administrative costs.

Acquisition Proposals by Third Parties

Great Lakes has agreed that it will not solicit or encourage inquiries or proposals with respect to any other acquisition proposal.  Great Lakes has also agreed that it will not engage in any negotiations concerning any other acquisition proposal, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to any other acquisition proposal.

However, if Great Lakes receives an unsolicited bona fide acquisition proposal and Great Lakes’ board of directors concludes in good faith that it constitutes a superior proposal, Great Lakes may furnish nonpublic information and participate in negotiations or discussions to the extent that its board of directors concludes in good faith (and based on the advice of its financial and legal advisors) that failure to take those actions would result in a violation of its fiduciary duties.  Before providing any nonpublic information, Great Lakes must enter into a confidentiality agreement with the third party no less favorable to it than the confidentiality agreement with First Midwest.  While Great Lakes has the right to enter into negotiations regarding a superior proposal under the foregoing circumstances, the merger agreement does not allow Great Lakes to terminate the merger agreement solely because it has received a superior proposal, entered into such negotiations or decided to accept such offer.

For purposes of the merger agreement, the terms “acquisition proposal” and “superior proposal” have the following meanings:

•             The term “acquisition proposal” means, other than the transactions contemplated by the merger agreement:

•                  a tender or exchange offer to acquire more than 15% of the voting power in Great Lakes;

•                  a proposal for a merger, consolidation or other business combination involving Great Lakes; or

•                  any other proposal to acquire more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, Great Lakes.

•             The term “superior proposal” means a bona fide written acquisition proposal that the Great Lakes board of directors concludes in good faith to be more favorable from a financial point of view to its stockholders than the First Midwest merger after:

•                  receiving the advice of Austin Associates, its financial advisor;

•                  taking into account the likelihood of completion of the proposed transaction; and

•                  taking into account legal, financial, regulatory and other aspects of such proposal.

Great Lakes has agreed to cease immediately any activities, negotiations or discussions conducted before the date of the merger agreement with any other persons with respect to acquisition proposals and to use commercially reasonable efforts to enforce any confidentiality or similar agreement relating to such acquisition proposals.  Great Lakes has also agreed to notify First Midwest within one business day of receiving any acquisition proposal and the substance of the proposal.

In addition, Great Lakes has agreed to use its reasonable best efforts to obtain from its stockholders approval of the merger agreement and the transactions contemplated thereby, including the merger.  However, if Great Lakes’ board of directors (after consultation with, and based on the advice of, counsel) determines in good faith that, because of an acquisition proposal that Great Lakes’ board of directors concludes in good faith constitutes a superior proposal, to continue to recommend such items to its stockholders would violate its fiduciary duties, it may submit such items without recommendation and communicate the basis for its lack of recommendation to its stockholders.  Great Lakes agreed that before taking such action with respect to an acquisition proposal, it will give First Midwest at least 10 business days to respond to the proposal and will consider any amendment or modification to the merger agreement proposed by First Midwest.

Under certain circumstances, including if the merger agreement is terminated in the event Great Lakes breaches certain obligations described above, Great Lakes must pay First Midwest a fee equal to $2,900,000 .  See “—Termination of the Merger Agreement.”

Other Agreements

In addition to the agreements we have described above, we have also agreed in the merger agreement to take several other actions, such as:

•             we agreed to use commercially reasonable efforts to complete the merger and the other transactions contemplated by the merger agreement;

•             we agreed that First Midwest and Great Lakes will give notice to the other party of any fact, event or circumstance that is reasonably likely to result in any material adverse effect or that would constitute a material breach of any of its representations, warranties, covenants or agreements in the merger agreement;

•             we agreed that Great Lakes will convene a special meeting of its stockholders as promptly as practicable to consider and vote on the merger agreement and the transactions contemplated thereby, including the merger;

•             we agreed that First Midwest will use its commercially reasonable efforts to cause the shares to be issued in the Merger to be approved for listing on NASDAQ (subject to official notice of issuance) as promptly as practicable, and in any event before the effective time of the merger;

•             we agreed that, subject to applicable law, First Midwest and Great Lakes will cooperate with each other and to prepare promptly and file all necessary documentation to obtain all required permits, consents, approvals and authorizations of third parties and governmental entities, including this proxy statement/prospectus and the registration statement for the First Midwest common stock to be issued in the merger;

•             we agreed that Great Lakes will provide First Midwest, and First Midwest’s officers, employees, counsel, accountants and other authorized representatives, access during normal business hours throughout the period prior to the effective time of the merger to the books, records, properties, personnel and other information of Great Lakes as First Midwest may reasonably request;

•             we agreed that Great Lakes will provide First Midwest with copies of documents filed by Great Lakes pursuant to the requirements of federal or state banking or securities laws and all other information concerning the business, properties and personnel of Great Lakes as First Midwest may reasonably request, including providing First Midwest with final biweekly general ledger reports for the biweekly period beginning with July 1, 2014 until the effective time of the merger;

•             we agreed to cooperate on stockholder and employee communications and press releases;

•             we agreed that Great Lakes will not take any actions that would cause the transactions contemplated by the merger agreement to be subject to any takeover laws;

•             we agreed to keep any nonpublic information confidential;

•             we agreed that Great Lakes will take all action necessary to merge the Great Lakes ESOP into Great Lakes’ 401(k) plan, and will terminate the Great Lakes 401(k) plan prior to the closing of the merger;

•             we agreed that First Midwest will cause each employee benefit plan of First Midwest in which Great Lakes employees are eligible to participate to take into account for purposes of eligibility thereunder the service of such employees with Great Lakes as if such service were with First Midwest, to the same extent that such service was credited under a comparable plan of Great Lakes, and, with respect to welfare benefit plans of First Midwest in which employees of Great Lakes are eligible to participate, First Midwest agreed to waive any preexisting conditions, waiting periods and actively at work requirements under such plans;

•             we agreed that for purposes of each First Midwest health plan, First Midwest shall cause any eligible expenses incurred by employees of Great Lakes and their covered dependents during the portion of the plan year of the comparable plan of Great Lakes ending on the date such employee’s participation in the corresponding First Midwest plan begins to be taken into account under such First Midwest plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year of the First Midwest plan;

•             we agreed First Midwest would honor and pay all severance, compensation or other benefits to specific employees of Great Lakes or any of its subsidiaries to the extent previously disclosed in the merger agreement;

•             we agreed that, upon completion of the merger, First Midwest will indemnify, defend and hold harmless the directors and officers of Great Lakes and Great Lakes Bank (when acting in such capacity) against all costs and liabilities arising out of actions or omissions occurring at or before the completion of the Merger, in accordance with First Midwest’s restated certificate of incorporation and amended and restated by-laws to the extent permitted by law;

•             we agreed that, for a period of six years after the effective time of the merger, First Midwest will maintain Great Lakes’ existing director’s and officer’s liability insurance if the annual premium therefor  is not in excess of 200% of the last annual premium paid prior to the date of the merger agreement.  See “The Merger—Interests of Certain Persons”; and

•             we agreed to use our commercially reasonable efforts to plan, execute and complete the conversion of the processing, computing, payment and other operating systems of Great Lakes Bank to those of First Midwest Bank by the closing of the merger, or at such later time as First Midwest may determine, provided that such conversion shall not become effective prior to the closing of the merger.

Conditions to Completion of the Merger

The obligations of First Midwest and Great Lakes to complete the merger are subject to the satisfaction or waiver of the following conditions:

•             the merger agreement and the merger must be approved by the requisite vote of holders of Great Lakes’ common stock;

•             the required regulatory approvals must be obtained without any conditions that could have a material adverse effect on First Midwest or materially restrict First Midwest or any of its subsidiaries in connection with the transactions contemplated by the merger agreement or with respect to the business or operations of First Midwest or any of its subsidiaries, and any waiting periods required by law must expire;

•             the First Midwest common stock that is to be issued in the merger must be approved for listing on NASDAQ and the registration statement filed with the SEC of which this proxy statement/prospectus is a part must be effective; and

•             there must be no government action or other legal restraint or prohibition preventing completion of the merger or the other mergers contemplated by the merger agreement.

The obligation of Great Lakes to complete the merger is subject to the satisfaction or waiver of the following conditions:

•             the representations and warranties of First Midwest contained in the merger agreement must be true and correct (except for representations and warranties qualified by the words “material” or “Material Adverse Effect”, which are required to be true in all respects) and First Midwest must have performed in all material respects all obligations required to be performed by it under the merger agreement;

•             receipt of a legal opinion from Seyfarth Shaw LLP, dated as of the date the merger is completed, that, on the basis of facts, representations and assumptions set forth in each of the opinion, the merger will be treated as a tax-free reorganization under federal tax laws; and

•             receipt of a legal opinion from First Midwest’s general counsel as to certain corporate matters, including First Midwest’s due incorporation and legal standing and the due authorization and issuance of First Midwest common stock in connection with the merger.

In addition, the obligation of First Midwest to complete the merger is subject to the satisfaction or waiver of the following conditions:

•             the representations and warranties of Great Lakes contained in the merger agreement must be true and correct (except for representations and warranties qualified by the words “material” or “Material Adverse Effect”, which are required to be true in all respects) and Great Lakes must have performed in all material respects all obligations required to be performed by it under the merger agreement;

•             receipt of a legal opinion from Sullivan & Cromwell LLP, dated as of the date the merger is completed, that, on the basis of facts, representations and assumptions set forth in each of the opinion, the merger will be treated as a tax-free reorganization under federal tax laws; and

•             receipt of a legal opinion from Seyfarth Shaw LLP as to certain corporate matters, including Great Lakes’ due incorporation and legal standing, the legal status of Great Lakes’ capital stock and the due authorization and execution of the merger agreement.

•             The number of dissenting shares shall not exceed 7.5% of the outstanding shares of Great Lakes common stock;

•             Great Lakes shall have obtained all required third party consents, as defined in the merger agreement;

•             Great Lakes’ closing tangible equity, as defined in the merger agreement, must be greater than or equal to $48,327,000;

•             there must be no more than 155,100 shares of Great Lakes common stock outstanding; and

•             the 30-day average balance of Great Lakes Bank’s consolidated deposits must be no less than $387,000,000 for the 30-day period ending on the day immediately prior to the closing date.

No assurance can be provided as to if, or when, the required regulatory approvals necessary to consummate the merger will be obtained, or whether all of the other conditions to the merger will be satisfied or waived by the party permitted to do so.  As discussed below, if the merger is not completed on or before July 7, 2015, either First Midwest or Great Lakes may terminate the merger agreement, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to comply with any of the provisions of the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated by either First Midwest or Great Lakes at any time before or after the merger agreement and the transactions contemplated thereby are approved by Great Lakes stockholders:

•             by our mutual consent;

•             if any governmental entity that must grant a regulatory approval has denied approval of the merger, bank merger or the other transactions contemplated thereby by final and nonappealable action, but not by a party whose failure to comply with any provision of the merger agreement caused, or materially contributed to, such denial;

•             if the merger is not completed on or before July 7, 2015, unless the failure to complete the merger by this date is due to the failure of the party seeking to terminate the merger agreement to comply with any of the provisions of the merger agreement;

•             if the other party is in a continuing breach of a representation, warranty or covenant contained in the merger agreement, after 60 days’ written notice to the breaching party, as long as that breach has not been cured within 30 days and that breach would also allow the non-breaching party not to complete the merger; or

•             if we are unable to agree on a purchase price adjustment arising out of a disagreement regarding certain environmental contamination or title insurance matters, as set forth in the merger agreement.

The merger agreement may also be terminated by First Midwest at any time before or after the merger agreement and the transactions contemplated thereby are approved by Great Lakes stockholders:

•             if Great Lakes’ stockholders fail to approve the merger agreement and the other transactions contemplated thereby, including the merger;

•             if Great Lakes’ board of directors submits the merger agreement and the other transactions contemplated thereby to its stockholders without a recommendation for approval or with special and materially adverse qualifications on the approval, or if the board of directors otherwise withdraws or materially and adversely modifies its recommendation for approval;

•             if Great Lakes’ board of directors recommends an acquisition proposal other than the merger, or if Great Lakes’ board of directors negotiates or authorizes negotiations with a third party regarding an acquisition proposal other than the merger and those negotiations continue for at least 10 business days, except that negotiations will not include the request and receipt of information from any person that submits an acquisition proposal, or discussions regarding such information for the sole purpose of ascertaining the terms of the acquisition proposal and determining whether Great Lakes’ board of directors will in fact engage in or authorize negotiations;

•             if any named fiduciary of the Great Lakes ESOP or the trustee of the Great Lakes ESOT recommends a vote against, or an abstention with respect to, the approval of the merger agreement and the other transactions contemplated thereby, including the merger, or votes against, or abstains with respect to, approval of any of the foregoing (subject to certain limitations) or fails to facilitate the pass-through voting of shares of Great Lakes common stock held by participants in the Great Lakes ESOP;

•             if Great Lakes has breached its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal, in circumstances not permitted under the merger agreement, as described above under “Acquisition Proposals by Third Parties”; or

•             if the number of dissenting shares exceeds 7.5% of the outstanding shares of Great Lakes common stock.

The merger agreement also provides that Great Lakes must pay First Midwest a fee equal to $2,900,000 or $1,500,000 in the following circumstances:

•             The fee will equal $2,900,000 if one of the following situations occurs on or before certain specified dates:

•                  if Great Lakes’ board of directors submits the merger agreement and the other transactions contemplated thereby, including the merger, to Great Lakes’ stockholders without a recommendation for approval or with material and adverse conditions on such approval, or withdraws or materially and adversely modifies its recommendation;

•                  if Great Lakes enters into an agreement to engage in a competing acquisition proposal with any person other than First Midwest or any of First Midwest’s subsidiaries;

•                  if Great Lakes authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in a competing acquisition proposal with any such person or its board of directors recommends that Great Lakes’ stockholders approve or accept such competing acquisition proposal;

•                  if any person, other than First Midwest or its subsidiaries, acquires beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Great Lakes common stock;

•                  if Great Lakes fails to convene a stockholder meeting to approve the merger agreement and the other transactions contemplated thereby, including the merger, within 60 days of the effectiveness of this Registration Statement; or

•                  Great Lakes has breached its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal, in circumstances not permitted under the merger agreement, which covenant is described below under “Acquisition Proposals by Third Parties.”

•             The fee will equal $1,500,000 if the following occurs on or before certain specified dates:

•                  if any named fiduciary of the Great Lakes ESOP or the trustee of the Great Lakes ESOT recommends a vote against, or an abstention with respect to, the approval of the merger agreement and the other transactions contemplated thereby, including the merger, or votes against, or abstains with respect to, approval of any of the foregoing (subject to certain limitations) or fails to facilitate the pass-through voting of shares of Great Lakes common stock held by participants in the Great Lakes ESOP.

Waiver and Amendment of the Merger Agreement

At any time before completion of the merger, either First Midwest or Great Lakes may, to the extent legally allowed, waive in writing compliance by the other with any provision contained in the merger agreement.  First Midwest may also change the structure of merger, as long as any change does not change the amount or type of consideration to be received by Great Lakes stockholders, does not adversely affect the timing of completion of the merger, does not adversely affect the tax consequences of the merger to Great Lakes’ stockholders and does not cause any of the conditions to complete the merger to be incapable of being satisfied.

Regulatory Approvals Required for the Merger

We have agreed to use commercially reasonable efforts to obtain the regulatory approvals required for the merger.  We refer to these approvals, along with the expiration of any statutory waiting periods related to these approvals, as the “requisite regulatory approvals.”  These include approval from the Federal Reserve and approval from the IDFPR.  We have filed the applications and notifications to obtain the requisite regulatory approvals, and the merger and the related transactions cannot proceed in the absence of the requisite regulatory approvals.  The Federal Reserve has approved the merger and the bank merger.  We cannot assure you as to whether or when the remaining requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you as to the date of receipt of any of these approvals, the terms thereof or the absence of any litigation challenging them.  Likewise, we cannot assure you that the U.S. Department of Justice or a state attorney general will not attempt to challenge the merger on antitrust grounds, or, if such a challenge is made, as to the result of that challenge.  Consummation of the bank merger also requires prior notice to the OCC, and such notice has already been provided.

We are not aware of any other material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described below.  We presently contemplate that if any additional governmental approvals or actions are required, these approvals or actions will be sought.  However, we cannot assure you that any of these additional approvals or actions will be obtained.

Federal Reserve.  Completion of the merger requires approval by the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (“BHC Act”), and the Federal Reserve has approved the merger.

The Federal Reserve is prohibited from approving any merger transaction under Section 3 of the BHC Act (1) that would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (2) whose effect in any section of the United States may be to substantially lessen competition, or to tend to create a monopoly or in any other manner restrain trade, unless the Federal Reserve finds that the anti-competitive effects of the merger transaction are clearly outweighed in the public interest by the probable effect of the merger transaction in meeting the convenience and needs of the communities to be served.

In addition, among other things, in reviewing the merger, the Federal Reserve must consider (1) the financial condition and future prospects of First Midwest, Great Lakes and their subsidiary banks, (2) the competence, experience, and integrity of the officers, directors and principal shareholders of First Midwest, Great Lakes and their subsidiary banks, (3) the convenience and needs of the communities to be served, including the record of performance under the Community Reinvestment Act of 1977, as amended, (4) the companies’ effectiveness in combating money-laundering activities, (5) First Midwest’s and its subsidiaries’ record of compliance with applicable community reinvestment laws and (6) the risk to the stability of the United States banking or financial system presented by the merger and the related transactions.

Completion of the bank merger requires approval by the Federal Reserve pursuant to the Bank Merger Act, and the Federal Reserve has also approved the bank merger.  In evaluating an application filed under the Bank Merger Act, the Federal Reserve uses substantially the same criteria as used when evaluating applications filed pursuant to the BHC Act as described above.

Pursuant to the BHC Act and the Bank Merger Act, a transaction approved by the Federal Reserve is subject to a waiting period ranging from 15 to 30 days, during which time the U.S. Department of Justice may challenge the merger transaction on antitrust grounds and seek appropriate relief.  The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise.  In reviewing the merger, the U.S. Department of Justice could analyze the merger’s effect on competition differently than the Federal Reserve, and thus it is possible that the U.S. Department of Justice could reach a different conclusion than the Federal Reserve regarding the merger’s effects on competition.  A determination by the U.S. Department of Justice not to object to the merger does not prevent the filing of antitrust actions by private persons or state attorneys general.

Illinois Department of Financial and Professional Regulation.  Consummation of the bank merger requires approval from the IDFPR under Section 22 of the Illinois Banking Act.

Among other things, in reviewing the bank merger, the IDFPR must consider (1) the financial condition and future prospects of First Midwest, Great Lakes and their subsidiary banks, (2) the general character, experience and qualifications of the directors and management of the resulting bank, (3) the convenience and needs of the area sought to be served by the resulting bank, (4) the fairness of the proposed merger to all parties involved, and (5) the safety and soundness of the resulting bank following the proposed bank merger.

Office of the Comptroller of the Currency.  Consummation of the bank merger requires prior notice to the OCC pursuant to 12 CFR § 5.33(g)(3)(ii), and such notice has been provided.

Dividends

Great Lakes is prohibited from paying cash dividends to stockholders of its common stock, unless the merger has not closed by March 1, 2015.  If the merger has not closed by March 1, 2015, Great Lakes may pay a one-time cash dividend to stockholders of its common stock of $2.00 per share, not to exceed $310,200 in the aggregate.

For further information, please see “Price Range of Common Stock and Dividends.”

Stock Exchange Listing

First Midwest has agreed to use its commercially reasonable efforts to list the First Midwest common stock to be issued in the merger on NASDAQ.  It is a condition to the completion of the merger that those shares be approved for listing on NASDAQ, subject to official notice of issuance.  Following the merger, First Midwest expects that its common stock will continue to trade on NASDAQ under the symbol “FMBI.”

Restrictions on Resales by Affiliates

First Midwest has registered its common shares to be issued in the merger with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).  No restrictions on the sale or other transfer of First Midwest common shares issued in the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of First Midwest common shares issued to any Great Lakes shareholder who is or becomes an “affiliate” of First Midwest for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act as a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, First Midwest or the combined company, as the case may be, and generally includes executive officers, directors and shareholders beneficially owning 10% or more of First Midwest’s outstanding common shares.

Dissenters’ Rights of Appraisal of Great Lakes Stockholders

The following discussion is a summary of the material statutory procedures to be followed by a holder of Great Lakes common stock in order to dissent from the merger and perfect appraisal rights.  If you want to exercise appraisal rights, you should review carefully Section 262 of the DGCL and are urged to consult a legal advisor before electing or attempting to exercise these rights because the failure to precisely follow all the necessary legal requirements may result in the loss of such appraisal rights.  This description is not complete and is qualified in its entirety by the full text of the relevant provisions of the DGCL, which are reprinted in their entirety as Appendix C to this proxy statement/prospectus.  Great Lakes stockholders seeking to exercise appraisal rights must strictly comply with these provisions.

Stockholders of Great Lakes as of the record date may exercise dissenters’ rights in connection with the merger by complying with Section 262 of the DGCL.  Consummation of the merger is subject to, among other things, the holders of no more than 7.5% of the outstanding Great Lakes common stock electing to exercise their dissenters’ rights.

If you hold one or more shares of Great Lakes common stock, you are entitled to appraisal rights under Delaware law and have the right to dissent from the merger, have your shares appraised by the Delaware Court of Chancery and receive the “fair value” of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of completion of the merger in place of the merger consideration, as determined by the court, if you strictly comply with the procedures specified in Section 262 of the DGCL.  Any such Great Lakes stockholder awarded “fair value” for their shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration, and accordingly, such Great Lakes stockholder awarded “fair value” for their shares would not receive any shares of First Midwest common stock following the completion of the merger.  Such fair value amount may differ from the value of the consideration that you would otherwise receive in the merger.

The following is a summary of the statutory procedures that you must follow if you elect to exercise your dissenters’ rights under the DGCL.  The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.  This summary is not complete and is qualified in its entirety by reference to Section 262 of the DGCL, the text of which is set forth in full in Appendix C to this proxy statement/prospectus.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of the adoption of the merger agreement, Great Lakes, not less than 20 days prior to the meeting, must notify each stockholder who was a Great Lakes stockholder on the record date for notice of such meeting and who is entitled to exercise appraisal rights, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL.  This proxy statement/prospectus constitutes the required notice, and the copy of applicable statutory provisions is attached to this proxy statement/prospectus as Appendix C.  A holder of Great Lakes common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Appendix C carefully.  Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights.  A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration.

How to exercise and perfect your right to dissent.  Great Lakes stockholders wishing to exercise the rights to seek an appraisal of their shares must do ALL of the following:

•             you must not vote in favor of the adoption of the merger agreement.  Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, if you vote by proxy and wish to exercise your appraisal rights you must vote against the adoption of the merger agreement or abstain from voting your shares;

•             you must deliver to Great Lakes a written demand for appraisal before the vote on the adoption of the merger agreement at the special meeting and all demands for appraisal must be made by you, or in your name, fully and correctly, as your name appears, with respect to shares evidenced by certificates, on your stock certificate, or, with respect to shares held in “street name” through a bank, brokerage firm or other nominee, on the stock ledger, and such demands must reasonably inform Great Lakes of your identity and your intention to demand appraisal of your shares of common stock;

•             you must continuously hold the shares from the date of making the demand through the effective time.  You will lose your appraisal rights if you transfer the shares before the effective time; and

•             you or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time.  The surviving company is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so.  Accordingly, it is the obligation of the Great Lakes stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Great Lakes common stock within the time prescribed in Section 262 of the DGCL.

Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL.  The written demand for appraisal must be in addition to and separate from any proxy or vote.

Who May Exercise Appraisal Rights.  Only a holder of record of shares of Great Lakes common stock issued and outstanding immediately prior to the effective time may assert appraisal rights for the shares of stock registered in that holder’s name.  A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates (or in the stock ledger).  The demand must reasonably inform Great Lakes of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock.  Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to Great Lakes.  The beneficial holder must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock of record.  A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Great Lakes common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Great Lakes common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners.  In that case, the written demand should state the number of shares of Great Lakes common stock as to which appraisal is sought.  Where no number of shares of Great Lakes common stock is expressly mentioned, the demand will be presumed to cover all shares of Great Lakes common stock held in the name of the record owner.

IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES.  IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

If you own shares of Great Lakes common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners.  An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.  If you hold shares of Great Lakes common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Great Lakes Financial Resources, Inc.

Attention: Thomas S. Agler, President

4600 West Lincoln Highway

Matteson, Illinois 60443

(708) 283-5800

You should sign every communication.

First Midwest’s actions after completion of the merger.  If the merger is completed, the surviving company will give written notice of the effective time within 10 days after the effective time to you if you did not vote in favor of the merger agreement and you made a written demand for appraisal in accordance with Section 262 of the DGCL.  At any time within 60 days after the effective time, you have the right to withdraw the demand and to accept the merger consideration in accordance with the merger agreement for your shares of Great Lakes common stock.  Within 120 days after the effective time, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL, or the surviving company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by you, demanding a determination of the value of the shares of Great Lakes common stock held by all dissenting stockholders.  The surviving company is under no obligation to file an appraisal petition and has no intention of doing so.  If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Great Lakes has received demands for appraisal, and the aggregate number of holders of those shares.  The surviving company must mail this statement to you within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal.  If you are the beneficial owner of shares of stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the surviving company the statement described in this paragraph.

If a petition for appraisal is duly filed by you or another record holder of Great Lakes common stock who has properly exercised his or her appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares.  The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss any stockholder who fails to comply with this direction from the proceedings.  Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Great Lakes common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.  The Delaware Court of Chancery will thereafter determine the fair value of the shares of Great Lakes common stock at the effective time held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger.  Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment.  When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates and book-entry shares.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors.  In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.  Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.  In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.  An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.  The fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration.  We do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Great Lakes common stock is less than the per share merger consideration.

If no party files a petition for appraisal within 120 days after the effective time, then you will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances.  However, costs do not include attorneys and expert witness fees.  Each dissenting stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, after the effective time, vote the Great Lakes shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Great Lakes shares as of a record date prior to the effective time.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving company, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery.  Such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within 60 days.  If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the merger consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights.  In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement.  In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Great Lakes stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES.  IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL.  TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

Voting Agreements

In connection with the execution of the merger agreement, and as a condition to First Midwest’s willingness to enter into the merger agreement, directors and executive officers of Great Lakes and Great Lakes Bank who beneficially own in the aggregate approximately 8% of Great Lakes’ outstanding common stock have entered into voting agreements with First Midwest.  Copies of the form of these voting agreements are attached as Annex 1-B to the merger agreement included as Appendix A and are incorporated by reference.

Under the voting agreement, each such stockholder has agreed, with respect to the shares of Great Lakes common stock controlled by him or her, including the shares owned by him or her through the Great Lakes ESOP, that at any meeting of the Great Lakes stockholders in relation to the merger agreement and transactions contemplated by the merger agreement and at the special stockholders meeting or any other meeting or action of Great Lakes stockholders called in relation to such matters, he or she shall vote or cause to be voted such shares as follows:

•             vote in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger; and

•             not vote in favor of any competing acquisition proposal or any action that is intended or could reasonably be expected to materially impede, interfere with, delay or materially and adversely affect the merger or any other transactions contemplated by the merger agreement or the transactions contemplated thereby.

The voting agreement also contains restrictions on the sale, transfer, assignment, pledge or other disposition of the stockholder’s shares unless the stockholder receives an irrevocable proxy in a form satisfactory to First Midwest regarding the merger agreement, the merger and any other matters required to be approved to consummate the merger and the transactions contemplated by the merger agreement or the transferee signs a voting agreement identical in all material respects.

The voting agreement will terminate the earlier of the effective time of the merger and the termination of the merger agreement.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

First Midwest

First Midwest common stock is traded on NASDAQ under the symbol “FMBI.”  The following table shows the high and low reported intra-day sales prices per share of First Midwest’s common stock as reported by NASDAQ and the cash dividends declared per share.

	Sales Price Per Share		Cash Dividends
	High	Low	Per Share

2012
First Quarter	$12.87	$10.25	$0.01
Second Quarter	$12.25	$9.42	$0.01
Third Quarter	$13.40	$10.43	$0.01
Fourth Quarter	$13.57	$11.62	$0.01
2013
First Quarter	$13.60	$12.11	$0.01
Second Quarter	$13.87	$11.57	$0.04
Third Quarter	$16.20	$13.81	$0.04
Fourth Quarter	$18.49	$14.90	$0.07
2014
First Quarter	$17.83	$15.36	$0.07
Second Quarter	$18.19	$15.49	$0.08
Third Quarter	$17.77	$15.64	$0.08

The following table sets forth the closing sale prices per share of First Midwest common stock on July 7, 2014, the last trading day completed before the public announcement of the signing of the merger agreement, and on October 20, 2014, the latest practicable date before the date of this proxy statement/prospectus.

Closing Price Per Share of First Midwest Common Stock
July 7, 2014	$17.43
October 20, 2014	$16.02

Past price performance is not necessarily indicative of likely future performance.  Because market prices of First Midwest common stock will fluctuate, you are urged to obtain current market prices for shares of First Midwest common stock.

First Midwest may repurchase shares of its common stock in accordance with applicable legal guidelines.  The actual amount of shares repurchased will depend on various factors, including: the discretion of First Midwest’s board of directors; market conditions; legal limitations and considerations affecting the amount and timing of repurchase activity; the company’s capital position; internal capital generation; and alternative potential investment opportunities.

After the merger, First Midwest currently expects to pay (when, as and if declared by First Midwest’s board of directors out of funds legally available) regular quarterly cash dividends of $0.08 per share, in accordance with First Midwest’s current practice.  The actual payment of future dividends remains subject to the determination and discretion of First Midwest’s board of directors and may change at any time.  In the first quarter of 2014, Great Lakes declared an annual cash dividend of $2.00 per share of Great Lakes common stock.  In the third quarter of 2014, First Midwest declared a quarterly cash dividend of $0.08 per share of First Midwest common stock.  For comparison, Great Lakes stockholders would therefore receive a quarterly cash dividend following the merger equivalent to $1.2590 per share of Great Lakes common stock, which equals $5.04 annually, based on First Midwest’s current quarterly dividend rate of $0.08 per share and assuming for the purpose of this example that the per share volume weighted average price of First Midwest’s common stock on NASDAQ on the ten trading days ending on and including the third trading day preceding the completion of the merger is $17.18, which was the per share volume weighted average price of First Midwest’s common stock for the ten trading days ending on and including July 7, 2014 (the last trading day prior to the announcement of the merger).  See “The Merger Agreement—Merger Consideration” above for a detailed explanation of how the merger consideration will be calculated.

In the ordinary course of business, First Midwest is dependent upon dividends from its subsidiary, First Midwest Bank, to provide funds for the payment of dividends to stockholders and to provide for other cash requirements.  Banking regulations may limit the amount of dividends that may be paid.  Approval by regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of First Midwest Bank to fall below specified minimum levels.  Approval is also required if dividends declared exceed the net profits for that year combined with the retained net profits for the preceding two years.  Under Federal Reserve regulations, the Federal Reserve has the authority to prohibit bank holding companies from engaging in activities that the Federal Reserve considers unsafe or unsound banking practices.  Under certain circumstances, the Federal Reserve may take the position that payment of dividends by First Midwest would constitute an unsafe or unsound banking practice in light of its financial condition.  Under Federal Reserve policies, a bank holding company should pay cash dividends on its common stock only out of income available over the past year and should not pay cash dividends if such payment would undermine its ability to serve as a source of strength to its banking subsidiaries.  First Midwest’s ability to pay cash dividends is further limited by its obligation to maintain adequate levels of capital in accordance with the Federal Reserve’s capital adequacy guidelines.

Great Lakes is generally prohibited from paying cash dividends to stockholders of its common stock prior to completion of the merger.  If the merger has not closed by March 1, 2015, Great Lakes may pay a one-time cash dividend to stockholders of its common stock of $2.00 per share, not to exceed $310,200 in the aggregate.

INFORMATION ABOUT FIRST MIDWEST AND GREAT LAKES

First Midwest

First Midwest is a Delaware business corporation and bank holding company headquartered in the Chicago suburb of Itasca, Illinois with operations throughout the greater Chicago metropolitan area, including northwest Indiana, as well as central and western Illinois and eastern Iowa.  First Midwest is one of the Chicago metropolitan area’s largest independent bank holding companies and its principal subsidiary, First Midwest Bank, provides a broad range of commercial and retail banking and wealth management services to consumer, commercial and industrial, and public or governmental customers.  At September 30, 2014, First Midwest had consolidated total assets of approximately $9.1 billion.  First Midwest common stock trades on the NASDAQ Stock Market under the symbol “FMBI.”

First Midwest’s executive offices are located at One Pierce Place, Suite 1500, Itasca, Illinois 60143, and its telephone number is (630) 875-7450.

Great Lakes

Great Lakes, a Delaware business corporation incorporated in 1981, is a registered bank holding company headquartered in Matteson, Illinois.  Its primary business is operating its bank subsidiary, Great Lakes Bank, with eight locations serving the southern suburbs of Chicago, Illinois.

The predecessor to Great Lakes Bank, a private financial house, was founded in 1896 by John Zacharias, William Werner, and Oliver Bourke, three businessmen from Blue Island, Illinois.  These three founders knew that local entrepreneurs would need strong financial backing to grow their business.  They registered their entity first as an Illinois state bank in 1905, becoming The Commercial Bank of Blue Island, then as a national bank in 1925 becoming The First National Bank of Blue Island.  In 1983, the bank began expansion by first acquiring the Community Bank of Homewood-Flossmoor, followed in 1988 by the acquisition of Bank of Homewood and in 1992 by the acquisition of the First State Bank of Alsip.  During the 1990s, the bank opened up additional banking centers in Matteson, Lansing, and Mokena and was renamed Great Lakes Bank in 2001.

Business

Great Lakes Bank offers a variety of traditional financial products and services that are designed to meet the financial needs of the customers and communities it serves.  Great Lakes Bank has proudly served its local businesses and residents, offering a full range of financial services for over 100 years.  Great Lakes Bank does not engage in any sub-prime lending, nor does it engage in non-commercial banking activities, such as investment banking services.  The banking and financial services industry in the markets in which Great Lakes Bank operates (and particularly the Chicago metropolitan area) is highly competitive.  Generally, Great Lakes Bank competes for banking customers and deposits with other local, regional, national, and internet banks and savings and loan associations; personal loan and finance companies; credit unions; mutual funds; and investment brokers.

Deposit and Retail Services

Great Lakes Bank offers a full range of deposit services that are typically available at most commercial banks and financial institutions, including checking accounts, NOW accounts, money market accounts, savings accounts, time deposits of various types ranging from shorter-term to longer-term certificates of deposit and individual retirement accounts.  Great Lakes Bank provides online and mobile banking to its deposit customers.

Lending

Great Lakes Bank provides a range of commercial and industrial, commercial real estate, and personal lending products and services for its customers.  The majority of Great Lakes Bank’s client relationships are based in the south suburban market of Chicago.  Great Lakes Bank’s largest category of lending is commercial real estate, followed by commercial and industrial, 1-4 family mortgages and home equity loans and lines of credit.  Great Lakes Bank utilizes credit underwriting standards to both meet the credit needs of all its customers while protecting the bank’s asset quality.  When extending credit, Great Lakes Bank’s decisions are based upon the customer’s ability to repay their loan, as well as the value of any collateral securing the loan.

Sources of Funds

Great Lakes Bank maintains stable sources of funding primarily through deposits from its customers.  Great Lakes Bank’s largest category of deposits are savings and money markets, followed by transactional accounts, and noninterest-bearing deposits.  Great Lakes Bank also obtains funds from the amortization, repayment, and prepayment of loans; the sales or maturity of investment securities; advances from the Federal Home Loan Bank (“FHLB”); securities sold under agreements to repurchase; federal funds purchased; revolving line of credit; and cash flows generated by operations.

Investment Activities

Great Lakes Bank maintains a securities portfolio to manage risk and provide Great Lakes Bank with asset diversification, income, collateral for its own borrowing and financial stability.  Great Lakes Bank administers the securities portfolio in accordance with policies adopted by its board of directors and implemented by Great Lakes Bank’s funds management committee.  The objectives of the securities portfolio are to diversify and mitigate exposures to credit and interest rate risk, to provide liquidity, and to enhance profitability by fully investing available funds.

Additional Information

Great Lakes shares are not registered under the Securities Exchange Act of 1934 and, accordingly, there is no active public market and a lack of liquidity for Great Lakes’ stock.

Great Lakes’ executive offices are located at 4600 West Lincoln Highway, Matteson, Illinois 60443, and its telephone number is (708) 503-0400.

DESCRIPTION OF FIRST MIDWEST CAPITAL STOCK

As a result of the merger, Great Lakes stockholders who receive shares of First Midwest common stock in the merger will become stockholders of First Midwest.  Your rights as stockholders of First Midwest will be governed by Delaware law and the restated certificate of incorporation and the amended and restated by-laws of First Midwest as may be amended and in effect from time to time.  The following description of the material terms of First Midwest’s capital stock, including the common stock to be issued in the merger, reflects the anticipated state of affairs upon completion of the merger.  We urge you to read the applicable provisions of Delaware law, First Midwest’s restated certificate of incorporation and amended and restated by-laws and federal law governing bank holding companies carefully and in their entirety.  Copies of First Midwest’s restated certificate of incorporation and First Midwest’s amended and restated by-laws have been filed with the SEC.  To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”

General

First Midwest’s authorized capital stock consists of 150,000,000 shares of First Midwest common stock, par value $0.01 per share and 1,000,000, shares of preferred stock, without par value.  As of the record date of the Great Lakes special meeting, there were 75,294,662 shares of First Midwest common stock outstanding and no shares of First Midwest preferred stock outstanding.  In addition, as of the record date of the Great Lakes special meeting, 3,754,426 shares of First Midwest common stock were reserved for issuance upon conversion or exercise, exercise of stock options and awards, and approximately 60,000 shares of First Midwest Participating Preferred Stock, without par value, were authorized for issuance upon the exercise of the preferred share purchase rights described under “—Stockholder Rights Agreement.”

Because First Midwest is a holding company, the rights of First Midwest to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of First Midwest’s stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that First Midwest itself may be a creditor of that subsidiary with recognized claims.  Claims on First Midwest’s subsidiaries by creditors other than First Midwest will include substantial obligations with respect to deposit liabilities and purchased funds.

Preferred Stock

The First Midwest board of directors is authorized to divide the preferred stock into series and, subject to applicable law, to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and any other special or relative rights that may be desired for any such series.  If and when any First Midwest preferred stock is issued, the holders of First Midwest preferred stock may have a preference over holders of First Midwest common stock in the payment of dividends, upon liquidation of First Midwest, in respect of voting rights and in the redemption of the capital stock of First Midwest.

Common Stock

Dividends.  Subject to the rights of any series of preferred stock authorized by the board of directors as provided by First Midwest’s restated certificate of incorporation, the holders of First Midwest common stock are entitled to dividends as and when declared by the First Midwest board of directors out of funds legally available for the payment of dividends.

Voting Rights.  Each holder of First Midwest common stock has one vote for each share held on matters presented for consideration by the stockholders.  Except as otherwise required by law or provided in any resolution adopted by First Midwest’s board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power.  First Midwest’s restated certificate of incorporation does not provide for cumulative voting in the election of directors.

Classification of Board of Directors.  The First Midwest board of directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of First Midwest are elected at each annual meeting of the stockholders of First Midwest.  Classification of the First Midwest board of directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the First Midwest board of directors and thereby could impede a change in control of First Midwest.

Preemptive Rights.  The holders of First Midwest common stock have no preemptive rights and no right to convert their stock into any other securities.

Redemption and Sinking Fund.  There are no redemption or sinking fund provisions applicable to First Midwest common stock.  The holders of First Midwest common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

Issuance of Stock.  First Midwest’s restated certificate of incorporation authorizes the First Midwest board of directors to authorize the issuance of shares of First Midwest common stock and First Midwest preferred stock and any other securities without stockholder approval.  However, First Midwest common stock is listed on NASDAQ, which requires stockholder approval of the issuance of additional shares of First Midwest common stock under certain circumstances.  The DGCL also requires stockholder approval of the issuance of additional shares of First Midwest common stock under certain circumstances.

Liquidation Rights.  In the event of liquidation or dissolution, subject to the rights of any outstanding series of preferred stock and creditors of First Midwest, the holders of First Midwest’s common stock are entitled to share in all assets remaining for distribution to common stockholders according to their interests.

Stockholder Rights Agreement

First Midwest has a stockholder rights agreement that could discourage unwanted or hostile takeover attempts that are not approved by First Midwest’s board of directors.  Pursuant to the stockholder rights agreement, each outstanding share of First Midwest common stock has associated with it one preferred share purchase right (each, a “Right”).  Each Right entitles the registered holder to purchase from First Midwest one one-thousandth of a share of First Midwest Participating Preferred Stock at an exercise price of $150, subject to adjustment.  The terms of the Rights were originally set forth in a Rights Agreement, dated February 15, 1989, between First Midwest and The First National Bank of Chicago, as rights agent.  The terms of the Rights are currently set forth in an Amended and Restated Rights Agreement, dated November 15, 1995, between First Midwest and First Midwest Bank (formerly First Midwest Trust Company) as Rights Agent, as amended by the First Amendment to Amended and Restated Rights Agreement, dated June 18, 1997 between First Midwest and First Midwest Bank, the Second Amendment to Amended and Restated Rights Agreement, dated November 14, 2005 between First Midwest and First Midwest Bank and the Third Amendment to Amended and Restated Rights Agreement, dated December 3, 2008 between First Midwest and First Midwest Bank.  The following summary of certain terms of the Rights is qualified in its entirety by reference to the current Rights Agreement, as amended, which is on file with the SEC.

•                  The Rights will become exercisable only if a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, 10% or more of the outstanding shares of First Midwest’s common stock.

•                  If a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, the threshold percentage, each Right will entitle the registered holder, other than such person or group, to buy, at the then current exercise price of the Right, shares of common stock having a market value equal to twice the exercise price of the Right.

•                  If First Midwest is acquired in a merger or other business combination, each Right will entitle the registered holder, other than such person or group, to purchase, at the then current exercise price of the Right, securities of the surviving company having a market value equal to twice the exercise price of the Right.  The Rights will expire on November 15, 2015, and First Midwest may redeem or exchange them at any time before they become exercisable.

•                  Until the Rights become exercisable, they are evidenced by the common stock certificates and are transferred only with such certificates.

COMPARISON OF STOCKHOLDER RIGHTS

The rights of First Midwest stockholders are governed by the Delaware General Corporation Law, or DGCL, and First Midwest’s restated certificate of incorporation and amended and restated by-laws.  The rights of Great Lakes stockholders are governed by the DGCL and Great Lakes’ amended and restated certificate of incorporation and by-laws.  After the merger, the rights of Great Lakes’ and First Midwest’s stockholders will be governed by the DGCL and First Midwest’s restated certificate of incorporation and amended and restated by-laws.  The following discussion summarizes the material differences between the rights of Great Lakes stockholders and the rights of First Midwest stockholders.  We urge you to read First Midwest’s restated certificate of incorporation, First Midwest’s amended and restated by-laws, Great Lakes’ amended and restated certificate of incorporation, Great Lakes’ by-laws, and the DGCL carefully and in their entirety.

Authorized Capital Stock

First Midwest.  First Midwest’s restated certificate of incorporation authorizes it to issue up to 150,000,000 shares of First Midwest common stock, par value $0.01 per share and 1,000,000 shares of preferred stock, without par value.  As of the record date of the Great Lakes special meeting, there were 75,294,662 shares of First Midwest common stock outstanding and no shares of First Midwest preferred stock outstanding.  See “Description of First Midwest Capital Stock” on page 57.  As of the record date of the Great Lakes special meeting, 3,754,426 shares of First Midwest common stock were reserved for issuance upon conversion or exercise, exercise of stock options and awards, and approximately 60,000 shares of First Midwest Participating Preferred Stock, without par value, were authorized for issuance upon the exercise of the preferred share purchase rights described below under “—Stockholder Rights Plans.”

Great Lakes.  Great Lakes’ amended and restated certificate of incorporation provides that the authorized capital stock of Great Lakes consists of 600,000 shares of common stock, par value $12.50 per share, and 500,000 shares of preferred stock, without par value.  As of the record date of the Great Lakes special meeting, there were 155,100 shares of Great Lakes common stock outstanding and no shares of Great Lakes preferred stock outstanding.

Size of Board of Directors

First Midwest.  First Midwest’s restated certificate of incorporation provides for First Midwest’s board of directors to consist of not less than 3 nor more than 20 directors, with the exact number to be fixed by First Midwest’s board of directors from time to time.  The First Midwest board of directors currently has 13 directors.

Great Lakes.  Great Lakes’ amended and restated certificate of incorporation provides for Great Lakes’ board of directors to consist of not less than 4 nor more than 15 directors, with the exact number to be fixed by Great Lakes’ board of directors from time to time.  The Great Lakes board of directors currently has 6 directors.

Classes of Directors

First Midwest.  First Midwest’s restated certificate of incorporation provides that First Midwest’s board is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.  Accordingly, control of the board of directors of First Midwest cannot be changed in one year; at least two annual meetings must be held before a majority of the board of directors may be changed.  Holders of shares of First Midwest common stock do not have the right to cumulate their votes in the election of directors.

Great Lakes.  Great Lakes’ board of directors is not classified.  Holders of shares of Great Lakes common stock do not have the right to cumulate their votes in the election of directors.  Great Lakes’ by-laws provide that each director is elected annually.

Removal of Directors

First Midwest.  Under First Midwest’s restated certificate of incorporation, any First Midwest director may be removed only for cause and only by the affirmative vote of the holders of 67% of the shares then entitled to vote in the election of directors.

Great Lakes.  Under Great Lakes’ bylaws, any Great Lakes director or directors may be removed at any duly called and held special meeting of Great Lakes stockholders, with or without cause, by the affirmative vote of a majority of all shares of stock outstanding and entitled to vote in the election of directors.

Filling Vacancies on the Board of Directors

First Midwest.  Under First Midwest’s restated certificate of incorporation, any vacancy occurring in First Midwest’s board of directors shall be filled by a majority vote of the remaining directors.

Great Lakes.  Under Great Lakes’ bylaws, any vacancy occurring in Great Lakes’ board of directors, other than a vacancy occurring by reason of removal by the stockholders, shall be filled by a majority vote of the remaining directors.  In the case of a vacancy occurring by reason of removal by the stockholders, the stockholders are entitled to vote for the successor to the removed director and if the stockholders do not fill such vacancy, then such vacancy will be filled by a majority vote of the remaining directors.

Nomination of Director Candidates by Stockholders

First Midwest.  First Midwest’s restated certificate of incorporation establishes procedures that stockholders must follow to nominate persons for election to First Midwest’s board of directors.  The stockholder making the nomination must deliver written notice to First Midwest’s Secretary between 120 and 180 days prior to the date of the meeting at which directors will be elected.  However, if less than 130-days’ notice is given of the meeting date, that written notice by the stockholder must be delivered by the tenth day after the day on which the meeting date notice was given.  Notice will be deemed to have been given more than 130 days prior to the annual meeting if First Midwest previously disclosed that the meeting in each year is to be held on a specific date.

The nomination notice must set forth certain information about the person to be nominated, including information that is required pursuant to paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, and must also include the nominee’s written consent to being nominated and to serving as a director if elected.  The nomination notice must also set forth certain information about the person submitting the notice, including the stockholder’s name and address and the class and number of First Midwest shares that the stockholder owns of record or beneficially.  The person presiding at the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the provisions of First Midwest’s restated certificate of incorporation, and the defective nomination will be disregarded.

Great Lakes.  Great Lakes’ bylaws establish procedures that stockholders must follow to nominate persons for election to Great Lakes’ board of directors.  The stockholder making the nomination must deliver written notice to Great Lakes’ Secretary between 30 and 75 days before the annual meeting at which directors will be elected.  However, if less than 40-days’ notice is given of the meeting date, that written notice by the stockholder must be delivered by the tenth day after the day on which the meeting date notice was given

The nomination notice must set forth certain information about the person to be nominated similar to information required for disclosure in proxy solicitations for director election pursuant to Exchange Act Regulation 14A, and must also include the nominee’s written consent to being nominated and to serving as a director if elected.  The nomination notice must also set forth certain information about the person submitting the notice, including the stockholder’s name and address and a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.  The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the provisions of Great Lakes’ bylaws, and the defective nomination will be disregarded.

Calling Special Meetings of Stockholders

First Midwest.  A special meeting of stockholders may be called only by First Midwest’s board of directors, by First Midwest’s Chairman of the board of directors or by First Midwest’s President, provided, however, that holders of at least 51% of First Midwest’s outstanding stock entitled to vote generally in the election of directors may also call a special meeting solely for the purpose of removing a director or directors for cause.

Great Lakes.  A special meeting of stockholders may be called by Great Lakes’ board of directors, by Great Lakes’ Chairman of the board of directors or by Great Lakes’ President, and shall be called by Great Lakes’ Chairman of the board of directors, President or Secretary at the written request of holders of a majority of Great Lakes’ outstanding stock entitled to vote generally in the election of directors.

Stockholder Proposals

First Midwest.  First Midwest’s restated bylaws provide that stockholder proposals brought before any stockholder meeting shall be determined by a majority of the votes cast, unless a greater number is required by law or the First Midwest restated certificate of incorporation for the action proposed.

First Midwest’s restated certificate of incorporation provides that a stockholder must give advance written notice to First Midwest of any proposal for business to be transacted at an annual or special meeting of stockholder.  The notice must be in writing and must be delivered to the Secretary of First Midwest between 120 and 180 days before the stockholder meeting.  However, if less than 130-days’ notice is given of the meeting date, that written notice by the stockholder must be delivered by the tenth day after the day on which the meeting date notice was given.

Stockholder notice for stockholder proposals must set forth, as to each matter such stockholder proposes to bring before the stockholder meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for why the stockholder favors the proposal, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of First Midwest capital stock which are owned beneficially or of record of such stockholder, and (iv) any material interest of the stockholder in such proposal.

Great Lakes.  Great Lakes’ bylaws provide that stockholders proposals brought before any stockholders meeting shall be determined by a majority of the votes cast.

Great Lakes’ bylaws provide that a stockholders must give advance written notice to Great Lakes of any proposal for business to be transacted at an annual or special meeting of stockholders.  The notice must be in writing and must be delivered to the Secretary of Great Lakes between 30 and 75 days prior to the date of the meeting.  However, if less than 40-days’ notice is given of the meeting date, that written notice by the stockholder must be delivered by the tenth day after the day on which the meeting date notice was given.

Stockholder notice for proposals must set forth, as to each matter such stockholder proposes to bring before the stockholder meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the number of shares of Great Lakes common stock which are owned beneficially or of record of such stockholder, and (iv) any financial or other interest of the stockholder in the proposal.

Notice of Stockholder Meetings

First Midwest.  First Midwest’s amended and restated by-laws provide that First Midwest must notify stockholders between 10 and 60 days before any stockholder meeting of the place, day and hour of the meeting and the general nature of the business to be considered at the meeting.

Great Lakes.  Great Lakes’ by-laws provide that Great Lakes must notify stockholders between 10 and 60 days before any stockholder meeting of the place, day and hour of the meeting and the purpose or purposes for which the meeting is called.

Stockholder Rights Plans

First Midwest.  While Delaware law does not include a statutory provision expressly validating stockholder rights plans, such plans have generally been upheld by court decisions applying Delaware law.

First Midwest has a stockholder rights agreement, which will be in effect for the combined company after the merger.  This plan is described above in the section entitled “Stockholder Rights Agreement” beginning on page 58.

Great Lakes.  Great Lakes does not have a stockholder rights plan in place.

Indemnification of Directors and Officers

First Midwest.  First Midwest’s amended and restated by-laws provide that First Midwest will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of First Midwest or by reason of the fact that such person is or was serving at the request of the First Midwest as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, but in each case only if and to the extent permitted under Delaware or federal law.

Great Lakes.  Great Lakes’ by-laws provide that Great Lakes will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of Great Lakes or by reason of the fact that such person is or was serving at the request of the Great Lakes as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and shall (in the case of directors and officers) or may (in the case of employees of agents) advance expenses incurred by such person in connection with such action, suit, or proceeding, but in each case only if and to the extent permitted under Delaware or federal law.

Amendments to Certificate of Incorporation and By-Laws

First Midwest.  First Midwest’s restated certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote is required to alter, amend or repeal most provisions of the amended and restated certificate of incorporation; provided, however, if any proposal to alter, amend or repeal any such provision is approved by 80% of the board of directors, then in such case only the affirmative vote as is required by law or as may otherwise be required by the amended and restated certificate of incorporation of the outstanding shares of capital stock entitled to vote is required to alter, amend or repeal such provision.  First Midwest’s amended and restated by-laws may be amended only upon the affirmative vote of a majority of all of the directors or upon the affirmative vote of the holders of at least 67% of the voting power of the then outstanding shares of capital stock entitled to vote.

Great Lakes.  Great Lakes’ restated certificate of incorporation provides that the corporation reserves the right to amend its certificate of incorporation in the manner prescribed at the time by the DGCL.  Great Lakes’ by-laws may be amended only upon the affirmative vote of at least 66 2/3% of all of the directors or upon the affirmative vote of the holders of at least 70% of the voting power all outstanding capital stock of the corporation entitled to vote thereon.

SECURITY OWNERSHIP OF GREAT LAKES DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of October 22, 2014, holdings of Great Lakes’ common shares by each present director and executive officer of Great Lakes and all directors and executive officers as a group based on 155,100 common shares outstanding.  The address for each director and executive officer listed below is c/o Great Lakes Financial Resources, Inc., 4600 West Lincoln Highway, Matteson, Illinois 60443.

Name	Number and Nature of Common Shares Beneficially Owned (1) (2)	% of Outstanding Common Shares
Directors
Thomas S. Agler	4,884	3.15
Ronald Bean	8	*
James U. Bronson Jr.	765	*
Louis J. Hoekstra	1,284	*
Ronald T. Shropshire	4,445	2.87
William M. Slager	81	*
Other Executive Officers
Paul S. Van Zee	614	*
All directors and executive officers as a group (7 in group)	12,081	7.79

*                      Less than 1.0%.

(1)              For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any of any common shares that such person or group has the right to acquire within 60 days after October 22, 2014.

(2)              The amounts shown includes shares held through the Great Lakes ESOP.

The following table identifies each person known to Great Lakes as of October 22, 2014 to beneficially own more than 5% percent of the outstanding common shares of Great Lakes based on 155,100 common shares outstanding:

Name	Number and Nature of Common Shares Beneficially Owned	% of Outstanding Common Shares
Great Lakes Financial Resources, Inc. Employee Stock Ownership Plan c/o GreatBanc Trust Company 801 Warrenville Road, Suite 500 Lisle, Illinois 60532	77,260(3)	49.8%

(3)              GreatBanc Trust Company holds the shares for the Great Lakes ESOP pursuant to a written agreement.  Under this written agreement, for certain corporate matters, including approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, GreatBanc Trust Company votes the shares as directed by Great Lakes ESOP participants, and for shares for which no directions are received, GreatBanc Trust Company votes the shares as directed by the Great Lakes ESOP Committee.  The members of the Great Lakes ESOP Committee are Thomas S. Agler, Mary A. Mesch, Ronald T. Shropshire and Paul S. Van Zee, all of whom are employees of Great Lakes Bank.

STOCKHOLDER PROPOSALS

Great Lakes held its 2014 annual meeting of stockholders on April 15, 2014.  If the merger is completed, Great Lakes stockholders will become stockholders of First Midwest and there will be no future annual meetings of Great Lakes stockholders.  Great Lakes’ by-laws establish an advance notice procedure with regard to director  nominations and other business proposals by stockholders to be presented at its next annual meeting, which is currently anticipated to be held on April 21, 2015 if the merger has not been completed by that date.  For these nominations or other business proposals to be properly brought before Great Lakes’ 2015 annual meeting by a Great Lakes stockholder, the stockholder must have delivered written notice to Great Lakes not less than 30 days nor more than 75 days prior to the date of the 2015 annual meeting.  Such nominations and other business proposals must comply with all requirements set forth in Great Lakes’ bylaws and Delaware law.

VALIDITY OF SECURITIES

The validity of the First Midwest common stock to be issued in connection with the merger has been passed upon for First Midwest by Nicholas J. Chulos, Executive Vice President, Corporate Secretary and General Counsel of First Midwest.  As of the date of this proxy statement/prospectus, Mr. Chulos owned less than 0.1% of the outstanding First Midwest common shares.

EXPERTS

The consolidated financial statements of First Midwest Bancorp, Inc. appearing in First Midwest Bancorp, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of First Midwest Bancorp, Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and First Midwest Bancorp, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of First Midwest Bancorp, Inc. for the three-month periods ended March 31, 2014 and March 31, 2013, and for the three-month and six-month periods ended June 30, 2014 and June 30, 2013, incorporated by reference in this document, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 12, 2014 and August 4, 2014, included in First Midwest Bancorp, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provision of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

The consolidated financial statements of Great Lakes Financial Resources, Inc. for the years ended December 31, 2013 and 2012 included herein beginning on page F-3 have been audited by Crowe Horwath LLP, independent auditors, as set forth in their report, included therein.  Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

As of the date of this proxy statement/prospectus, Great Lakes’ board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus.  If any other matters properly come before the Great Lakes special meeting, or any adjournments of that meeting, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters.  The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the board of directors of Great Lakes.

WHERE YOU CAN FIND MORE INFORMATION

First Midwest has filed a registration statement with the SEC under the Securities Act that registers the distribution to Great Lakes stockholders of the shares of First Midwest common stock to be issued in the merger.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about First Midwest and its common stock, Great Lakes and the combined company.

First Midwest is required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents filed by First Midwest at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  First Midwest’s filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.  You can also find information about First Midwest by visiting First Midwest’s web site at www.firstmidwest.com.  Information contained in these web sites does not constitute part of this prospectus.

The SEC allows First Midwest to “incorporate by reference” information into this proxy statement/prospectus.  This means that First Midwest can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that First Midwest has previously filed with the SEC (other than the portions of those documents not deemed to be filed).  They contain important information about First Midwest and First Midwest’s financial condition:

•                  Annual Report on Form 10-K for the year ended December 31, 2013;

•                  Definitive Proxy Statement on Schedule 14A for First Midwest’s 2014 Annual Meeting of Stockholders filed on April 17, 2014;

•                  Quarterly Reports on Form 10-Q filed for the quarters ended March 31 and June 30, 2014;

•                  Current Reports on Form 8-K filed on January 27, 2014, April 3, 2014, May 27, 2014, August 26, 2014 and October 22, 2014;

•                  The description of First Midwest common stock set forth in First Midwest’s registration statement on Form 8-A filed on March 7, 1983 and any amendment or report filed for the purpose of updating any such description; and

•                  The description of preferred share purchase rights of First Midwest set forth in Amendment No. 1 to the Registration Statement on Form 8-A dated November 21, 1995, Amendment No. 2 to the Registration Statement on Form 8-A dated June 30, 1997, Amendment No. 3 to the Registration Statement on Form 8-A dated November 17, 2005 and Amendment No. 4 to the Registration Statement on Form 8-A dated December 9, 2008, and any amendment or report filed for the purpose of updating this description.

First Midwest incorporates by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of Great Lakes’ special meeting (other than the portions of those documents not deemed to be filed).  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

First Midwest has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to First Midwest.  Great Lakes has supplied all information contained in this proxy statement/prospectus relating to Great Lakes.

You can obtain any of the documents incorporated by reference in this proxy statement/prospectus through First Midwest or from the SEC through the SEC’s Internet world wide web site at http://www.sec.gov.  Documents incorporated by reference are available from First Midwest without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus.  You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone as specified below:

First Midwest Bancorp, Inc.
Attention:  Assistant Corporate Secretary
One Pierce Place, Suite 1500
Itasca, IL 60143
(630) 875-7463

In order for you to receive timely delivery of the documents in advance of the special meeting of Great Lakes stockholders, you must request the information by November 24, 2014.  If you request any incorporated documents, First Midwest will mail them to you by first-class mail, or another equally prompt means, within one business day after it receives your request.

We have not authorized anyone to give any information or make any representation about the merger agreement or the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that First Midwest has incorporated into this proxy statement/prospectus.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.  The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This registration statement, as well as First Midwest’s other filings with the SEC and First Midwest’s and Great Lakes’ other communications with their stockholders, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any results, levels of activity, performance, or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below.

In some cases, we identified forward-looking statements by such words or phrases as ‘‘will likely result,’’ ‘‘is confident that,’’ ‘‘remains optimistic about,’’ ‘‘expects,’’ ‘‘should,’’ ‘‘could,’’ ‘‘seeks,’’ ‘‘may,’’ ‘‘will continue to,’’ ‘‘believes,’’ ‘‘anticipates,’’ ‘‘predicts,’’ ‘‘forecasts,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘potential,’’ ‘‘intends,’’ or similar expressions identifying forward-looking statements within the meaning of the PSLRA, including the negative of those words and phrases. These forward-looking statements are not historical facts, but instead are based on management’s current views and assumptions regarding future events, future business conditions, outcomes, and our outlook for First Midwest and Great Lakes based on currently available information. We wish to caution readers not to place undue reliance on any such forward-looking statements as we do not undertake any obligation to update them to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

In connection with the safe harbor provisions of the PSLRA, we are hereby identifying important factors that could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any forward-looking statements.

Among the factors that could have an impact on our ability to achieve operating results, growth plan goals, and the beliefs expressed or implied in forward-looking statements are:

•             the risk that the businesses of First Midwest and Great Lakes will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

•             expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame;

•             revenues following the merger may be lower than expected;

•             deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

•             the ability to obtain governmental approvals of the merger on the proposed terms and schedule;

•             the failure of Great Lakes’ stockholders to approve the merger;

•             local, regional, national and international economic conditions and the impact they may have on First Midwest and Great Lakes and their customers and First Midwest’s and Great Lakes’ assessment of that impact;

•             changes in the level of non-performing assets and charge-offs;

•             changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•             inflation, interest rate, securities market and monetary fluctuations;

•             changes in the competitive environment among financial holding companies and banks; and

•             changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Midwest and Great Lakes must comply.

The foregoing list of important factors may not be all-inclusive, and we specifically decline to undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

INDEX TO FINANCIAL INFORMATION

Great Lakes Financial Resources, Inc.

Crowe Horwath LLP Independent Member Crowe Horwath International

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and
Board of Directors
Great Lakes Financial Resources, Inc.
Matteson, Illinois

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Great Lakes Financial Resources, Inc., which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Great Lakes Financial Resources, Inc. as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP
Oak Brook, Illinois
February 10, 2014

CONSOLIDATED BALANCE SHEETS

December 31, 2013 and 2012
(Dollars in thousands)

	2013	2012
ASSETS
Cash and due from banks	$8,814	$11,473
Federal funds sold	—	—
Cash and cash equivalents	8,814	11,473
Securities available-for-sale	301,414	327,865
Loans, net of allowance of $8,224 and $8,731	229,135	246,804
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	2,105	2,176
Premises and equipment, net	8,448	8,522
Goodwill	6,377	6,377
Company owned life insurance	10,113	10,455
Real estate owned, net	3,904	8,009
Accrued interest receivable and other assets	10,747	6,740
Total assets	$581,057	$628,421
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest-bearing	$117,900	$129,083
Interest-bearing	361,706	370,654
Total deposits	479,606	499,737
Federal funds purchased	3,550	7,000
Securities sold under agreements to repurchase	27,350	40,237
Federal Home Loan Bank advances	5,000	10,000
Term debt	2,250	2,500
Subordinated debentures	14,000	14,000
Accrued interest payable and other liabilities	1,462	1,759
Total liabilities	533,218	575,233
Shareholders’ equity
Common stock — 155,100 and 159,600 shares outstanding	2,987	2,987
Additional paid-in capital	2,987	2,987
Retained earnings	64,031	60,907
Treasury stock, at cost, (2013 — 83,828 shares; 2012 — 79,328 shares)	(15,301)	(14,351)
Accumulated other comprehensive income (loss)	(6,865)	658
Total shareholders’ equity	47,839	53,188
Total liabilities and shareholders’ equity	$581,057	$628,421

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2013 and 2012
(Dollars in thousands)

	2013	2012
Interest and dividend income
Loans, including fees	$11,382	$13,225
Taxable securities	6,919	7,366
Tax-exempt securities	457	549
Federal funds sold and other	41	43
Total interest income	18,799	21,183
Interest expense
Deposits	765	1,022
Federal funds purchased and repurchase agreements	463	558
Federal Home Loan Bank advances	345	698
Borrowed funds	92	93
Subordinated debentures	277	288
Total interest expense	1,942	2,659
Net interest income	16,857	18,524
Provision for loan losses	—	600
Net interest income after provision for loan losses	16,857	17,924
Non-interest income
Service charges on deposit accounts	1,350	1,583
Debit card fees	895	918
Net gains on sale of securities	261	366
Earnings on Company owned life insurance	303	328
Income from death benefit of Company owned life insurance	867	657
Other	997	1,274
Total non-interest income	4,673	5,126
Non-interest expense
Salaries and employee benefits	8,057	8,970
Occupancy and equipment	3,030	3,395
Data processing	1,042	971
Federal deposit insurance	997	1,082
Professional services	973	1,120
Foreclosed assets, net	142	1,412
Loss on disposal of fixed assets	—	993
Other	2,787	2,973
Total non-interest expense	17,028	20,916
Income before income tax benefit	4,502	2,134
Income tax expense	1,218	303
Net income	$3,284	$1,831

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2013 and 2012
(Dollars in thousands)

	2013	2012
Net income	$3,284	$1,831
Other comprehensive income (loss)
Unrealized gains on securities
Unrealized holding gains (losses) arising during period	(12,072)	1,507
Reclassification adjustment for gains included in net income	(261)	(366)
Tax effect	4,810	(445)
Total other comprehensive income (loss)	(7,523)	696
Comprehensive income (loss)	$(4,239)	$2,527

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended December 31, 2013 and 2012
(Dollars in thousands, except per share data)

	Common Stock and Additional Paid-In Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total
Balance, January 1, 2012	$5,974	$59,076	$(13,666)	$(38)	$51,346
Net income	—	1,831	—	—	1,831
Other comprehensive income, net of tax	—	—	—	696	696
Purchase of common treasury stock, 3,400 shares	—	—	(685)	—	(685)
Balance, December 31, 2012	5,974	60,907	(14,351)	658	53,188
Net income	—	3,284	—	—	3,284
Other comprehensive income (loss), net of tax	—	—	—	(7,523)	(7,523)
Cash dividends ($1 per share)	—	(160)	—	—	(160)
Purchase of common treasury stock, 4,500 shares	—	—	(950)	—	(950)
Balance, December 31, 2013	$5,974	$64,031	$(15,301)	$(6,865)	$47,839

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2013 and 2012
(Dollars in thousands)

	2013	2012
Cash flows from operating activities
Net income	$3,284	$1,831
Adjustments to reconcile net income to net cash from operating activities
Net amortization of securities	1,658	1,719
Net gains on sales of securities	(261)	(366)
Depreciation and amortization	785	768
Loss on disposal of fixed assets	—	993
Provision for loan losses	—	600
Prepayment penalty on securities sold under repurchase agreement	345	—
Prepayment penalty on Federal Home Loan Bank advances	—	370
Earnings on Company owned life insurance	(303)	(328)
Income from death benefit on Company owned life insurance	(867)	(657)
Net gains on sale of other real estate owned	(394)	(301)
Direct write down expense of other real estate owned	505	979
Deferred income tax benefit	479	(423)
Net change in
Accrued interest receivable and other assets	86	735
Accrued interest payable and other liabilities	(297)	65
Net cash from operating activities	5,020	5,985

Cash flows from investing activities
Securities available-for-sale
Sales	7,507	5,917
Maturities, prepayments, and calls	76,725	78,968
Purchases	(71,510)	(109,763)
Redemption of Federal Home Loan Bank and Federal Reserve Bank stock	71	1,382
Loan originations and payments, net	17,052	14,855
Additions to premises and equipment	(711)	(279)
Disposal of leasehold improvements and equipment	—	964
Proceeds from death benefits on Company owned life insurance	1,512	982
Sales of other real estate owned	4,611	3,394
Other	237	608
Net cash from investing activities	35,494	(2,972)

Cash flows from financing activities
Net change in deposits	(20,131)	(1,127)
Net change in federal funds purchased	(3,450)	7,000
Net change in securities sold under repurchase agreements	(13,232)	(2,675)
Repayment of Federal Home Loan Bank advances	(5,000)	(10,370)
Repayment of borrowed funds	(250)	—
Purchase of treasury stock	(950)	(685)
Dividends paid	(160)	—
Net cash from financing activities	(43,173)	(7,857)

Net change in cash and cash equivalents	(2,659)	(4,844)

Beginning cash and cash equivalents	11,473	16,317

Ending cash and cash equivalents	$8,814	$11,473

	2013	2012

Supplemental cash flow information
Interest paid	$2,066	$2,728
Income taxes paid	880	657
Transfer of loans to other real estate owned	642	8,028

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation:  The consolidated financial statements include the accounts of Great Lakes Financial Resources, Inc. and its wholly owned subsidiary, Great Lakes Bank, National Association (“the Bank”) (collectively referred to as “the Company”).  Intercompany transactions and balances are eliminated in consolidation.

The Company provides financial services through its offices located in the southern suburbs of Chicago.  Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are commercial, residential real estate, and consumer loans.  Substantially all loans are secured by specific items of collateral, including business assets, consumer assets, and commercial and residential real estate.  Commercial loans are expected to be repaid from cash flow from operations of businesses.  There are no significant concentrations of loans to any one industry or customer.  However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area.

Subsequent Events: The Company has evaluated subsequent events for recognition and disclosure through February 10, 2014, which is the date the financial statements were available to be issued.

Use of Estimates:  To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information.  These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.  The allowance for loan losses, other real estate owned and fair values of financial instruments are particularly subject to change.

Cash Flows:  Cash and cash equivalents include cash, deposits with other financial institutions with maturities less than 90 days, and federal funds sold.  Net cash flows are reported for customer loan and deposit transactions, and repurchase agreements.

Securities:  Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity.  Debt securities are classified as available for sale when they might be sold before maturity.  Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss), net of tax.

Interest income includes amortization of purchase premium or discount.  Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated.  Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) periodically, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis.  If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  For equity securities, the entire amount of impairment is recognized through earnings.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans:  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their principal balance outstanding, net of deferred loan fees and costs and an allowance for loan losses.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating repayments.

Interest income on all classes of loans is discontinued at the time a loan is 90 days delinquent unless the loan is well-secured and in process of collection.  Past due status is based on the contractual terms of the loan.  In all cases, loans in all classes are placed on nonaccrual status or charged off at an earlier date if collection of principal or interest is considered doubtful.  Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

For all classes of loans all accrued interest receivable on loans placed on nonaccrual is reversed against interest income.  Interest received on such loans is either accounted for on the cash-basis or applied to the recorded investment in the loan until qualifying for return to accrual based on inherent facts and circumstances of the loan.  Loans are generally returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Concentration of Credit Risk:  Most of the Company’s business activity is with customers located within the southern suburbs of Chicago.  Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in the southern suburbs of Chicago area.

Allowance for Loan Losses:  The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes that the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components.  The specific component relates to loans that are individually classified as impaired.

For all classes of loans a loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Loans for which the terms have been modified, resulting in a concession, and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Commercial, commercial real estate, construction, and multi-family loans are evaluated for impairment on a loan-by-loan basis and certain homogenous loans may be specifically evaluated for impairment based on the loans individual facts and circumstances.  If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of expected future cash flows using the loan’s existing rate or at the fair value of the collateral if repayment is expected solely from the collateral.  Large groups of smaller balance homogeneous loans, such as personal, home equity, and residential real estate loans, are collectively evaluated for impairment and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.  If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral.  For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors.  The historical loss experience is determined by class of loan and is based on the actual loss history experienced by the Company over the most recent two, three or four years (whichever is highest).  These economic factors include consideration of the following:  levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.  The following portfolio segments have been identified: real estate, commercial and industrial, and personal loans.  The following classes are included in real estate: commercial real estate, one-to-four family residential, home equity, construction real estate, and multi-family residential.  Management considers the following when assessing the risk in the loan portfolio:

•             Commercial real estate and construction loans are dependent on the industries tied to these loans as well as the local commercial real estate market.  The loans are secured by the real estate, and appraisals are obtained to support the loan amount.  An evaluation of the project’s cash flows is performed to evaluate the borrower’s ability to repay the loan at the time of origination and periodically updated during the life of the loan.

•             1-4 family residential real estate and home equity loans are affected by the local residential real estate market, the local economy, and, for variable rate mortgages, movement in indices tied to these loans.   At the time of origination the Bank evaluates the borrower’s repayment ability through a review of credit scores and debt to income ratios.  Appraisals are obtained to support the loan amount.

•             Multi-family real estate loans are dependent on the industries tied to these loans as well as the local real estate market for the particular property segments.  Appraisals are obtained to support the loan amount.  Financial information is obtained from the borrowers and/or the individual project to evaluate cash flows sufficiency to service debt at the time of origination and periodically updated during the life of the loan.

•             Commercial loans are dependent on the strength of the industries of the related borrowers and the success of their businesses.  Commercial loans are advance for equipment purchases or to provide working capital or meet other financing needs of business enterprises.  These loans may be secured by accounts receivable, inventory, equipment or other business assets.  At the time of origination, financial information is obtained from the borrower to evaluate ability to repay the loans and periodically obtained during the life of the loan.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

•             Personal loans are dependent on local economies.  Consumer loans are generally secured by consumer assets, but may be unsecured.  At the time of origination, the Bank evaluates the borrower’s repayment ability through a review of credit scores and an evaluation of debt to income ratios.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished.  Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the rights (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell.  If fair value declines subsequent to foreclosure, the valuation allowance is recorded through expense.  Operating costs after acquisition are expensed.

Premises and Equipment:  Land is carried at cost.  Premises and equipment are stated at cost less accumulated depreciation.  Depreciation is computed over the assets estimated useful lives on the straight-line method.

Federal Home Loan Bank (FHLB) Stock:  The Bank is a member of the FHLB Chicago.  Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts.  FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value.  Both cash and stock dividends are reported as income.

Federal Reserve Bank (FRB) Stock:  The Bank is a member of its regional Federal Reserve Bank.  FRB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value.  Both cash and stock dividends are reported as income.

Company Owned Life Insurance:  The Company has purchased life insurance policies on key executives.  Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Goodwill:  Goodwill acquired in a purchase business combination and determined to have an indefinite useful life is not amortized, but tested for impairment at least annually or more frequently if events and circumstances exists that indicate that a goodwill impairment test should be performed.  The Company changed the date to perform the annual impairment test from September 30 to December 31 during 2012.  Goodwill is the only intangible asset with an indefinite life on the balance sheet and was acquired prior to January 1, 2009.

Long-Term Assets:  Premises and equipment, other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows.  If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments:  Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs.  The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.  Such financial instruments are recorded when they are funded.

Income Taxes:  Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities.  Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates.  A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Retirement Plans:  Employee 401(k) plan expense is the amount of matching contributions.

Comprehensive Income (Loss):  Comprehensive income (loss) consists of net income and other comprehensive income (loss).  Other comprehensive income (loss) includes unrealized gains and losses on securities available-for-sale, net of deferred income taxes, which are also recognized as a separate component of equity.

Loss Contingencies:  Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there now are such matters that will have a material effect on the financial statements.

Dividend Restriction:  Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.  The Company’s term loan agreement may limit the amount of dividends that may be paid by the holding company to shareholders in the event of default.

Fair Values of Financial Instruments:  Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note.  Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items.  Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications:  Some items in the prior year financial statements were reclassified to conform to the current presentation.  Reclassifications had no effect on prior year net income or shareholders’ equity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 2 - SECURITIES

The following table summarizes the amortized cost and fair value of securities available-for-sale at December 31, 2013 and 2012 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2013
U.S. government-sponsored entities	$56,697	$414	$(1,526)	$55,585
States and political subdivisions	43,936	1,257	(904)	44,289
Mortgage-backed securities: residential	44,416	313	(1,190)	43,539
Collateralized mortgage obligations	156,623	982	(3,806)	153,799
Collateralized debt obligations	10,995	—	(6,793)	4,202
	$312,667	$2,966	$(14,219)	$301,414

Total unrealized losses recognized in accumulated other comprehensive income (loss) on securities which OTTI charges have been recognized was $5,571,000 at December 31, 2013.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2012
U.S. government-sponsored entities	$72,884	$1,097	$(56)	$73,925
States and political subdivisions	43,475	3,353	(66)	46,762
Mortgage-backed securities: residential	43,224	1,551	(56)	44,719
Collateralized mortgage obligations	156,309	3,022	(112)	159,219
Collateralized debt obligations	10,893	—	(7,653)	3,240
	$326,785	$9,023	$(7,943)	$327,865

Total unrealized losses recognized in accumulated other comprehensive income on securities which OTTI charges have been recognized was $6,278,000 at December 31, 2012.

Net gains on securities as reported in the consolidated statements of income consist of gross gains during 2013 and 2012.  There were no impairment losses or securities sold at a realized loss in 2013 and 2012.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 2 - SECURITIES (Continued)

The amortized cost and fair value of securities are shown by contractual maturity.  Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.  Securities not due at a single maturity date are shown separately.

	December 31, 2013
	Amortized Cost	Fair Value
Due in one year or less	$6,572	$6,608
Due after one year through five years	12,164	12,790
Due after five years through ten years	54,681	54,217
Due after ten years	38,211	30,461
	111,628	104,076

Mortgage-backed securities and collateralized mortgage obligations	201,039	197,338
	$312,667	$301,414

Securities pledged at year-end 2013 and 2012 had a carrying amount of $30,618,000 and $46,392,000 and were pledged to secure public deposits and repurchase agreements.

At year-end 2013 and 2012, there were no holdings of any issuer, other than U.S. government-sponsored entities, in an amount greater than 10% of shareholders’ equity.

The following table summarizes securities with unrealized losses at December 31, 2013 and December 31, 2012, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
2013	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government-sponsored entities	$25,627	$(1,053)	$5,547	$(473)	$31,174	$(1,526)
States and political subdivisions	15,519	(850)	1,021	(54)	16,540	(904)
Mortgage-backed securities: residential	28,444	(676)	6,362	(514)	34,806	(1,190)
Collateralized mortgage obligations	89,770	(3,381)	7,238	(425)	97,008	(3,806)
Collateralized debt obligations	—	—	4,202	(6,793)	4,202	(6,793)
Total temporarily impaired	$159,360	$(5,960)	$24,370	$(8,259)	$183,730	$(14,219)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 2 - SECURITIES (Continued)

	Less Than 12 Months		12 Months or Longer		Total
2012	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government-sponsored entities	$11,989	$(56)	$—	$—	$11,989	$(56)
States and political subdivisions	3,552	(66)	—	—	3,552	(66)
Mortgage-backed securities: residential	7,158	(56)	—	—	7,158	(56)
Collateralized mortgage obligations	10,543	(112)	—	—	10,543	(112)
Collateralized debt obligations	—	—	3,240	(7,653)	3,240	(7,653)
Total temporarily impaired	$33,242	$(290)	$3,240	$(7,653)	$36,482	$(7,943)

Unrealized losses on U.S. government-sponsored entities, mortgage-backed securities, collateralized mortgage obligations, and state and political subdivision securities as of December 31, 2013 and 2012 have not been recognized into income because the issuers are of sufficiently high credit quality.  All of the Company’s mortgage-backed securities and collateralized mortgage obligations are issued by U.S. government-sponsored entities.

As of December 31, 2013, the Company’s security portfolio consisted of 225 securities, 111 of which were in an unrealized loss position. The majority of unrealized losses on securities with continuous losses greater than twelve months are related to the Company’s collateralized debt obligations (CDOs), as discussed below:

The Company’s unrealized losses in CDOs relates solely to investments in pooled trust preferred securities.  Due to the illiquidity in the market, it is unlikely that the Company would be able to recover its investment in these securities if the Company sold the securities at this time.  The Company does not, however, have the intent to sell these securities and it is more likely than not that it will not have to sell these securities before their maturity or potential recovery.

Our analysis of these twelve investments includes $11.0 million amortized cost of pooled trust preferred securities (CDOs).  At December 31, 2013 these securities are rated from Caa1 to C which is defined as highly speculative and are likely in, or very near default.  The issuers of these securities are primarily banks, but some of the pools do include a limited number of insurance companies.  The Company uses an independent third-party vendor that specializes in valuations of illiquid assets to provide the other-than-temporary impairment (OTTI) evaluation that compares the present value of expected cash flows to the previous estimate to ensure that there are no adverse changes in cash flows during the period.  This OTTI model considers the structure and term of the CDO and the financial condition of the underlying issuers.  Specifically, the model details the interest rates, principal balances of note classes and underlying issuers, the timing and amount of interest and principal payments of the underlying issuers, and the allocation of the payments to the note classes.  The current estimate of expected cash flows is based on the most recent trustee reports and any other relevant market information including announcements of interest payment deferrals or defaults of underlying issuers.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 2 - SECURITIES (Continued)

On December 10, 2013, federal banking agencies jointly issued final rules to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), commonly referred to as the Volcker rule.  The Volcker rule prohibited any U.S. banking organization from owning, sponsoring, or having certain relationships with investments that were defined as covered funds within the Volcker Rule.  The Company’s CDOs met the definition of a covered fund and were a prohibited investment as of December 31, 2013.  On January 14, 2014, the federal banking agencies issued an interim final rule, “Treatment of Certain Collateralized Debt Obligations Backed Primarily by Trust Preferred Securities With Regard to Prohibitions and Restrictions on Certain Interests in, and Relationships With, Hedge Funds and Private Equity Funds.”  Under the interim final rule, the federal banking agencies permit the retention of an interest in or sponsorship of covered funds by banking entities if certain qualifications are met.  The Company’s CDOs meet the qualifications to be a permissible investment, and as a result, it is more likely than not that the Company will not have to sell these securities before their maturity or potential recovery.

Assumptions used in the model include expected future default rates and prepayments.  The third-party valuations assume no recoveries on defaults and treat all interest payment deferrals as defaults with a recovery ranging from 10% to 75% of par for depository institutions and 15% of par for insurance companies.  In addition, after review of the underlying collateral, defaults higher than historical norms are projected in the next three years and gradually leveling off thereafter.  Upon completion of the December 31, 2013 analysis, our model indicated other-than-temporary impairment on none of these securities.  These securities remained classified as available for sale at December 31, 2013, and together, these twelve securities accounted for $6.8 million of the unrealized loss at December 31, 2013.

The table below presents a rollforward for the years ended December 31, 2013 and 2012 of the credit losses recognized in earnings:

	2013	2012
Beginning balance, January 1,	$4,130	$4,130
Additions for credit losses on securities for which no previous other-than-temporary impairment was recognized	—	—
Increases to credit losses on securities for which other-than-temporary impairment was previously recognized	—	—
Reductions for previous credit losses due to an increase in cash flows expected to be collected	(102)	—
Ending balance, December 31,	$4,028	$4,130

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS

Loans at year end were as follows:

	2013	2012
Real estate loans
Commercial	$103,146	$103,215
One-to-four-family residential	55,908	55,182
Home equity	28,678	39,655
Construction	5,263	6,353
Multi-family residential	13,620	14,211
Total real estate loans	206,615	218,616

Commercial and industrial loans	29,140	35,313
Personal loans	1,607	1,601
Total loans	237,362	255,530
Deferred loan fees, net of deferred origination costs	(3)	5
Allowance for loan losses	(8,224)	(8,731)

Loans, net	$229,135	$246,804

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

The following table presents the activity in the allowance for loan losses by class for the years ended 2013 and 2012:

	2013
	Commercial Real Estate Loans	One-to-four Family Residential Loans	Home Equity Loans	Construction Real Estate Loans	Multi-family Residential Loans	Commercial and Industrial Loans	Personal Loans	Total
Allowance for loan losses:
Beginning balance	$4,581	$1,288	$576	$588	$723	$956	$19	$8,731
Provision for loan losses	109	218	246	(219)	(298)	(54)	(2)	—
Loans charged-off	(324)	(236)	(373)	—	—	—	(12)	(945)
Recoveries	231	51	39	103	—	8	6	438
Total ending allowance balance	$4,597	$1,321	$488	$472	$425	$910	$11	$8,224

	2012
	Commercial Real Estate Loans	One-to-four Family Residential Loans	Home Equity Loans	Construction Real Estate Loans	Multi-family Residential Loans	Commercial and Industrial Loans	Personal Loans	Total
Allowance for loan losses:
Beginning balance	$4,676	$1,042	$487	$765	$567	$956	$15	$8,508
Provision for loan losses	303	559	378	(385)	156	(426)	15	600
Loans charged—off	(484)	(319)	(414)	(27)	—	—	(24)	(1,268)
Recoveries	86	6	125	235	—	426	13	891
Total ending allowance balance	$4,581	$1,288	$576	$588	$723	$956	$19	$8,731

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

The following table represents the balance in the allowance for loan losses and the recorded investment in loans by class and based on impairment method as of year-end 2013:

	Loan Balances			Allowance for Loan Losses
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Recorded Investment	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
Commercial real estate	$3,416	$99,730	$103,146	$909	$3,688	$4,597
One-to-four-family residential	2,056	53,852	55,908	372	949	1,321
Home equity	824	27,854	28,678	54	434	488
Construction	4,196	1,067	5,263	403	69	472
Multi-family residential	1,217	12,403	13,620	345	80	425
Commercial and industrial	615	28,525	29,140	354	556	910
Personal	—	1,607	1,607	—	11	11
Total	$12,324	$225,038	$237,362	$2,437	$5,787	$8,224

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

The following table represents the balance in the allowance for loan losses and the recorded investment in loans by class and based on impairment method as of year-end 2012:

	Loan Balances			Allowance for Loan Losses
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Recorded Investment	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
Commercial real estate	$2,966	$100,249	$103,215	$604	$3,977	$4,581
One-to-four-family residential	2,291	52,891	55,182	323	965	1,288
Home equity	525	39,130	39,655	18	558	576
Construction	—	6,353	6,353	—	588	588
Multi-family residential	1,760	12,451	14,211	536	187	723
Commercial and industrial	21	35,292	35,313	21	935	956
Personal	—	1,601	1,601	—	19	19
Total	$7,563	$247,967	$255,530	$1,502	$7,229	$8,731

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

The following table presents information related to loans individually evaluated for impairment by class of loans as of year-ended 2013:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized
2013
With no related allowance recorded:
Commercial real estate	$1,239	$1,099	$—	$1,300	$84
One-to-four-family residential	922	726	—	1,038	19
Home equity	518	392	—	525	4
Construction	—	—	—	—	—
Multi-family residential	—	—	—	—	—
Commercial and industrial	25	25	—	25	1
Personal	—	—	—	—	—

With an allowance recorded:
Commercial real estate	2,317	2,317	909	2,797	115
One-to-four-family residential	1,388	1,330	372	1,403	62
Home equity	492	432	54	524	12
Construction	4,196	4,196	403	4,271	208
Multi-family residential	1,217	1,217	345	1,347	60
Commercial and industrial	590	590	354	686	22
Personal	—	—	—	—	—
Total	$12,904	$12,324	$2,437	$13,916	$587

The recorded investment in loans excludes accrued interest receivable and loan origination fees, net due to immateriality.  For purposes of this disclosure, the unpaid principal balance is not reduced for net charge-offs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

The following table presents information related to loans individually evaluated for impairment by class of loans as of year-ended 2012:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized
2012
With no related allowance recorded:
Commercial real estate	$1,282	$1,169	$—	$1,575	$77
One-to-four-family residential	881	779	—	853	28
Home equity	554	493	—	721	15
Construction	—	—	—	—	—
Multi-family residential	542	448	—	551	31
Commercial and industrial	—	—	—	—	—
Personal	—	—	—	—	—

With an allowance recorded:
Commercial real estate	1,797	1,797	604	2,076	75
One-to-four-family residential	1,512	1,512	323	1,537	79
Home equity	32	32	18	32	1
Construction	—	—	—	—	—
Multi-family residential	1,312	1,312	536	1,393	64
Commercial and industrial	21	21	21	30	2
Personal	—	—	—	—	—
Total	$7,933	$7,563	$1,502	$8,768	$372

The recorded investment in loans excludes accrued interest receivable and loan origination fees, net due to immateriality.  For purposes of this disclosure, the unpaid principal balance is not reduced for net charge-offs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following table presents the aging of the recorded investment in past due loans as of December 31, 2013 and 2012 by class of loans:

	31 — 60 Days Past Due	60 — 90 Days Past Due	Greater than 90 Days Past Due Still on Accrual	Past Due Over 90 Days and on Nonaccrual	Total Past Due	Loans Not Past Due Total	Total
2013
Commercial real estate	$—	$—	$—	$3,162	$3,162	$99,984	$103,146
One-to-four-family residential	221	—	—	299	520	55,388	55,908
Home equity	—	100	—	666	766	27,912	28,678
Construction	—	—	—	4,196	4,196	1,067	5,263
Multi-family residential	—	—	—	1,305	1,305	12,315	13,620
Commercial and industrial	248	—	—	615	863	28,277	29,140
Personal	43	25	—	—	68	1,539	1,607
Total	$512	$125	$—	$10,243	$10,880	$226,482	$237,362

2012
Commercial real estate	$—	$1,194	$—	$2,963	$4,157	$99,058	$103,215
One-to-four-family residential	3	188	—	1,008	1,199	53,983	55,182
Home equity	354	25	24	490	893	38,762	39,655
Construction	—	—	—	—	—	6,353	6,353
Multi-family residential	—	—	—	1,413	1,413	12,798	14,211
Commercial and industrial	241	213	5	21	480	34,833	35,313
Personal	61	13	—	—	74	1,527	1,601
Total	$659	$1,633	$29	$5,895	$8,216	$247,314	$255,530

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

Troubled Debt Restructurings:

At December 31, 2013 and 2012, the Company has modified 37 and 27 loans as troubled debt restructurings totaling $9.9 million and $3.5 million.  The Company has considered these loans in its allowance for loan losses and has allocated $1,640,000 and $872,000 to these loans as of December 31, 2013 and 2012, respectively.  Approximately $7.8 million and $1.8 million of these loans were on nonaccrual as of December 31, 2013 and 2012.  Troubled debt restructurings are included in the impaired loan table above.  The Company has no commitments to lend additional amounts as of December 31, 2013 and 2012 to customers with outstanding loans that are classified as troubled debt restructurings.

During the year ending December 31, 2013, the terms of certain loans were modified as troubled debt restructurings.  The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; or an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk.

Modifications involving a reduction of the stated interest rate of the loan were for periods ranging from 12 months to 25 years. Modifications involving an extension of the maturity date were for periods ranging from 12 months to 25 years.

The following table presents loans by class modified as troubled debt restructurings that occurred during the years ending December 31, 2013 and 2012:

	Number of Relationships	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
2013
Troubled Debt Restructurings:
Real estate loans
Commercial real estate	2	$1,160	$1,160
One-to-four family	4	334	334
Construction	1	4,196	4,196
Multi-family	1	531	531
Commercial and industrial	1	582	582
Total	9	$6,803	$6,803

2012
Troubled Debt Restructurings:
Real estate loans
Commercial	1	$732	$732
One-to-four family	5	411	411
Multi-family	—	—	—
Total	6	$1,143	$1,143

The troubled debt restructurings described above increased the allowance for loan losses by $1,227,000 and $94,000 and resulted in no charge offs during the years ending December 31, 2013 and 2012.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

During the years ended December 31, 2013 and 2012 there were no loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the years ending December 31, 2013 and 2012.  A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.  The Company analyzes loans individually by classifying the loans as to credit risk.  This analysis includes non-homogeneous loans, such as commercial and commercial real estate loans.  This analysis is performed on a quarterly basis or more frequently as needed.

Special Mention.  Loans classified as special mention have a potential weakness that deserves management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard.  Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful.  Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 3 - LOANS (Continued)

Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered to be pass rated loans.  Included in pass rated loans are homogenous one-to-four family, home equity and personal loans, that are monitored based on the past due status of the loan.  Management evaluates the risk category of these loans when the loan becomes delinquent or a borrower requests a concession.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows at December 31:

	Pass	Special Mention	Substandard	Doubtful	Total
2013
Commercial real estate	$88,946	$6,498	$7,702	$—	$103,146
One-to-four-family residential	53,772	923	1,213	—	55,908
Home equity	28,000	—	678	—	28,678
Construction	1,067	—	4,196	—	5,263
Multi-family residential	10,923	—	2,697	—	13,620
Commercial and industrial	27,499	788	853	—	29,140
Personal	1,607	—	—	—	1,607
Total	$211,814	$8,209	$17,339	$—	$237,362

2012
Commercial real estate	$87,316	$3,326	$12,573	$—	$103,215
One-to-four-family residential	52,954	73	2,155	—	55,182
Home equity	39,128	—	527	—	39,655
Construction	594	—	5,759	—	6,353
Multi-family residential	11,708	—	2,503	—	14,211
Commercial and industrial	32,805	671	1,837	—	35,313
Personal	1,444	—	157	—	1,601
Total	$225,949	$4,070	$25,511	$—	$255,530

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 4 - REAL ESTATE OWNED

Activity in real estate owned for 2013 and 2012 was as follows:

	2013	2012
Beginning of year	$8,009	$4,061
Additions	642	8,028
Impairment	(505)	(979)
Sales proceeds	(4,611)	(3,394)
Net gain on sales	394	301
Other, net	(25)	(8)
End of year	$3,904	$8,009

Expenses related to real estate owned include:

	2013	2012
Net (gain) on sales	$(394)	$(301)
Impairment charges	505	979
Operating expenses	31	734
	$142	$1,412

NOTE 5 - FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  There are three levels of inputs that may be used to measure fair values:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:  Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value:

Investment Securities:  The fair values for investment securities are determined by quoted market prices, if available (Level 1).  For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2).  For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

Collateralized debt obligations that are backed by trust preferred securities issued by financial institutions and insurance companies were historically priced using Level 2 inputs.  The decline in the level of observable inputs and market activity in this class of investments by the measurement date has been significant and resulted in unreliable external pricing.  Broker pricing and bid/ask spreads, when available, vary widely.  The once active market has become comparatively inactive.  As such, these investments are priced using Level 3 inputs as of December 31, 2013 and 2012.

Valuations of the Company’s collateralized debt obligations backed by trust preferred securities were prepared by an independent third-party specialist.  Information such as credit quality for collateral, default probabilities, loss given default, and discounted cash flow forecasts are utilized in determining valuations.  Additionally, rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.  Due to current market conditions, as well as the limited trading activity of these collateralized debt obligations, the fair value of the securities is highly sensitive to assumption changes and market volatility.

Impaired Loans:  The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals.  These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.  Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available.  Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification.  Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Real Estate Owned:  Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell.  Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually.  These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.  Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available.  Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company.  Once received, a member of the Appraisal Department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.  At least, on an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraised value to determine what additional adjustment should be made to the appraisal value to arrive at fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements Using:
	Carrying Value	Quoted Prices in Active Markets in Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(dollars in thousands)
Financial assets at December 31, 2013
Investment securities available for sale
U.S. government-sponsored entities	$55,585	$—	$55,585	$—
State and political subdivision	44,289	—	44,289	—
Mortgage-backed securities: residential	43,539	—	43,539	—
Collateralized mortgage obligations	153,799	—	153,799	—
Collateralized debt obligations	4,202	—	—	4,202
Total investment securities available for sale	$301,414	$—	$297,212	$4,202

Financial assets at December 31, 2012
Investment securities available for sale
U.S. government-sponsored entities	$73,925	$—	$73,925	$—
State and political subdivision	46,762	—	46,762	—
Mortgage-backed securities: residential	44,719	—	44,719	—
Collateralized mortgage obligations	159,219	—	159,219	—
Collateralized debt obligations	3,240	—	—	3,240
Total investment securities available for sale	$327,865	$—	$324,625	$3,240

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31:

	Collateralized Debt Obligations
	2013	2012
Balance of recurring Level 3 assets at January 1	$3,240	$2,831
Total gains or losses
Included in earnings	102	—
Included in other comprehensive income	860	409
Balance of recurring Level 3 assets at December 31	$4,202	$3,240

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

The following table presents quantitative information about recurring Level 3 fair value measurements at December 31, 2013 and 2012:

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)
2013
Collateralized debt obligations	$4,202	Discounted cash flow	Collateral default rate	1.1% - 2.7%
				(1.9%)
			Recovery probability	10.0% - 75.0%
				(42.1%)
2012
Collateralized debt obligations	$3,240	Discounted cash flow	Collateral default rate	1.1% - 2.4%
				(1.8%)
			Recovery probability	10.0% - 75.0%
				(37.8%)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

Assets measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements Using:
	Total at December 31,	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses)
2013
Impaired loans:
Commercial real estate	$1,801	$—	$—	$1,801	$(358)
One-to-four family residential	364	—	—	364	(87)
Home equity	312	—	—	312	(10)
Construction	4,196	—	—	4,196	—
Multi-family residential	1,265	—	—	1,265	191
Other real estate owned, net:
Commercial	482	—	—	482	—
One-to-four family residential	127	—	—	127	—
Construction	3,295	—	—	3,295	(450)

		Fair Value Measurements Using:
	Total at December 31,	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses)
2012
Impaired loans:
Commercial real estate	$987	$—	$—	$987	$(401)
One-to four family residential	308	—	—	308	(152)
Home equity	484	—	—	484	(339)
Multi-family residential	171	—	—	171	(94)
Commercial and industrial	—	—	—	—	(12)
Other real estate owned, net:
Commercial	1,110	—	—	1,110	(181)
One-to-four family residential	456	—	—	456	(72)
Construction	5,130	—	—	5,130	(431)
Multi-family residential	$1,313	$—	$—	$1,313	$(135)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

	Fair value	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)
December 31, 2013
Impaired loans
Commercial real estate	$5,997	Sales comparison approach	Adjustment for differences between the comparable sales	-37.0% to 2.0% (-12.8%)
One-to-four family	$364	Sales comparison approach	Adjustment for differences between the comparable sales	-11.3% to 29.8% (1.4%)
Home equity	$312	Sales comparison approach	Adjustment for differences between the comparable sales	-11.0% to -0.7% (-6.5%)
Multi-family	$1,265	Sales comparison approach	Adjustment for differences between the comparable sales	-47.0% to 57.9% (21.1%)

Other real estate owned
Commercial	$482	Sales comparison approach	Adjustment for differences between the comparable sales	-32.0% to 29.0% (-1.8%)
One-to-four family residential	$127	Sales comparison approach	Adjustment for differences between the comparable sales	-14.2% to 8.9% (-4.3%)
Construction	$3,295	Sales comparison approach	Adjustment for differences between the comparable sales	-60.0% to 35.0% (-14.0%)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

	Fair value	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)
December 31, 2012
Impaired loans
Commercial real estate	$987	Sales comparison approach	Adjustment for differences between the comparable sales	-37.5% to 60.0% (-9.5%)
One-to-four family	$308	Sales comparison approach	Adjustment for differences between the comparable sales	-12.3% to 29.8% (-0.8%)
Home equity	$484	Sales comparison approach	Adjustment for differences between the comparable sales	-31.5% to 50.5% (-4.7%)
Multi-family	$171	Sales comparison approach	Adjustment for differences between the comparable sales	-33.3% to 55.0% (-4.5%)
Commercial and industrial	$—	Sales comparison approach	Adjustment for differences between the comparable sales

Other real estate owned
Commercial	$1,110	Sales comparison approach	Adjustment for differences between the comparable sales	-32.0% to 29.0% (-1.8%)
One-to-four family residential	$456	Sales comparison approach	Adjustment for differences between the comparable sales	-12.4% to 5.4% (-3.8%)
Construction	$5,130	Sales comparison approach	Adjustment for differences between the comparable sales	-50.0% to 90.0% % (12.9%)
Multi-family residential	$1,313	Sales comparison approach	Adjustment for differences between the comparable sales	-29.0% to 10.0% (-6.1%)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

The carrying amounts and estimated fair values of financial instruments, at December 31, 2013 and December 31, 2012 are as follows:

	Carrying Amount	Fair Value
December 31, 2013
Financial assets
Cash and cash equivalents	$8,814	$8,814
Securities available-for-sale	301,414	301,414
Loans, net	229,135	234,209
Federal Home Loan Bank and Federal Reserve Bank stock	2,105	N/A
Accrued interest receivable	2,116	2,116

Financial liabilities
Deposits	$479,606	$479,757
Federal funds purchased	3,550	3,550
Securities sold under agreements to repurchase	27,350	27,350
Federal Home Loan Bank advances	5,000	5,469
Term debt	2,250	2,250
Subordinated debentures	14,000	13,090
Accrued interest payable	99	99

December 31, 2012
Financial assets
Cash and cash equivalents	$11,473	$11,473
Securities available-for-sale	327,865	327,865
Loans, net	246,804	251,385
Federal Home Loan Bank and Federal Reserve Bank stock	2,176	N/A
Accrued interest receivable	2,365	2,365

Financial liabilities
Deposits	$499,737	$500,168
Federal funds purchased	7,000	7,000
Securities sold under agreements to repurchase	40,237	40,934
Federal Home Loan Bank advances	10,000	10,893
Term debt	2,500	2,500
Subordinated debentures	14,000	11,625
Accrued interest payable	210	210

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

(a)                                 Cash and Cash Equivalents

The carrying amounts of cash and short-term instruments approximate fair values.

(b)                                 FHLB and FRB Stock

It is not practical to determine the fair value of FHLB and FRB stock due to restrictions placed on its transferability.

(c)                                  Loans

Fair values of loans are estimated as follows:  For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.  Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.  Impaired loans are valued at the lower of cost or fair value as described previously.  The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

(d)                                 Deposits

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount).  The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date.  Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

(e)                                  Short-term Borrowings

The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings, generally maturing within ninety days, approximate their fair values.

(f)                                   Other Borrowings

The fair values of the Company’s long-term borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements.

The fair values of the Company’s subordinated debentures are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements.

(g)                                 Accrued Interest Receivable/Payable

The carrying amounts of accrued interest approximate fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 5 - FAIR VALUE (Continued)

(h)                                 Off-balance Sheet Instruments

Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.  The fair value of commitments is not material.

NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment were as follows:

	2013	2012
Land	$2,317	$2,317
Premises	15,732	15,251
Furniture, fixtures, and equipment	13,871	13,685
	31,920	31,253

Less accumulated depreciation	23,472	22,731
	$8,448	$8,522

Depreciation expense was $785,000 and $768,000 for 2013 and 2012.  In August 2012, the Ridge Road Branch was sold at a loss of $727,000.  In December 2012, the Hazel Crest Branch was sold at a loss of $266,000.

NOTE 7 - DEPOSITS

Time deposits of $100,000 or more totaled $21,137,000 and $23,083,000 at year-end 2013 and 2012.

Scheduled maturities of time deposits for the next five years were as follows:

2014	$73,686
2015	9,474
2016	3,843
2017	1,485
2018	1,490
$89,978

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 8 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

At year-end 2013 and 2012, the Company had $27,350,000 and $30,237,000 of securities sold under agreement to repurchase (repurchase agreements) with cash management depositors that generally mature within 90 days.  Repurchase agreements also include financing arrangements with a correspondent bank totaling $0 and $10,000,000 at year-end 2013 and 2012, respectively.  This financing arrangement, which was scheduled to mature in July 2014, was terminated in November 2013.  Upon prepayment of the financing arrangement, the Company incurred a prepayment penalty totaling $345,000 which was expensed in other non-interest expense in the consolidated statements of income.

NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES

At year end, advances from the Federal Home Loan Bank were as follows.

	2013	2012
Maturity due July 2018, fixed at a rate of 4.00%	$5,000	$—
Maturities September 2013 through July 2018, fixed rates ranging from 4.00% to 4.03%, averaging 4.02%	—	10,000
Total	$5,000	10,000

Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances.  The advances were collateralized by $78,311,000 and $88,456,000 of 1-4 family loans and home equity loans under a blanket lien arrangement at year-end 2013 and 2012.  Based on this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow up to a total of $24,934,000 at year-end 2013.  At December 31, 2013, the advance is not callable at the option of the FHLB.  During 2012, the Company prepaid advances totaling $10,000,000.  Upon prepayment of the advances, the Company incurred prepayment penalties totaling $370,000 which was expensed in other non-interest expense in the consolidated statements of income.

Payments over the next five years are as follows:

2014	$—
2015	—
2016	—
2017	—
2018	5,000
5,000

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 10 - BORROWED FUNDS

At December 31, 2013 and 2012, the Company has a term loan payable with an outstanding balance of $2,250,000 and $2,500,000, respectively, to a correspondent bank that originated December 21, 2012.  The term loan agreement requires 11 consecutive quarterly principal payments of $62,500 beginning March 31, 2013 and one principal payment of $1,812,500 on December 21, 2015 and requires quarterly interest payments based on 90-day LIBOR plus 3.25%.

The Company has a $1,000,000 line of credit with the same lender that is renewed annually and matures December 21, 2014.  The line of credit requires quarterly interest payments based on 90-day LIBOR plus 3.25%.  There was no balance outstanding under the line of credit at year-end 2013 and 2012.

The term loan payable and line of credit are collateralized by all the common stock of the Bank.

The covenants of the agreements include the following:

•             Maintain a minimum of a tier 1 leverage capital ratio of 8.00%

•             Maintain non-performing loans to tier 1 capital plus allowance for loan losses ratio of no more than 25.00%

The loan agreement also places certain restrictions on the Company unless the Lender otherwise provides permission in writing for the following:

•             Incurring or assuming indebtedness except for trade debt in the normal course of business

•             Selling or encumbering assets except for permitted liens (as defined)

•             Engaging in any business activities substantially different than those currently engaged in

•             Ceasing operations, liquidating, or merging, acquiring or consolidating with another entity

As of December 31, 2013 the Company was in compliance with the covenants of the loan agreements.

NOTE 11 - SUBORDINATED DEBENTURES

The Company has two statutory trusts as follows: Trust II formed in December 2005 and Trust III formed in June 2007, for the purpose of issuing floating rate trust preferred securities for $6,000,000 and $8,000,000, respectively, as part of pooled offerings of such securities.  The Company issued subordinated debentures to each trust in exchange for ownership of all of the common security of the trust and the proceeds of the preferred securities sold by the trust.  The Company is not considered the primary beneficiary of this Trust (variable interest entity), therefore the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability.

The Company may redeem the subordinated debentures, in whole or in part, on or after no later than 30 years from the date of issue at 100% of the principal amount, plus accrued and unpaid interest.  The subordinated debentures mature on December 15, 2035 and September 15, 2037, respectively.  The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the trust indenture.  The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five consecutive years.  The Company would be restricted from paying dividends during any period of interest deferment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 11 - SUBORDINATED DEBENTURES (Continued)

The subordinated debentures may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations.  The subordinated debentures have a variable rate of interest equal to the three month London Interbank Offered Rate (LIBOR) plus 1.40% and 1.70%, respectively.  The weighted average interest rate for the debentures was 1.98% at December 31, 2013.

NOTE 12 - BENEFIT PLANS

A 401(k) benefit plan allows employee contributions up to the maximum percentage of their compensation permitted by the Internal Revenue Code, which are matched equal to 50% of the first 4% of the compensation contributed.  The Company suspended its contribution for 2013 and 2012.

NOTE 13 - ESOP PLAN

The Company maintains a noncontributory employee stock ownership plan (“ESOP”) covering all eligible employees of the Company and its subsidiaries upon their completion of one year of service.  Company contributions to the ESOP are made on a discretionary basis and amounted to $730,000 in 2013 and $900,000 in 2012.

ESOP holdings of the Company’s common stock amounted to 77,260 and 81,760 allocated shares at December 31, 2013 and 2012.  On an annual basis, the Company obtains a third party valuation of the Company’s common stock for purposes of determining the fair value of the shares allocated to the ESOP.  As of the date of this report, the most recent valuation was performed as of December 31, 2012 which indicated a price of approximately 72% of the tangible book value of the Company.  The fair value of ESOP shares allocated to participants at year-end 2013 and 2012 approximated $16,325,000 and $17,518,000.  At December 31, 2013 and 2012, no shares were committed to be released, and there was no commitment to terminated participants under the ESOP’s repurchase obligation to acquire allocated shares.

NOTE 14 - INCOME TAXES

Income tax expense (benefit) consists of the following:

	2013	2012
Income taxes applicable to continuing operations:
Currently payable tax:
Federal	$621	$604
State	118	122
	739	726
Deferred tax (benefit)	479	(423)
	479	(423)
Total	$1,218	$303

The difference between income tax expense and the amount of income tax determined by applying the federal statutory rate to pre-tax income is due primarily to tax-exempt interest income and the increase in the cash surrender value of life insurance.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 14 - INCOME TAXES (Continued)

Year-end deferred tax assets and liabilities were due to the following:

	2013	2012
Deferred tax assets
Allowance for loan losses	$3,217	$3,415
Writedowns of real estate owned	176	458
Net unrealized loss on securities available-for-sale	4,389	—
Other	777	726
Total	8,559	4,599

Deferred tax liabilities
Accumulated depreciation	334	316
Purchase accounting adjustments	266	266
Goodwill	256	256
Net unrealized gain on securities available-for-sale	—	421
Other	132	100
Total	988	1,359
Net deferred tax assets	$7,571	$3,240

There was no valuation allowance on deferred tax assets at year-end 2013 and 2012.

There were no interest and penalties recorded in the income statement for the years ended December 31, 2013 and 2012 and there are no amounts accrued for interest and penalties at December 31, 2013, and 2012.

The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease in the next twelve months.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of the state of Illinois. The Company is no longer subject to examination by taxing authorities for years before 2010.

NOTE 15 - RELATED-PARTY TRANSACTIONS

Loans to certain officers and directors and companies with which they are affiliated aggregated $330,000 and $499,000 at December 31, 2013 and 2012.  Deposits of certain officers, directors, and affiliated companies aggregated $1,222,000 and $2,018,000 at December 31, 2013 and 2012.

NOTE 16 - REGULATORY CAPITAL MATTERS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies.  Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices.  Capital amounts and classifications are also subject to qualitative judgments by regulators.  Failure to meet capital requirements can initiate regulatory action.  Management believes as of December 31, 2013, the Company and Bank meet all capital adequacy requirements to which they are subject.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 16 - REGULATORY CAPITAL MATTERS (Continued)

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.  If adequately capitalized, regulatory approval is required to accept brokered deposits.  If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.  At year-end 2013, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  There are no conditions or events since that notification that management believes have changed the institution’s category.

Year-end actual and required minimum capital amounts and ratios are presented below:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2013
Total capital to risk-weighted assets
Consolidated Company	$66,765	19.0%	$28,112	8.0%	N/A	N/A
Bank	66,179	18.8	28,161	8.0	$35,202	10.0%

Tier 1 capital to risk-weighted assets
Consolidated Company	62,327	17.8	14,006	4.0	N/A	N/A
Bank	61,741	17.6	14,032	4.0	21,048	6.0

Tier 1 capital to average assets
Consolidated Company	62,327	10.5	23,744	4.0	N/A	N/A
Bank	61,741	10.4	23,747	4.0	29,683	5.0

2012
Total capital to risk-weighted assets
Consolidated Company	$64,581	17.2%	$30,038	8.0%	N/A	N/A
Bank	65,050	17.4	29,908	8.0	$37,385	10.0%

Tier 1 capital to risk-weighted assets
Consolidated Company	59,853	16.0	14,963	4.0	N/A	N/A
Bank	60,322	16.1	14,987	4.0	22,480	6.0

Tier 1 capital to average assets
Consolidated Company	59,853	9.7	24,682	4.0	N/A	N/A
Bank	60,322	9.8	24,621	4.0	30,777	5.0

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(Table amounts in thousands of dollars)

NOTE 16 - REGULATORY CAPITAL MATTERS (Continued)

A primary source of funds to pay dividends to shareholders and service debt at the parent company level is dividends from the Bank.  The Bank is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval.  During 2014, the Bank may declare dividends from 2014 net profits, if any, plus retained net profits of the preceding two years which total $1,479,000, subject to the Bank maintaining the minimum capital requirements above after the payment of any dividend.

By Board Resolution, the Company has committed to obtain prior approval from the Federal Reserve Bank for dividends, stock redemptions or new debt.

NOTE 17 - LOAN COMMITMENTS

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs.  These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates.  Commitments may expire without being used.  Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated.  The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amounts of financial instruments with off-balance-sheet risk at year end were as follows:

	2013	2012
Commitments to make loans	$3,192	$287
Letters of credit	827	556
Unused lines of credit	46,909	57,966

NOTE 18 - COMMON AND PREFERRED STOCK

The Company is authorized to issue 600,000 shares of common stock, of which 238,928 shares have been issued at December 31, 2013 and 2012, respectively.  Par value is $12.50.

The Company is authorized to issue 500,000 shares of preferred stock with the particular designation, preferences, rights, qualifications, and restrictions for each series issued fixed by the Board of Directors.  No such shares have been issued.

Appendix A

AGREEMENT AND PLAN OF MERGER

between

GREAT LAKES FINANCIAL RESOURCES, INC.

and

FIRST MIDWEST BANCORP, INC.

Dated as of July 7, 2014

(continued)

AGREEMENT AND PLAN OF MERGER, dated as of July 7, 2014 (this “Agreement”), between Great Lakes Financial Resources, Inc., a Delaware corporation (“Company”), and First Midwest Bancorp, Inc., a Delaware corporation (“Parent”).

RECITALS

A.                                    The Proposed Transaction.  Upon the terms and conditions of this Agreement, the parties intend to effect a strategic business combination pursuant to which the Company will merge with and into Parent (the “Merger”).  Parent will be the surviving corporation in the Merger (the “Surviving Corporation”).  It is the intention of Parent that, following the Merger, Great Lakes Bank, N.A., a wholly-owned Subsidiary of the Company (“Company Bank Sub”) will merge (the “Bank Merger”) with and into First Midwest Bank, a wholly-owned Subsidiary of Parent (“Parent Bank Sub”) with Parent Bank Sub being the surviving bank (the “Bank Merger”).

B.                                    Board Determinations.  The respective boards of directors of the Company and Parent have each determined that the Merger and the other transactions contemplated hereby are consistent with, and will further, their respective business strategies and goals, and are in the best interests of their respective stockholders and, therefore, have approved, this Agreement, the Merger and the other transactions contemplated hereby.

C.                                    Intended Tax Treatment.  Subject to the Alternative Transaction Structure, as described in Section 3.1(a)(2), the parties intend the Merger to be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the “Code”).

D.                                    Voting Agreements.  As an inducement to and condition of Parent’s willingness to enter into this Agreement, certain employees, and directors of the Company and the Company Bank Sub and other persons, listed on Annex 1-A hereto, are concurrently entering into voting agreements, the form of which is attached hereto as Annex 1-B (the “Voting Agreements”), pursuant to which, among other things, such persons agree to vote all of their shares of Company Common Stock in favor of approval of this Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger and the other transactions contemplated hereby.

E.                                     Non-Competition Agreements.  As an inducement to and condition of Parent’s willingness to enter into this Agreement, as of the date hereof, each of the directors of the Company are concurrently entering into non-solicitation and non-competition agreements, the form of which is attached hereto as Annex 2 (the “Non-Competition Agreements”), pursuant to which, among other things, such persons are prohibited from competing with the business conducted by the Parent and its Subsidiaries.

NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained in this Agreement, the Company and Parent agree as follows:

ARTICLE 1

Definitions; Interpretation

1.1                               Definitions.  This Agreement uses the following definitions:

“Acquisition Proposal” means (1) a tender or exchange offer to acquire more than 15% of the voting power in the Company or any of its Significant Subsidiaries, (2) a proposal for a merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries or (3) any other proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated hereby.

“Acquisition Transaction” means, with respect to a person, (1) a merger, consolidation or other business combination transaction involving that person or any of its Subsidiaries (other than mergers, consolidations or other business combination transactions involving solely that person and/or one or more of its wholly owned Subsidiaries, provided that any such transaction is not entered into in violation of the terms of this Agreement), (2) a purchase, lease or other acquisition of more than 15% of the business, assets or deposits of that person or any of its Subsidiaries or (3) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing more than 15% of the voting power of that person or any of its Subsidiaries.

“Affiliate” means, with respect to a person, those other persons that, directly or indirectly, control, are controlled by or are under common control with such person.  For the purposes of the definition of Affiliate, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), as applied to any person, means the possession, directly or indirectly, of (1) ownership, control or power to vote 25% or more of the outstanding shares of any class of voting securities of such person; (2) control, in any manner, over the election of a majority of the directors, trustees, general partners or managing members (or individuals exercising similar functions) of such person; or (3) of the ability to exercise a controlling influence over the management or policies of such person.

“Average Parent Stock Price” means the per share volume weighted average price of the Parent Common Stock on NASDAQ from 9:30 a.m. to 4:00 p.m., Eastern Standard Time, on the ten NASDAQ trading days ending on and including the third trading day prior to the day on which the Effective Time occurs as found on Bloomberg page CFR<equity>VWAP (or its equivalent successor page if such page is not available), or if such volume weighted average price is unavailable, the market price of one share of Parent Common Stock during such period determined, using a volume weighted average method, by Sandler O’Neill & Partners, L.P.

“Bank Merger Act” means the Bank Merger Act of 1960.

“Benefit Arrangement” means, with respect to the Company or Parent, each of the following under which any of its current or former employees or directors has any present or future right to benefits and (1) that is sponsored or maintained by it or its Subsidiaries, or (2) under which it or its Subsidiaries has any present or future liability:  each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each stock purchase, stock option, severance, retirement, employment, consulting, change-in-control, fringe benefit, bonus, incentive, retention, deferred compensation, paid time off benefits and other employee benefit plan, agreement, program, policy or other arrangement (with respect to any of preceding, whether or not subject to ERISA).

“BHC Act” means the Bank Holding Company Act of 1956.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act.

“Company 401(k) Plan” means the Great Lakes Financial Resources, Inc. Employee Savings and Retirement Plan, as amended and restated effective as of January 1, 2011, as the same may be amended from time to time.

“Company Board” means the board of directors of the Company.

“Company Common Stock” means the common stock, par value $12.50 per share, of the Company.

“Company Employees” means each employee of the Company and Company Bank Sub as of the Effective Time.

“Company ESOP” means the Great Lakes Financial Resources, Inc. Employee Stock Ownership Plan, as amended and restated effective as of January 1, 2011, as the same may be amended from time to time.

“Company ESOP Liability” means any liability or obligation arising out of or in connection with any action, audit, investigation, litigation, complaint, allegation or claim by the Company ESOP, any current or former fiduciary, participant or beneficiary thereof, any current or former shareholder of the Company or any of its Subsidiaries, any Governmental Authority, or any person acting on behalf of any of the foregoing, in connection with, relating to, or arising out of any transaction entered into, action or inaction, or state of facts in existence with respect to the Company ESOP on or prior to the Closing or any of the transactions contemplated hereby (including the termination of the Company ESOP and any subsequent distributions to Company ESOP participants and beneficiaries, but excluding claims in the ordinary course and filings with the Internal Revenue Service for a favorable determination letter).

“Company ESOP Plan Document” means the Great Lakes Financial Resources, Inc. ESOP Plan Document, as Amended and Restated January 1, 2011.

“Company ESOT” means the Great Lakes Financial Resources, Inc. Employee Stock Ownership Trust, as amended and restated effective as of January 1, 1999, as the same may be amended from time to time.

“Company Preferred Stock” means the preferred stock, without par value per share, of the Company.

“Confidentiality Agreement” means the confidentiality agreement between Parent and Company, dated April 4, 2014.

“Constituent Documents” means the charter or articles or certificate of incorporation and by-laws of a corporation or banking organization, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.

“Contract” means, with respect to any person, any agreement, contract, indenture, undertaking, debt instrument, lease, understanding, arrangement or commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their assets or properties is subject, whether or not in writing.

“Conversion” means the conversion of the processing, reporting, payment and other operating systems from those of Company Bank Sub to those of Parent Bank Sub.

“Credit Facilities” means the Revolving Promissory Note in the original principal amount of $1,000,000 and the Term Note in the original principal amount of $2,500,000, each of which were issued under the Business Loan Agreement dated December 21, 2012 between the Company and Associated Bank, National Association.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” means shares of Company Common Stock that are held by a stockholder who has properly exercised appraisal rights under the DGCL.

“Environmental Laws” means the statutes, rules, regulations, ordinances, codes, orders, decrees, and any other laws (including common law) of any foreign, federal, state, local, and any other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, or protection of human health and safety or of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchangeable Shares” means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, including Dissenting Shares but excluding Excluded Shares, rounded to the nearest whole share.

“Excluded Shares” means shares of Company Common Stock beneficially owned by Parent (other than shares held in a trust, fiduciary, or nominee capacity or as a result of debts previously contracted) or held in the Company’s treasury.

“Federal Deposit Insurance Act” means the Federal Deposit Insurance Act of 1950.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any industry self-regulatory authority.

“Hazardous Materials” means any hazardous or toxic substances, materials, wastes, pollutants, contaminants or harmful substances, including petroleum compounds, asbestos, mold and lead-containing and any other substance regulated under or which may give rise to liability under any Environmental Law.

“Intellectual Property” means all (i) trademarks, service marks, brand names, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues; (iii) Trade Secrets; (iv) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property or proprietary rights.

“IT Assets” means the Company’s and its Subsidiaries’ computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“IRS” means the Internal Revenue Service of the United States of America.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Material Adverse Effect” means, with respect to the Company or Parent, any effect that:

(a)                                   is material and adverse to the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, respectively, excluding (with respect to each of clause (1), (2) or (3), only to the extent that the effect of a change on it is not materially different than on comparable banking organizations organized and operated in the United States or any state therein) the impact of (1) changes in banking and other laws of general applicability or changes in the interpretation thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to banking services organizations generally, (3) changes in prevailing interest rates or other general economic conditions generally affecting banking organizations operating in the United States or any state therein, (4) any failure by the Company or its Subsidiaries to meet forecasts or projections prepared by the Company internally or by Parent (or by analysts with respect to Parent), but the effects of the underlying causes of any such failure to meet forecasts or projections shall not be so excluded, and (5) actions or omissions of a party to this Agreement that are expressly required by this Agreement or taken upon the written request or with the prior written consent of the other party to this Agreement, in contemplation of the transactions contemplated hereby; or

(b)                                   would materially impair the ability of the Company (or in any representation made by it, Parent), to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

“Minimum Tangible Equity” means $48,327,000.

“NASDAQ” means The NASDAQ Stock Market.

“Parent Common Stock” means the common stock, par value $.01 per share, of Parent.

“Parent Preferred Stock” means the preferred stock, without par value, of Parent.

“Parent Rights” means rights to purchase shares of Parent Stock issued under the Parent Rights Agreement.

“Parent Rights Agreement” means the Amended and Restated Rights Agreement, dated November 15, 1995, between Parent and Parent Bank Sub, as rights agent, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement, dated June 18, 1997, Amendment No. 2 to the Amended and Restated Rights Agreement, dated November 14, 2005, and Amendment No. 3 to the Amended and Restated Rights Agreement, dated December 3, 2008.

“Parent Stock” means, collectively, the Parent Common Stock and the Parent Preferred Stock.

“Parent Stock Options” means all outstanding and unexercised employee and director options to purchase Parent Common Stock.

“Parent Stock Plans” means Parent Omnibus Stock and Incentive Plan.

“Previously Disclosed” means information set forth by a party in the applicable paragraph of its Disclosure Schedule and, with respect to Parent, information disclosed in the Parent SEC Filings (disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosure of risks set forth in any “forward-looking statements” disclaimer).

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Representatives” means, with respect to any person, such person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

“Rights” means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price, book or other value of, shares of capital stock, units or other equity interests of, such first person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Significant Subsidiary” and “Subsidiary” have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X promulgated by the SEC.

“Superior Proposal” means a bona fide written Acquisition Proposal received other than in connection with a breach of Section 6.7, which the Company Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated hereby (1) after receiving the advice of Austin Associates, LLC  (or another nationally recognized investment banking firm selected by the Company), (2) after taking into account the likelihood of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that for purposes of the definition of “Superior Proposal”, the references to “more than 15%” in the definition of Acquisition Proposal shall be deemed to be references to “50% or more”.

“Tangible Equity” means the Company’s consolidated total shareholders’ equity minus preferred stock, goodwill and all other intangible assets, calculated in accordance with GAAP on a basis consistent with the Company Financial Statements; provided, however, that Tangible Equity shall (A) exclude the effects of (i) actual or accrued costs or expenses in respect of legal fees, accounting fees, and investment advisory fees associated with the transactions contemplated by this Agreement, including actual or accrued costs or expenses incurred by the trustee of the Company ESOP in respect of similar professional services, up to a total of $1,500,000, (ii) the Accumulated Other Comprehensive Income Account as it relates to the Company’s available for sale securities portfolio and (iii) gains on sales of securities after June 23, 2014 and (B) be reduced by the amount, if any, by which the amount of net-charge offs (other than charge-offs for which there is a specific reserve allocation as part of the Company’s allowance for loan losses as of May 31, 2014) for all periods after May 31, 2014 less $500,000 exceeds the amount of the provision for loan losses for all periods after May 31, 2014.

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Time.

“Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

“Trade Secrets” means confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists.

1.2                               Additional Definitions.  Each of the following terms has the meaning specified in the Section of this Agreement set forth opposite such term:

Term	Section

“Agreement”	Preamble
“Alternative Consideration Election”	Section 3.1(a)
“Alternative Transaction Structure”	Section 3.1(a)
“Bank Merger”	Recitals
“Bank Merger Surviving Bank”	Section 2.6
“Burdensome Condition”	Section 6.3(c)
“Closing”	Section 2.2
“Closing Date”	Section 2.2
“Closing Tangible Equity”	Section 3.7(b)
“Code”	Recitals
“Company”	Preamble
“Company Bank Sub”	Recitals
“Company Financial Statements”	Section 5.2(j)
“Company Meeting”	Section 6.2(b)
“Company Stock Fund”	Section 6.12(d)
“Consideration”	Section 3.1(a)
“Consideration Shares”	Section 3.1(a)
“Conversion Project Manager”	Section 6.13
“Costs”	Section 6.11(a)
“Current Premium”	Section 6.11(c)
“Disclosure Schedule”	Section 5.1
“Effective Time”	Section 2.2
“ERISA Affiliate”	Section 5.2(t)
“Estimated Closing Balance Sheet”	Section 3.7(a)
“Exchange Agent”	Section 3.2(a)
“Exchange Fund”	Section 3.2(a)
“Extensions of Credit”	Section 5.2(z)
“Fee”	Section 8.3(a)
“Fee Extension Event”	Section 8.3(c)
“Fee Termination Date”	Section 8.3(b)
“Fee Triggering Event”	Section 8.3(a)
“Final Closing Balance Sheet”	Section 3.7(b)
“First Loss Amount”	Section 6.14(c)
“Indemnified Party”	Section 6.11(a)
“Independent Arbitrator”	Section 3.7(c)
“Interest Rate Instruments”	Section 5.2(aa)
“Loss”	Section 6.14(c)
“Material Contracts”	Section 5.2(v)
“Merger”	Recitals
“Merger 1”	Section 3.1(a)
“Merger 2”	Section 3.1(a)

Term	Section

“Negotiation Period”	Section 6.14(c)
“New Certificates”	Section 3.2(a)
“Non-Competition Agreements”	Recitals
“Old Certificates”	Section 3.2(a)
“Parent”	Preamble
“Parent Bank Sub”	Recitals
“Parent SEC Filings”	Section 5.3(i)
“Pension Plan”	Section 5.2(t)
“Permitted Liens”	Section 5.2(u)
“Phase I Assessment”	Section 6.14(a)
“Phase I Matter”	Section 6.14(a)
“Plan Merger”	Section 6.12(d)
“Proposal”	Section 8.3(c)
“Proxy Statement”	Section 6.5(a)
“Registration Statement”	Section 6.5(a)
“Required Third-Party Consents”	Section 5.2(f)
“Requisite Regulatory Approvals”	Section 6.3(a)
“Scheduled Intellectual Property”	Section 5.2(p)
“Surviving Corporation”	Recitals
“Takeover Laws”	Section 5.2(h)
“Title Insurance Matter”	Section 6.14(b)
“Voting Agreements”	Recitals

1.3                               Interpretation.  (a)  In this Agreement, except as context may otherwise require, references:

(1)                                 to the Preamble, Recitals, Sections, Annexes or Schedules are to the Preamble to, a Recital or Section of, or Annex or Schedule to, this Agreement;

(2)                                 to this Agreement are to this Agreement, and the Annexes and Schedules to it, taken as a whole;

(3)                                 to the “transactions contemplated hereby” includes the transactions provided for in this Agreement and the Voting Agreements, including the Merger, the Bank Merger, the Conversion and any acts required under any of the Voting Agreements;

(4)                                 to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation include any successor to the section;

(5)                                 to any statute include any rules and regulations promulgated under the statute; and

(6)                                 to any Governmental Authority includes any successor to that Governmental Authority.

(b)                                    The words “hereby”, “herein”, “hereof”, “hereunder” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section.

(c)                                    The words “include”, “includes” or “including” are to be deemed followed by the words “without limitation”.

(d)                                   The word “party” is to be deemed to refer to the Company or Parent.

(e)                                    The word “person” is to be interpreted broadly to include any individual, savings association, bank, trust company, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

(f)                                     The table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

(g)                                    This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisers.  The parties intend that this Agreement not be construed more strictly with regard to one party than with regard to the other.

(h)                                   No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, to the extent such action or omission would violate applicable law (including statutory and common law), rule or regulation.

ARTICLE 2

The Merger

2.1                               The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, the Company will merge with and into Parent at the Effective Time.  At the Effective Time, the separate existence of the Company will terminate.  Parent will be the Surviving Corporation in the Merger and will continue its existence under the laws of the State of Delaware.

2.2                               Closing.  The closing of the Merger (the “Closing”) will take place in the principal offices of Parent at 5:00 p.m. Central Time on a business day designated by Parent that is (a) within 45 days after the later of (1) the expiration of all applicable waiting periods associated with the Requisite Regulatory Approvals and (2) the requisite approval of the stockholders of the Company and (b) after satisfaction or waiver of the conditions set forth in Article 7, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions (the “Closing Date”).  The time on the Closing Date at which the Merger becomes effective is referred to herein as the “Effective Time”.  Once the Closing Date has been designated by Parent, the parties may agree in writing to another Closing Date.

2.3                            Effects of the Merger; Liabilities of the Company.  The Merger will have the effects prescribed by applicable law, including the DGCL.

2.4                               Name of Surviving Corporation.  The name of the Surviving Corporation as of the Effective Time will be the name of Parent.

2.5                               Certificate of Incorporation and By-Laws of the Surviving Corporation.  The Restated Certificate of Incorporation of Parent, as in effect immediately before the Effective Time, will be the certificate of incorporation of the Surviving Corporation as of the Effective Time.  The Restated By-Laws of Parent, as in effect immediately before the Effective Time, will be the by-laws of the Surviving Corporation as of the Effective Time.

2.6                               The Bank Merger.  The Company and Parent will cooperate and use their commercially reasonable efforts to effect the Bank Merger and the Conversion immediately following the Effective Time, or at such later time as Parent may determine.  Such cooperation shall include the approval and entry into a merger agreement for the Bank Merger substantially in the form attached as Annex 3 hereto and the filing of all applications for all regulatory approvals required to give effect thereto.  At the effective time of the Bank Merger, the separate existence of Company Bank Sub will terminate.  Parent Bank Sub will be the surviving bank in the Bank Merger (the “Bank Merger Surviving Bank”) and will continue its existence under the laws of the State of Illinois.  The Charter of Parent Bank Sub will be the charter of the Bank Merger Surviving Bank.  The By-Laws of Parent Bank Sub will be the by-laws of the Bank Merger Surviving Bank.  The shares of the Company Bank Sub shall be cancelled in connection with the Bank Merger, and the shares of the Bank Merger Surviving Bank shall remain outstanding and not be affected thereby.

ARTICLE 3

Effect on Stock

3.1                               Effect on Stock.  Subject to Section 6.14(c), at the Effective Time, as a result of the Merger and without any action by any holder of Company Common Stock:

(a)                                   Company Common Stock.  (1)  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares and Dissenting Shares, will be converted into and constitute the right to receive a number of fully paid and non-assessable shares of Parent Common Stock and the requisite number of Parent Rights issued and attached to such shares under the Parent Rights Agreement (together, the “Consideration Shares”) and cash (together with the Consideration Shares, the “Consideration”) as follows (in all cases the calculation of the number of Consideration Shares shall be rounded to the nearest one thousandth with .0005 being rounded upwards):

(A)                               If the Average Parent Stock Price is greater than $20.01, a number of Consideration Shares equal to $287.50 divided by the Average Parent Stock Price and $112.50 in cash without interest;

(B)                               If the Average Parent Stock Price is greater than $19.18 but less than or equal to $20.01, 14.369 Consideration Shares and $112.50 in cash without interest;

(C)                               If the Average Parent Stock Price is greater than $17.51 but less than or equal to $19.18, a number of Consideration Shares equal to $275.63 divided by the Average Parent Stock Price and $112.50 in cash without interest;

(D)                               If the Average Parent Stock Price is greater than $15.85 but less than or equal to $17.51, 15.737 Consideration Shares and $112.50 in cash without interest;

(E)                                If the Average Parent Stock Price is greater than $14.18 but less than or equal to $15.85, a number of Consideration Shares equal to $249.38 divided by the Average Parent Stock Price and $112.50 in cash without interest;

(F)                                 If the Average Parent Stock Price is an amount less than or equal to $14.18, 17.589 Consideration Shares and $112.50 in cash without interest; provided, however, that if the sum of (x) the product of the number of such Consideration Shares and the Average Parent Stock Price and (y) $112.50 is less than $330.00, by action of a majority of all members of the Board of the Company, the Company may elect by written notice to Parent prior to the scheduled Closing Date to provide Parent with the ability to determine the Consideration per share of Company Common Stock, which may be all Consideration Shares or all cash or a combination thereof, subject to the following conditions: (i) if all Consideration Shares are chosen, the number of Consideration Shares per share of Company Common Stock shall be equal to $330.00 divided by the Average Parent Stock Price; (ii) if all cash is chosen, the Consideration shall be $330.00 in cash without interest per share of Company Common Stock; and (iii) if a mix of Consideration Shares and cash is chosen, then the sum of (a) the cash consideration per share of Company Common Stock and (b) the product of (x) the number of Consideration Shares per share of Company Common Stock and (y) the Average Parent Stock Price shall be $330.00 (any such election by the Company being the “Alternative Consideration Election”).  If the Company elects the Alternative Consideration Election, the Parent may postpone the Closing for not more than twenty (20) business days and Parent shall respond in writing with its elected Consideration indicating, if any, the number of Consideration Shares and cash per share of Company Common Stock within ten (10) business days of the receipt of such notice from the Company and the consideration set forth therein shall be the Consideration for all purposes of this Agreement.  If the Alternative Consideration Election is utilized, the last trading day used to calculate the Average Parent Stock Price shall be the last trading day utilized that gave rise to the Company making the Alternative Consideration Election notwithstanding when the Closing occurs.

(2)                                 Notwithstanding anything in this Agreement to the contrary, if the cash component of the Consideration is equivalent to an amount that would cause the Merger to not meet the requirements of Section 368(a) of the Code (as determined by Parent in its sole discretion), the Merger and the transactions contemplated hereby shall be restructured such that (i) a newly formed subsidiary of the Parent will be merged with and into the Company, with the Company surviving the merger (“Merger 1”),  and (ii) following, and as part of the same plan with, Merger 1, the Company shall be merged with and into Parent, with Parent surviving the merger (“Merger 2”, and together with Merger 1, the “Alternative Transaction Structure”).

(3)                                 Shares of Company Common Stock will no longer be outstanding and will automatically be canceled and will cease to exist; and holders of Company Common Stock will cease to be, and will have no rights as, stockholders of the Company, and certificates that represented shares of Company Common Stock before the Effective Time will be deemed for all purposes to represent only the right to receive, without interest, (i) any then unpaid dividend or other distribution with respect to such Company Common Stock having a record date before the Effective Time and (ii) the Consideration.

(b)                                   Notwithstanding Section 3.1(a), Excluded Shares shall be canceled and retired and shall cease to exist, and no Consideration shall be delivered in exchange therefor.

(c)                                    After the Effective Time, there will be no transfers of shares of Company Common Stock on the stock transfer books of the Company or the Surviving Corporation, and shares of Company Common Stock presented to the Surviving Corporation or Parent will be canceled and exchanged in accordance with this Article 3.

(d)                                   Parent Stock.  Each share of Parent Stock outstanding immediately prior to the Effective Time will remain outstanding.

3.2                               Exchange Agent.  (a)  At or before the Effective Time, Parent will deposit with its transfer agent or with a depository or trust institution of recognized standing selected by it and reasonably satisfactory to the Company (in such capacity, the “Exchange Agent”), for the benefit of the holders of certificates formerly representing shares of Company Common Stock (“Old Certificates”), (1) certificates or, at Parent’s option, evidence of shares in book entry form (“New Certificates”), representing the shares of Parent Common Stock issuable to holders of Old Certificates under this Article 3 and (2) cash payable pursuant to Sections 3.1 and 3.3 (the “Exchange Fund”).

(a)                                   As promptly as reasonably practicable following the Effective Time, but in no event later than five (5) business days thereafter, Parent shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Old Certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent) containing instructions for use in effecting the surrender of Old Certificates in exchange for the Consideration.  No interest will accrue or be paid with respect to any New Certificates or cash to be delivered upon surrender of Old Certificates.  If any New Certificate is to be issued or cash is to be paid in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it will be a condition to the exchange that the person requesting the exchange (1) pay any transfer or other Taxes required by reason of the issuance of the New Certificate or the making of the cash payment in a name other than the name of the holder of the surrendered Old Certificate or (2) establish to the satisfaction of Parent (or the Exchange Agent, as the case may be) that any such Taxes have been paid or are not applicable.

(b)                                   No dividends or other distributions with respect to Parent Common Stock having a record date after the Effective Time will be paid to any holder of Company Common Stock until such holder has surrendered the Old Certificate representing such stock as provided herein.  Subject to the effect of applicable law, following surrender of any such Old Certificates, there shall be paid to the holder of New Certificates issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time previously payable with respect to the shares of Parent Common Stock represented thereby.  To the extent permitted by law, holders of Company Common Stock who receive Parent Common Stock in the Merger shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock into which their respective shares of Company Common Stock are converted, regardless of whether such holders of Company Common Stock have exchanged their Old Certificates for New Certificates in accordance with the provisions of this Agreement, but beginning 60 days after the Effective Time no such holder shall be entitled to vote on any matter until such holder surrenders such Old Certificate for exchange as provided in Section 3.2(b).

3.3                               Fractional Shares.  Notwithstanding anything to the contrary in this Agreement, no fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Parent will pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Parent Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction of a share of Parent Common Stock by the last reported per share sale price of Parent

Common Stock on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually agreed to by Parent and the Company), for the last NASDAQ trading day immediately prior to the Closing Date.

3.4                               Lost, Stolen or Destroyed Certificates.  In the event any certificate representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and any cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed certificate been surrendered.

3.5                               Anti-Dilution Adjustments.  If Parent changes (or the board of directors of Parent sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Parent Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, the Consideration Shares will be adjusted proportionately to account for such change.

3.6                               Dissenters’ Rights.  Notwithstanding anything to the contrary in this Agreement, Dissenting Shares that are outstanding as of the Effective Time shall not be converted into the right to receive the Consideration (unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, its right to dissent from the Merger under the DGCL) .  The holder of any Dissenting Share shall be entitled only to such rights as may be granted to such holder pursuant to Section 262 of the DGCL with respect thereto.  The Company will give Parent (a) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices.  The Company will not, without the prior written consent of Parent, settle, offer to settle or otherwise negotiate, any such demands.  Parent will pay any consideration as may be determined to be due with respect to Dissenting Shares pursuant to and subject to the requirements of applicable law.

3.7                               Tangible Equity Calculation.  (a) Not later than ten days before the expected Closing Date, the Company shall deliver to Parent an estimated consolidated balance sheet of the Company, as of the expected Closing Date (the “Estimated Closing Balance Sheet”), which shall reflect all estimated transaction costs relating to this Agreement and the Merger and the transactions contemplated hereby and (1) be prepared in good faith based on all available information at such time and in accordance with GAAP on a basis consistent with the Company Financial Statements and (2) include a calculation of Tangible Equity as of the expected Closing Date.  The Estimated Closing Balance Sheet shall be accompanied by a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that (i) the Estimated Closing Balance Sheet was prepared in good faith based on all available information at such time and to their knowledge after reasonable inquiry fairly presents the consolidated financial position of Company as estimated as of the expected Closing Date in accordance with GAAP on a basis consistent with the Company Financial Statements, and (ii) the calculation of Tangible Equity as of the expected Closing Date contained therein was prepared in accordance with, and to their knowledge after reasonable inquiry includes and excludes all amounts required to be included or excluded by, the definition of Tangible Equity in this Agreement.

(b)                                   After delivery of the Estimated Closing Balance Sheet, the parties shall work together in good faith, which in the case of the Company shall include providing Parent with such documentation and information as Parent shall reasonably request, to agree on an updated estimated consolidated balance sheet of the Company as of the expected Closing Date (the “Final Closing Balance Sheet”), which shall (1) be prepared in good faith based on all available information at such time and in accordance with GAAP on a basis consistent with the Company Financial Statements and (2) include an updated calculation of Tangible Equity as estimated as of the expected Closing Date (“Closing Tangible Equity”).  The Final Closing Balance Sheet, and the calculation of the Closing Tangible Equity contained therein, agreed to between the parties shall become final and binding.

(c)                                    If, no later than the day before the expected Closing Date, the parties are unable to agree upon a Final Closing Balance Sheet, the parties shall promptly submit any items over which a disagreement remains to PricewaterhouseCoopers LLP, which will act as arbitrator to resolve the remaining disputed items (the “Independent Arbitrator”) and the Closing Date shall be postponed. The parties will use commercially reasonable efforts to cause the Independent Arbitrator to resolve any dispute and issue a Final Closing Balance Sheet confirming the correct Closing Tangible Equity (as determined in accordance with this Agreement), as of a new expected Closing Date determined by the parties, within ten days following engagement.  The parties will cooperate fully with, and furnish such information as may be requested to, the Independent Arbitrator.  The Final Closing Balance Sheet issued by the Independent Arbitrator, as well as the amount of Closing Tangible Equity set forth therein, will be final and binding on the parties.  Each party will bear all costs and fees incurred by it in connection with the foregoing arbitration; provided that (1) the fees and expenses of the Independent Arbitrator shall be borne by the Company and Parent in the same proportion that the aggregate amount of disputed items submitted to the Independent Arbitrator that are unsuccessfully disputed by the Company and Parent, respectively (as determined by the Independent Arbitrator), bears to the total amount of items submitted to the Independent Arbitrator, and (2) all after-tax costs, fees and expenses to be borne by the Company shall be deducted from the final Closing Tangible Equity.

ARTICLE 4

Conduct of Business Pending the Merger

4.1                               Forbearances of the Company.  The Company agrees that from the date hereof until the Effective Time, except as expressly permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), it will not, and will cause each of its Subsidiaries not to:

(a)                                   Ordinary Course.  Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and authorizations and its existing relations with customers, suppliers, vendors, employees, business associates and shareholders.

(b)                                   Operations.  Enter into any new line of business or change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies or practices, except as required by applicable law or policies imposed by any Governmental Authority.

(c)                                    Products.  Materially alter any of its policies or practices with respect to the rates, fees, charges, levels of services or products available to customers of the Company or its Subsidiaries or offer any promotional pricing with respect to any product or service available to customers of the Company or its Subsidiaries.

(d)                                   Brokered Deposits.  Book any “brokered deposits”, as such term is defined in 12 CFR 337.6.

(e)                                    Securities Portfolio.  Purchase any securities other than short-term securities issued by the United States Department of the Treasury.

(f)                                     Capital Expenditures.  Make any capital expenditures in excess of $50,000 individually or $75,000 in the aggregate.

(g)                                    Material Contracts.  Terminate, enter into, amend, modify, extend or renew any Material Contract.

(h)                                    Extensions of Credit and Interest Rate Instruments.  Make, renew or amend any Extension of Credit in excess of $750,000 or enter into, renew or amend any Interest Rate Instrument.

(i)                                       Capital Stock.  Issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock or any additional Rights of it with respect to its stock.

(j)                                      Dividends, Distributions, Repurchases.  Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (except for (i) cash dividends by the Company Bank Sub to the Company as needed by the Company to discharge the Credit Facilities and to fund the Company’s working capital requirements for operations and expenses, and (ii) if the Effective Time has not occurred prior to March 1, 2015, the Company may pay a one-time dividend to the holders of Company Common Stock of $2.00 per share (with an aggregate amount not to exceed $310,200) or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock.

(k)                                Dispositions.  Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for (i) sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practice and in a transaction that individually or taken together with all other such transactions is not material or not reasonably likely to be material to it and its Subsidiaries, taken as a whole, or (ii) in respect of assets received in foreclosure or otherwise in satisfaction of debts and which are sold in a commercially reasonable manner after consultation with Parent.

(l)                                       Acquisitions.  Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other person.

(m)                               Constituent Documents.  Amend its Constituent Documents (or similar governing documents).

(n)                                   Accounting Methods.  Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable accounting requirements of a Governmental Authority.

(o)                                   Tax Matters.  Make, change or revoke any material Tax election, file any amended Tax Return (unless to correct an error), enter into any closing agreement, settle any material Tax claim or assessment, surrender any right to claim a material refund of Taxes, take any action with respect to Taxes that is outside the ordinary course of business or inconsistent with past practice, or take any action which is reasonably likely to have a materially adverse impact on the Tax position of the Company, or, after the Merger, on the Tax position of the Surviving Corporation.

(p)                                    Claims.  Settle any action, suit, claim or proceeding against it, except for an action, suit, claim or proceeding that is settled in the ordinary course of business in an amount or for consideration not in excess of $50,000 and that would not (1) impose any material restriction on the business of it or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries or (2) create precedent for claims that are reasonably likely to be material to it or its Subsidiaries, or, after the Effective Time, Parent or its Subsidiaries.

(q)                                   Compensation; Employment Agreements.  Terminate, enter into, amend, modify (including by way of interpretation), extend or renew any employment, officer, consulting, severance, retention, stay bonus or similar contract, agreement or arrangement with any director, officer, employee or consultant, or grant any salary or wage increase or increase any employee benefit, including incentive or bonus payments (or, with respect to any of the preceding, communicate any intention to take such action), except (1) to make changes that are required by applicable law, (2) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (3) to provide for commercially reasonable stay bonuses and/or severance arrangements as Previously Disclosed.

(r)                                      Benefit Arrangements.  Terminate, enter into, establish, adopt, amend, modify (including by way of interpretation), or renew any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant, take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, make new grants or awards under any stock option, stock purchase, deferred compensation or other plan or arrangement, or add any new participants to any non-qualified retirement plans (or, with respect to any of the preceding, communicate any intention to take such action), except (1) as required by applicable law or the applicable plan documents as Previously Disclosed, (2) as requested by the Internal Revenue Service in connection with a determination letter submission, (3) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (4) for amendments that do not increase benefits or materially increase administrative costs or (5) as expressly provided in Section 6.12 of this Agreement.

(s)                                     Communication.  Except as may be expressly required by applicable law or regulation or by applicable plan documents, make any written or oral communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement without providing Parent with a copy or written description of the intended communication, providing Parent with a reasonable period of time to review and comment on the communication, and cooperating with Parent in providing any such mutually agreeable communication (it being agreed that communications made in accordance with a plan pre-approved by Parent shall not require separate subsequent notification or approval).

(t)                                      Adverse Actions.  Notwithstanding any other provision hereof, (1) knowingly take, or knowingly omit to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (2) knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article 7 not being satisfied in a timely manner, or any action that is reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable law.

(u)                                Commitments.  Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE 5

Representations and Warranties

5.1                               Disclosure Schedules.  Before entry into this Agreement, the Company delivered to Parent a schedule and Parent delivered to the Company a schedule (respectively, each schedule a “Disclosure Schedule”), setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more covenants contained in Article 4 or Article 6 or one or more representations or warranties contained in this Article 5.  The inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not by itself be deemed an admission by a party that such item is material or was required to be disclosed therein.

5.2                               Representations and Warranties of the Company.  Except as Previously Disclosed, the Company hereby represents and warrants to Parent as follows:

(a)                                   Organization, Standing and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of its business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.  The Company has Previously Disclosed and made available to Parent a complete and correct copy of the Company’s Constituent Documents, each as amended to the date hereof, and such Constituent Documents are in full force and effect.

(b)                                   Company Securities.  (1)  The authorized capital stock of Company consists of 600,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock.  155,100 shares of Company Common Stock and no shares of Company Preferred Stock are outstanding.  The Company holds 83,828 shares of Company Common Stock as treasury shares.  The outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights (and were not issued in violation of any preemptive rights).  The Company does not have any Rights issued or outstanding, any shares of Company Stock reserved for issuance, or any commitment to authorize, issue or sell any Company Stock or any Rights.  The Company has no commitment to redeem, repurchase or otherwise acquire, or to register with the SEC, any shares of Company Common Stock, other than the Company’s obligation to repurchase shares of Company Common Stock held by the Company ESOP in accordance with the terms of the Company ESOT.

(2)                                 To the Company’s knowledge, there are no voting trusts, proxies, stockholder agreements or other agreements or understandings with respect to the voting of shares of Company Stock other than the Voting Agreements and the Company ESOP of the Company ESOT.

(3)                                 The Company has Previously Disclosed a list of all bonds, debentures, notes or other obligations that it has issued as of the date hereof, which list includes a description of the terms and conditions on which such bonds, debentures, notes or other obligations may be redeemed by it.  The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter.

(c)                                    Subsidiaries and Equity Holdings.  (1)  The Company has Previously Disclosed a list of its Subsidiaries, and the Company owns, directly or indirectly, all the outstanding equity securities of its Subsidiaries free and clear of Liens, and all such equity securities have been duly authorized and are validly issued and outstanding, fully paid and non-assessable (except, in the case of Company Bank Sub, as provided in 12 U.S.C. § 55).  No equity securities of any of the Company’s Subsidiaries are or may become required to be issued (other than to the Company or one of its wholly owned Subsidiaries) by reason of any Right or otherwise.  There are no contracts, commitments, arrangements or understandings by which the Company or any of its Subsidiaries is or may become bound to sell or otherwise transfer any equity securities of any of the Company’s Subsidiaries (other than to the Company or one of its wholly owned Subsidiaries).  There are no contracts, commitments, arrangements or understandings by which the Company or any of its Subsidiaries is or may become bound that relate to the Company’s or any of its Subsidiaries rights to vote or dispose of any equity securities of any of the Company’s Subsidiaries.  Each of the Company’s Subsidiaries that is a bank (as defined in the BHC Act) is an “insured bank” as defined in the Federal Deposit Insurance Act.

(2)                                 Each of the Company’s Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of such Subsidiary’s organization, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of such Subsidiary’s assets or property or the conduct of such Subsidiary’s business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.  The Company has Previously Disclosed and made available to Parent a complete and correct copy of the Constituent Documents, each as amended to the date hereof, for each of the Company’s Subsidiaries, and such Constituent Documents are in full force and effect.

(3)                                 The Company has Previously Disclosed a list of all equity securities that it and its Subsidiaries own, control or hold other than in a custodial or fiduciary capacity.

(4)                                 The Company has Previously Disclosed a list of all bonds, debentures, notes or other obligations that any of its Subsidiaries has issued as of the date hereof (other than deposits and other short term obligations issued and outstanding in the ordinary course of such Subsidiary’s business), which list includes a description of the terms and conditions on which such bonds, debentures, notes or other obligations may be redeemed by it or any of its Subsidiaries.

(d)                                   Power.  The Company and each of its Subsidiaries has the corporate (or comparable) power and authority to own and operate their respective assets and properties and to conduct their respective businesses as such businesses are now being conducted.  The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The Company Bank Sub has the corporate power and authority to consummate the transactions contemplated hereby.

(e)                                    Authority.  The Company has duly executed and delivered this Agreement and has taken all corporate action necessary for it to execute and deliver this Agreement.  Each of the Company’s Subsidiaries to be party to any document or agreement in connection with the transactions contemplated hereby will have taken (at the time in which such party enters into any such agreement) all corporate (or comparable) action necessary for it to execute and deliver such document or agreement.  Subject only to receipt of the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, this Agreement, the Merger, the Bank Merger, and the transactions contemplated hereby have been authorized by all necessary corporate (or comparable) action on the part of the Company and each of its Subsidiaries.  This Agreement is the Company’s valid and legally binding obligation, enforceable in accordance with its terms.  All actions taken by the Company Board in connection with this Agreement have been approved unanimously at a meeting where all members were present and voting on such actions.  The parties acknowledge that stockholder approval described in this Section 5.2(e) may require the pass-through voting direction by participants in the Company ESOP in accordance with the terms of the applicable plan documents.

(f)                                     Consents and Approvals.  No notices, applications or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, approvals, registrations, permits, expirations of waiting periods or other authorizations required to be obtained by the Company or any of its Subsidiaries from, any Governmental Authority or any third party (such required third-party consents, the “Required Third-Party Consents”) in connection with the execution, delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except for (1) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related waiting periods, required by federal and state banking authorities, including applications and notices under the BHC Act and the Bank Merger Act and applications and notices to the Office of the Comptroller of the Currency and the Illinois Department of Financial and Professional Regulation, (2) filing of the Registration Statement with the SEC, and declaration by the SEC of the effectiveness of the Registration Statement under the Securities Act, (3) filings of any required applications and notices with, and receipt of any required approvals from, any Governmental Authority with responsibility for enforcing any state securities law, (4) receipt of the stockholder approval described in Section 5.2(e), (5) the filing of a certificate of merger with respect to the Merger and articles of merger with respect to the Bank Merger, and (6) filings with applicable securities exchanges to obtain the listing authorizations contemplated by this Agreement.

(g)                                 No Defaults.  Subject to making the filings and receiving the consents and approvals referred to in Section 5.2(f), and the expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate, conflict with, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (1) the Company’s Constituent Documents or those of its Subsidiaries, (2) any contract, commitment, agreement, arrangement, understanding, indenture, lease, policy or other instrument of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is bound or affected, or to which the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ respective businesses, operations, assets or properties is subject or receives benefits or (3) any law, statute, ordinance, rule, regulation, judgment, order, decree, permit or license.

(h)                                   Takeover Laws and Provisions.  This Agreement, the Voting Agreements and the transactions contemplated hereby and thereby are exempt from (i) the requirements of Section 203 of the DGCL and (ii) any applicable “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or “antitakeover” provisions of the Illinois Business Corporation Act of 1983, as amended (collectively, the “Takeover Laws”).

(i)                                       Financial Advisors.  None of the Company, its Subsidiaries or any of the Company’s or any of its Subsidiaries’ directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby, except that, in connection with this Agreement, the Company has retained Austin Associates, LLC and Investment Bank Services, a registered broker-dealer as its financial advisor, and a complete and correct copy of its arrangements with Austin Associates, LLC and Investment Bank Services, a registered broker-dealer have been Previously Disclosed.  As of the date hereof, the Company has received a written opinion of Austin Associates, LLC, issued to the Company, to the effect that the Consideration is fair from a financial point of view to holders of Company Common Stock.

(j)                                      Financial Reports and Regulatory Filings.  (1)  The Company has Previously Disclosed complete and correct copies of (A) its consolidated audited financial statements (including any related notes and schedules thereto and the signed, unqualified opinion of Crowe Horwath LLP, its independent auditor) for the years ended December 31, 2012 and 2013, and (B) its consolidated unaudited balance sheet and statements of income and comprehensive income (loss), as of and for the three month periods ended March 31, 2013 and 2014 and as of and for the two month periods ended May 31, 2013 and 2014; it will provide Parent when available with similar customary audited year-end and unaudited interim financial statements (including any related notes and schedules thereto) for each of the quarterly and annual periods ended thereafter and any partial quarter period prior to Closing (all of the foregoing audited and unaudited financial statements referred to collectively as the “Company Financial Statements”).  Each of the statements of financial position (or equivalent statements) included in the Company Financial Statements (including any related notes and schedules) fairly presents or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date of such statement, and each of the statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows included in the Company Financial Statements (including any related notes and schedules) fairly presents or will fairly present in all material respects the consolidated results of operations, comprehensive income, changes in shareholders’ equity and changes in cash flows, as applicable, of the Company and its Subsidiaries for the periods set forth in such statement, in each case in accordance with GAAP consistently applied during the periods involved, except for the absence of an accrual for unused employee vacation and that the interim financial statements are subject to normal year end audit adjustments and except for the absence of footnotes and other presentation items.  Crowe Horwath LLP, who has certified certain financial statements of the Company and its Subsidiaries, are independent registered public accountants with respect to the Company as would be required by the Securities Act and the Exchange Act.

(2)                                 Since December 31, 2011, the Company and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any applicable Governmental Authorities except where the failure to so file would not be, or would not reasonably be expected to be, material to the Company and its Subsidiaries.  As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied with all of the statutes, rules and regulations enforced or promulgated by the Governmental Authority with which they were filed except where the failure to do so would not be, or would not reasonably be expected to be, material to the Company and its Subsidiaries.

(k)                                   Absence of Certain Changes; Conduct of Business.  Since December 31, 2013, (1) other than in the ordinary and usual course of business consistent with past practice, the Company and its Subsidiaries have not incurred any material obligation or liability, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, (2) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practice, (3) neither the Company nor any of its Subsidiaries has taken any of the actions referenced in Section 4.1, and (4) no event has occurred or fact or circumstance has arisen that, individually or taken together with all other events, facts, and circumstances, has had or is reasonably likely to have a Material Adverse Effect on the Company.

(l)                                       Litigation.  There is no action, suit, claim, hearing, dispute, investigation or proceeding pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries (and the Company is not aware of any basis for any such action, suit or proceeding), nor is there any judgment, order, decree, injunction or ruling of any Governmental Authority or arbitration outstanding against the Company or any of its Subsidiaries (or in the process of being issued).

(m)                               Compliance with Laws.  The Company and each of its Subsidiaries:

(1)                                 conducts its business in all material respects in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

(2)                                 currently has a rating of “Satisfactory” or better under the Community Reinvestment Act of 1977;

(3)                                 has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its assets and properties and to conduct its business as it is now being conducted, and all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to its knowledge, no suspensions or cancellations are threatened; and

(4)                                 has received, since December 31, 2009, no authorized notification from a Governmental Authority (A) asserting that it is not in compliance with any of the laws, statutes, ordinances, rules or regulations that such Governmental Authority enforces, (B) threatening to suspend, cancel, revoke or condition the continuation of any permit, license, authorization, order or approval or (C) restricting or disqualifying, or threatening to restrict or disqualify, its activities, except, in the case of each of clauses (A), (B) and (C), as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

(n)                                   Regulatory Matters.  Neither the Company nor any of its Subsidiaries is subject to, or has been advised that the Company or any of its Subsidiaries is reasonably likely to become subject to, any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or otherwise involved with the supervision or regulation of the Company or any of its Subsidiaries.

(o)                                   Books and Records and Internal Controls.  (1)  The Company’s books and records and those of its Subsidiaries have been properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(2)                                 The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence.  The Company and its Subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

(p)                                   Intellectual Property. (1)  The Company has Previously Disclosed all Registered and/or material Intellectual Property owned by it or any of its Subsidiaries (collectively, the “Scheduled Intellectual Property”).  The Company or its relevant Subsidiary exclusively owns all Scheduled Intellectual Property, free and clear of all encumbrances.  The Scheduled Intellectual Property is subsisting and, to the Company’s knowledge, valid and enforceable, and is not subject to any outstanding order, judgment, decree or agreement materially and adversely affecting the Company’s use thereof or its rights thereto.  The Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in the Company’s or any of its Subsidiaries’ business as presently conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement. To the Company’s knowledge, the Company and its Subsidiaries do not and in the past three years have not infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party.  Consummation of the transactions contemplated by this Agreement will not terminate or alter the terms pursuant to which the Company or any of its Subsidiaries is permitted to use any Intellectual Property licensed from third parties and will not create any rights by third parties to use any Intellectual Property owned by Parent or Parent’s Subsidiaries.  To the

Company’s knowledge, no person is infringing, misappropriating or otherwise violating any Scheduled Intellectual Property right or other Intellectual Property right owned by the Company or one of its Subsidiaries.

(2)                                 The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by the Company and its Subsidiaries, and to the Company’s knowledge, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached.  All material Intellectual Property developed under contract to the Company has been assigned to the Company.

(3)                                 To the Company’s knowledge, the IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their respective businesses, and have not materially malfunctioned or failed within the past three years.  To the Company’s knowledge, the IT Assets do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults or other devices or effects that (A) enable or assist any person to access without authorization the IT Assets, or (B) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation.  To the Company’s knowledge, no person has gained unauthorized access to the IT Assets.  The Company and its Subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with industry practices.  The Company and its Subsidiaries take reasonable measures, which are adequate to comply with all applicable laws and its contractual and privacy commitments, to protect the confidentiality of customer financial and other data.

(q)                                   Taxes.  (1) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to the Company and its Subsidiaries have been duly, timely and accurately filed with the appropriate taxing authority and all such Tax Returns are true, complete and accurate in all material respects, (2) all material Taxes that are required to be paid by or with respect to the Company or any of its Subsidiaries (whether or not shown to be due on the Tax Returns referred to in clause (1)) have been paid in full, (3) all deficiencies asserted or assessments made as a result of any audit or examination by any taxing authority of the Tax Returns referred to in clause (1) have been paid in full or otherwise finally resolved and no issues have been raised by any taxing authority in connection with any audit or examination of any Tax Return that are currently pending, (4) to the Company’s knowledge, there are no pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes, Tax Returns or Tax matters, (5) all material Taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the proper Governmental Authority in a timely manner, to the extent due and payable, (6) the Company and its Subsidiaries have complied with all material information reporting (and related withholding) requirements, and (7) no extensions or waivers of statutes of limitation have been given by or requested with respect to any of the Company or any of its Subsidiaries.  The Company has made provision in accordance with GAAP, in the Company Financial Statements, for all Taxes that accrued on or before the end of the most recent period covered by the Company Financial Statements.  As of the date hereof, neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has any reason to believe that any conditions exist that could prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.  No Liens for Taxes exist with respect to any of the Company’s assets or properties or those of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP, nor, to the Company’s knowledge, is any taxing authority in the process of imposing a Lien for Taxes upon such assets or properties.  Neither the Company nor any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Effective Time to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign Law) in Taxable income for any Tax period beginning on or after the Effective Time, or (B) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Effective Time.  Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement.  Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a consolidated, unitary or combined Tax group filing, consolidated or combined Tax Returns (other than, in each case, an affiliated, consolidated, unitary or combined group of which the Company is the common parent) or otherwise has any liability for the Taxes of any person (other than with respect to the Company or any of its Subsidiaries).  No closing agreements, private letter rulings, technical advice, memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries.  No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated hereby.  Neither the Company nor any of its Subsidiaries has been a party to any distribution occurring during the two-year period prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, except for distributions occurring among members of the same group of affiliated corporations filing a consolidated federal income tax return.  Neither the Company nor any of its Subsidiaries have participated in any reportable or listed transaction within the meaning of Treasury Regulation Section 1.6011-4(b).

(r)                                      Environmental Matters.  There are no proceedings, claims, actions, or investigations of any kind, pending or, to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries in any court, agency, or other Governmental Authority or in any arbitral body, arising under or relating to any Environmental Law, and to the Company’s knowledge there is no reasonable basis for any such proceeding, claim, action or investigation; there are no agreements, orders, judgments, decrees, settlements or indemnities to which the Company or any of its Subsidiaries is a party with any court, regulatory agency, Governmental Authority or private party, imposing liability or obligation under or relating to any Environmental Law; to the Company’s knowledge there are and have been no Hazardous Materials released or otherwise present or other conditions at any property (currently or formerly owned, operated, or otherwise used by, or the subject of a security interest on behalf of, the Company or any of its subsidiaries); to the Company’s knowledge there are no past, present or reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations or liabilities of the Company or any of its Subsidiaries under any Environmental Law; and the Company has delivered to Parent copies of all material environmental reports, studies, assessments, sampling data and memoranda in its possession relating to the Company or its Subsidiaries or any of their current or former properties or activities.

(s)                                     Labor Matters.  Neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by any collective bargaining agreement, contract or other agreement, arrangement or understanding with a labor union or labor organization, and neither the Company nor any of its Subsidiaries is the subject of a proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel the Company or any of its Subsidiaries to bargain with a labor union or labor organization.  There is no pending or, to the Company’s knowledge, threatened, nor has there been since December 31, 2009, labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.  Since December 31, 2009, there has been no activity involving the Company or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

(t)                                      Benefit Arrangements.  (1)  The Company has Previously Disclosed a complete and correct list of all of its Benefit Arrangements.  The Company has made available to Parent complete and correct copies of all Benefit Arrangements, including any trust instruments, insurance contracts and loan agreements forming a part of any Benefit Arrangements, and all amendments thereto.

(2)                                 All of the Company’s Benefit Arrangements, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA, are in substantial compliance with ERISA, the Code and other applicable laws.  Each of the Company’s Benefit Arrangements subject to ERISA that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”), and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS or has applied to the IRS for such letter within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances reasonably likely to result in the loss of the qualification of such Pension Plan under Section 401(a) of the Code.  Each of the Company’s Benefit Arrangements that is intended to be part of a voluntary employees’ beneficiary association within the meaning of Section 501(c)(9) of the Code has (A) received an opinion letter from the IRS recognizing its exempt status under Section 501(c)(9) of the Code and (B) filed a timely notice with the IRS pursuant to Section 505(c) of the Code, and the Company is not aware of circumstances likely to result in the loss of the exempt status of such Benefit Arrangement under Section 501(c)(9) of the Code.  There is no pending or, to the Company’s knowledge , threatened, litigation relating to the Company’s Benefit Arrangements.  Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any of its Benefit Arrangements that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material or would be reasonably likely to be material.  Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA in an amount that would be material or would be reasonably likely to be material.

(3)                                 No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity that is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”).  None of the Company, any of its Subsidiaries or any of the Company’s ERISA Affiliates has contributed to a “multiemployer plan”, within the meaning of Section 3(37) of ERISA, at any time within the last six years.  No notice of a “reportable event”, within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation Reg. Section 4043.66, has

been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date hereof.

(4)                                 All contributions required to be made under the terms of any of the Company’s Benefit Arrangements have been timely made and all obligations in respect of each of the Company’s Benefit Arrangements have been properly accrued or reflected on its most recent consolidated financial statements included in the Company Financial Statements.  None of the Company’s Pension Plans or any single-employer plan of any of its ERISA Affiliates has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and none of the Company’s ERISA Affiliates has an outstanding funding waiver.  Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any of the Company’s Pension Plans or to any single-employer plan of any of its ERISA Affiliates pursuant to Section 401(a)(29) of the Code.

(5)                                 Under each Pension Plan that is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no change in the financial condition of such Pension Plan since the last day of the most recent plan year.

(6)                                 Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Arrangement or collective bargaining agreement other than in accordance with COBRA.  Either the Company or its Subsidiaries may amend or terminate any such plan at any time without incurring any liability thereunder other than in respect of accrued benefits and claims incurred prior to such amendment or termination.  The Company, its Subsidiaries and ERISA Affiliates have complied and are in compliance in all material respects with the requirements of COBRA.

(7)                                 There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any of the Company’s Benefit Arrangements that would materially increase the expense of maintaining such Benefit Arrangements above the level of the expense incurred therefor for the most recent fiscal year.  Neither the Company’s execution of this Agreement, the performance of its obligations hereunder, the consummation of the transactions contemplated hereby, nor stockholder approval of the transactions contemplated hereby, will (A) limit or restrict the Company’s right, or, following the consummation of the transactions contemplated hereby, Parent’s right, to administer, merge or amend in any respect or terminate any of the Company’s Benefit Arrangements, (B) entitle any of the Company’s employees or any employees of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, or (C) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Arrangements except in the event such Benefit Arrangement is terminated in accordance with Section 6.12.  Without limiting the foregoing, as a result of the consummation of the transactions contemplated hereby (including as a result of the termination of the employment of any of its employees within a specified time of the Effective Time) neither the Company nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(8)                                 All Benefit Arrangements maintained or sponsored by the Company since December 31, 2003 which have been terminated were properly terminated in accordance with all applicable laws and the terms of such Benefit Arrangements.

(9)                                 With respect to the Company ESOP (and without limiting the other provisions of this Section 5.2(t)):  (i) all “employer securities” (as defined in Section 407(d)(1) of ERISA) at any time held by the Company ESOP have at all times been “employer securities” as defined in Section 409(l) of the Code and “qualifying employer securities” as defined in Section 4975(e)(8) of the Code and Section 407(d)(5) of ERISA; (ii)  the terms, provisions, use of the proceeds and repayment of any loan to the Company ESOP satisfied in all respects the applicable requirements for an “exempt loan” within the meaning of Section 4975(d) of the Code and the regulations thereunder or Prohibited Transaction Exemption 80-26; (iii) all such loans have been fully repaid and there are no outstanding amounts due by the Company ESOP with respect to any loan; (iv) neither the Company ESOP nor any fiduciary of the Company ESOP has at any time engaged in any non-exempt prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to the Company ESOP; (v) the Company ESOP has at all times been maintained in form and in operation in compliance in all material respects with Section 401(a) of the Code and Section 4975 of the Code; and (vi) any transaction to which the

Company ESOP was at any time a party involving the purchase, sale or exchange of any employer security complied in all respects with the applicable requirements of ERISA and the Code.

(10)                          Neither the Company nor any of its Subsidiaries has, or is a party to or bound by any contract or other document (other than its organizational documents) the purpose or effect of which is to indemnify, defend or hold harmless any person with respect to, any Company ESOP Liability.

(u)                                   Property.  (1)  The Company has good, and in the case of real property, insurable, title to, or, in the case of securities and investments, a “security entitlement” (as defined in the Uniform Commercial Code) in, or in the case of leased property, a valid and enforceable leasehold interest in, all property (whether real or personal, tangible or intangible, and including securities and investments) and assets purported to be owned or leased by the Company or any of its Subsidiaries, except for the following (collectively, “Permitted Liens”):  (i) immaterial defects that do not detract from the value of the property, (ii) statutory Liens for current Taxes or other governmental charges or withholding not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves required pursuant to GAAP have been made, (iii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or similar Liens arising in the ordinary course of business consistent with past practice, (iv) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities which are not violated by the current use and operation of such property or which can be insured over, (v) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to any property which in the aggregate do not materially impair the occupancy and use of such property and (vi) any right of way or easement related to public roads which in the aggregate do not materially impair the occupancy and use of such property.

(2)                                 The Company has Previously Disclosed and made available to Parent (i) a complete and accurate list of all real property owned or leased by the Company and its Subsidiaries, and (ii) complete and accurate copies of all lease documents relating to real property leased by the Company and its Subsidiaries.

(v)                                   Material Contracts.  (1)  The Company has Previously Disclosed and made available to Parent complete and correct copies of the following Contracts (“Material Contracts”) to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries may be bound, or to which the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ respective assets or properties may be subject as of the date hereof:

(A)                               any lease of real or personal property;

(B)                               any partnership, limited liability company, joint venture or other similar agreement or arrangement;

(C)                               any Contract relating to the acquisition or disposition of any material business or operations (whether by merger, sale of stock, sale of assets or otherwise) as to which there are any ongoing obligations or that was entered into on or after December 31, 2009;

(D)                               any Contract for the purchase of services, materials, supplies, goods, equipment or other assets or property that creates future payment obligations in excess of $50,000 and that by its terms does not terminate or is not terminable without penalty upon notice of 60 days or less;

(E)                                any Contract that creates future payment obligations in excess of $50,000 and that by its terms does not terminate or is not terminable without penalty upon notice of 60 days or less, or any Contract that creates or would create a Lien;

(F)                                 any Contract providing for an irrevocable power of attorney on behalf of the Company or any of its Subsidiaries;

(G)                               any Contract, other than this Agreement, providing for exclusive dealing or limiting the freedom of the Company, or any of its Subsidiaries to compete in any line of business or with any person;

(H)                              any Contract, other than this Agreement, that requires the Company or any of its Subsidiaries to disclose confidential information or to indemnify or hold harmless any person (in each case, excluding Contracts entered into in the ordinary course of business with suppliers of goods or services);

(I)                                   any Contract, other than this Agreement, with (i) any Affiliate of the Company, (ii) any current or former director, officer, employee, consultant or 5% or more stockholder of the Company or any Affiliate, or (iii) any “associate” or member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of a person identified in clauses (i) or (ii) of this paragraph;

(J)                                   any Contract with a Governmental Authority, excluding Contracts entered into in the ordinary course of business involving loans or extensions of credit to municipalities; and

(K)                              any other Contract not entered into in the ordinary course of business or that is material to the Company or its financial condition or results of operations.

(2)                                 Each Material Contract is a valid and legally binding agreement of the Company or a Subsidiary of the Company, as applicable, and, to the Company’s knowledge, the counterparty or counterparties thereto, is enforceable in accordance with terms of such Contract (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and is in full force and effect.  Neither the Company nor any of its Subsidiaries, and, to the Company’s knowledge, any counterparty or counterparties, is in breach of any provision of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Material Contract.

(w)                                 Material Interests of Certain Persons.  No officer or director of the Company or any of its Subsidiaries, or “associate” (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material property (whether real or personal, tangible or intangible) or Contract used in or pertaining to the business of the Company or any of its Subsidiaries.

(x)                                   Insurance Coverage.  The Company and each of its Subsidiaries maintain commercially reasonable insurance coverage for all normal risks incident to the respective businesses of the Company and each of its Subsidiaries and the respective properties and assets of the Company and each of its Subsidiaries.  Such coverage is of a character and amount at least equivalent to that typically carried by persons engaged in similar businesses and subject to the same or similar perils or hazards.  The Company has Previously Disclosed a complete and correct list of each Contract representing such coverage as of the date hereof.

(y)                                   Trust Business.  The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations.  Neither the Company nor its Subsidiaries, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

(z)                                    Extensions of Credit.  (1)  Except where the failure to do so would not result, or would not be reasonably be expected to result, in a Material Adverse Effect, each loan, revolving credit facility, letter of credit or other extension of credit or commitment to extend credit (collectively, “Extensions of Credit”) made or entered into by the Company or one of its Subsidiaries is evidenced by promissory notes, mortgages or other evidences of indebtedness, which, together with all security agreements and guarantees, are valid and legally binding obligations of the Company or one of its Subsidiaries and, to the Company’s knowledge, the counterparty or counterparties thereto, are enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and are in full force and effect.  Other than Extensions of Credit that have been Previously Disclosed pursuant to the immediately succeeding sentence, neither the Company nor any of its Subsidiaries, and, to the Company’s knowledge, any counterparty or counterparties, is in breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of, performance required by, or resulting in a right of termination or acceleration under, any Extension of Credit, except as would not, in the aggregate, reasonably be likely to have a Material Adverse Effect.  The Company has Previously Disclosed a complete and correct list of all Extensions of Credit that have been classified by it or any Governmental Authority as “Special Mention”, “Substandard”, “Doubtful”, or “Loss” as of two days prior to the date hereof, and all Extensions of Credit in excess of $25,000 that are more than 30 days past due as of two days prior to the date hereof.

(2)                                 The provisions for loan losses contained in the Company Financial Statements were established in accordance with past practices and experiences of the Company and its Subsidiaries and in accordance with the requirements of GAAP and are adequate thereunder.

(3)                                 The Company has made available to Parent true and correct copies of the loan files related to each individual loan, note, borrowing arrangement and other commitment for credit relationships with a customer commitment greater than or equal to $100,000 between the Company or any of its Subsidiaries, on the one hand, and a single third party obligor, on the other hand, as of the date hereof, a list of which has been Previously Disclosed.

(4)                                 The Company has previously delivered to Parent the FFIEC Standard File Format Loan Spreadsheets disclosing information regarding all loans, notes, borrowing arrangements and other commitments for credit relationships by the Company or any of its Subsidiaries as of the date hereof, which information is accurate and complete in all material respects as of the date hereof.

(5)                                 The Company is not subject to any Contract pursuant to which Company or any of its Subsidiaries has sold any Extensions of Credit or pools of, or participations in, Extensions of Credit contains any obligation to repurchase part or all of such Extensions of Credit or such pools or participations.

(aa)                            Interest Rate Risk Management Instruments.  All interest rate swaps, caps, floors and other option agreements and other interest rate risk management arrangements (collectively, “Interest Rate Instruments”), whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of any Governmental Authority and with counterparties believed to be financially responsible at the time.  All Interest Rate Instruments are valid and legally binding obligations of the Company or one of its Subsidiaries and, to the Company’s knowledge, the counterparty or counterparties thereto, are enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and are in full force and effect.  Neither the Company nor any of its Subsidiaries, and, to the Company’s knowledge, any counterparty or counterparties, is in breach of any provision of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Interest Rate Instrument.  The Company has Previously Disclosed a complete and correct list of all Interest Rate Instruments as of the date hereof.

(bb)                            Sufficiency of Assets.  The Company and each of its Subsidiaries owns (subject to Permitted Liens) good and marketable title to, or has the valid right to use und a lease or license, all the material assets and rights used in the operation of the Company’s and each of its Subsidiaries’, as applicable, businesses as currently conducted.  Such assets and rights constitute all of the material assets, tangible and intangible, of any nature whatsoever, used in the operation of such businesses as currently conducted.

(cc)                              Collateralized Debt Obligations.  All collateralized debt obligations owned by the Company and its Subsidiaries satisfy all conditions contained in 12 C.F.R. § 44.16 and 12 C.F.R. § 248.16, as applicable, necessary to permit the Company and its Subsidiaries to continue holding such collateralized debt obligations in accordance with applicable law.

(dd)                            Disclosure.  No representation or warranty by the Company herein, in its Disclosure Schedule or any certificate, exhibit or document furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading.  No notification given by the Company pursuant to Section 6.1(b) will contain any untrue statement or omit to state a material fact necessary to make the statements therein or herein, in the light of the circumstances in which they were made, not misleading.

(ee)                              Securities Gains.  The Company has Previously Disclosed (1) all gains on sales of securities by the Company effected during the period beginning on January 1, 2014 and ending on June 23, 2014 and (2) all loans for which there is a specific reserve allocation as part of the Company’s allowance for loan losses as of May 31, 2014 and the amount of each such reserve allocation.

5.3                               Representations and Warranties of Parent.  Except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

(a)                                   Organization, Standing and Authority.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  Parent is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of its business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

(b)                                   Parent Stock.  As of the date hereof, the authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 1,000,000 shares of Parent Preferred Stock.  As of the date hereof, 75,265,592 shares of Parent Common Stock and no shares of Parent Preferred Stock are outstanding.  As of the date hereof, 2,152,122 shares of Parent Common Stock are subject to Parent Stock Options granted under the Parent Stock Plans.  The outstanding shares of Parent Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and are not subject to preemptive rights (and were not issued in violation of any preemptive rights).  Except pursuant to this Agreement, Parent Stock Options issued as of the date hereof, the Parent Stock Plans and the Parent Rights Agreement, as of the date hereof, Parent does not have any Rights issued or outstanding, any shares of Parent Stock reserved for issuance, or any commitment to authorize, issue or sell any Parent Stock or any Rights.  The shares of Parent Common Stock to be issued in the Merger, when so issued in accordance with this Agreement, will have been duly authorized and validly issued and will be fully paid and non-assessable and not subject to any preemptive rights (and will not have been issued in violation of any preemptive rights).

(c)                                    Significant Subsidiaries.  (1)  Parent owns, directly or indirectly, all the outstanding equity securities of its Significant Subsidiaries free and clear of Liens, and all such equity securities have been duly authorized and are validly issued and outstanding, fully paid and non-assessable.  No equity securities of any of Parent’s Significant Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise.  There are no contracts, commitments, arrangements or understandings by which Parent or any of its Significant Subsidiaries is or may become bound to sell or otherwise transfer any equity securities of any of Parent’s Significant Subsidiaries (other than to Parent or one of its wholly owned Subsidiaries).  There are no contracts, commitments, arrangements or understandings by which Parent or any of its Significant Subsidiaries is or may become bound that relate to Parent’s or any of its Significant Subsidiaries’ rights to vote or dispose of any equity securities of any of Parent’s Significant Subsidiaries.  Each of Parent’s Significant Subsidiaries that is a bank (as defined in the BHC Act) is an “insured bank” as defined in the Federal Deposit Insurance Act.

(2)                                 Each of Parent’s Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of such Significant Subsidiary’s business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

(d)                                   Power.  Parent and each of its Subsidiaries has the corporate (or comparable) power and authority to own and operate their respective assets and properties and to conduct their respective business as such businesses are now being conducted.  Parent and each of its Subsidiaries has the corporate (or comparable) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(e)                                    Authority.  Parent has duly executed and delivered this Agreement and has taken all corporate action necessary for it to execute and deliver this Agreement.  Each of Parent’s Subsidiaries to be party to any document or agreement in connection with the transactions contemplated hereby has taken all corporate (or comparable) action necessary for it to execute and deliver such document or agreement.  Subject only to receipt of the affirmative vote of Parent as holder of all outstanding shares of common stock issued by Parent Bank Sub, this Agreement, the Merger and the transactions contemplated hereby have been authorized by all necessary corporate action on the part of Parent and each of its Subsidiaries.  This Agreement is Parent’s valid and legally binding obligation, enforceable in accordance with its terms.  No vote of the holders of Parent securities is required to authorize and issue the Aggregate Stock Consideration or to consummate any of the other transactions contemplated in this Agreement.

(f)                                     Consents and Approvals.  No notices, applications or other filings are required to be made by Parent or any of its Subsidiaries with, nor are any consents, approvals, registrations, permits, expirations of waiting periods or other authorizations required to be obtained by Parent or any of its Subsidiaries from, any Governmental Authority or third party in connection with the execution, delivery or performance by Parent of this Agreement or the consummation of the transactions contemplated hereby, except for (1) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related waiting periods, required by federal and state banking authorities, including applications and notices under the BHC Act and the Bank Merger Act and applications and notices to the Office of the Comptroller of the Currency and the Illinois Department of Financial and Professional Regulation, (2) filing of the Registration Statement with the SEC, and declaration by the SEC of the effectiveness of the Registration Statement under the Securities Act, (3) filings of any required applications and notices with, and receipt of any required approvals from, any Governmental Authority with responsibility for enforcing any state securities law, (4) the filing of articles of merger with respect to the Merger and a certificate of merger with respect to the Bank Merger, and (5) filings with applicable securities exchanges to obtain the listing authorizations contemplated by this Agreement.

(g)                                 No Defaults.  Subject to making the filings and receiving the consents and approvals referred to in Section 5.3(f), and the expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate, conflict with, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (1) Parent’s Constituent Documents or those of its Subsidiaries, (2) any contract, commitment, agreement, arrangement, understanding, indenture, lease, policy or other instrument of Parent or any of its Subsidiaries, or by which Parent or any of its Subsidiaries is bound or affected, or to which Parent or any of its Subsidiaries or Parent’s or any of its Subsidiaries’ respective businesses, operations, assets or properties is subject or receives benefits or (3) any law, statute, ordinance, rule, regulation, judgment, order, decree, permit or license.

(h)                                   Financial Advisors.  None of Parent, its Subsidiaries or any of Parent’s or any of its Subsidiaries’ directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby, except that, in connection with this Agreement, Parent has retained Sandler O’Neill & Partners, L.P. as its financial advisor.

(i)                                       Financial Reports and Regulatory Filings.  (1)  Parent’s Annual Reports on Form 10-K for the years ended December 31, 2012 and 2013, and all other reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries subsequent to December 31, 2013 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or as thereafter amended prior to the date hereof (collectively, the “Parent SEC Filings”) with the SEC as of the date filed or amended prior to the date hereof, as the case may be, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each of the statements of financial position contained in or incorporated by reference into any of the Parent SEC Filings (including the related notes and schedules) fairly presented or will fairly present in all material respects Parent’s financial position and that of its Subsidiaries as of the date of such statement, and each of the statements of income, comprehensive income and changes in stockholders’ equity and cash flows in the Parent SEC Filings (including any related notes and schedules thereto) fairly presented or will fairly present in all material respects, the results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which those statements relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and subject to normal year end audit adjustments and as permitted by Form 10-Q in the case of unaudited statements.

(2)                                 Parent (A) has designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the management of Parent by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s auditors and the audit committee of the board of directors of Parent (i) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data and has identified for Parent’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls.

(3)                                 Since December 31, 2011, Parent and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any applicable Governmental Authorities.  As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied with all of the statutes, rules and regulations enforced or promulgated by the Governmental Authority with which they were filed.

(j)                                      Absence of Certain Changes.  Since December 31, 2013, no event has occurred or fact or circumstance has arisen that, individually or taken together with all other events, facts, and circumstances, has had or is reasonably likely to have a Material Adverse Effect on Parent.

(k)                                   Litigation.  There is no action, suit, claim, hearing, dispute, investigation or proceeding pending or, to Parent’s knowledge, threatened against or affecting Parent or any of its Subsidiaries (and Parent is not aware of any basis for any such action, suit or proceeding), nor is there any judgment, order, decree, injunction or ruling of any Governmental Authority or arbitration outstanding against Parent or any of its Subsidiaries (or in the process of being issued), except, in each case, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

(l)                                       Compliance with Laws.  Parent and each of its Subsidiaries:

(1)                                 conducts its business in all respects in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent;

(2)                                 currently has a rating of “Satisfactory” or better under the Community Reinvestment Act of 1977;

(3)                                 has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its assets and properties and to conduct its business as it is now being conducted, and all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to its knowledge, no suspensions or cancellations are threatened, except, in each case, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent;

(4)                                 has received, since December 31, 2009, no notification from a Governmental Authority (A) asserting that it is not in compliance with any of the laws, statutes, ordinances, rules or regulations that such Governmental Authority enforces, (B) threatening to suspend, cancel, revoke or condition the continuation of any permit, license, authorization, order or approval or (C) restricting or disqualifying, or threatening to restrict or disqualify, its activities, except, in the case of each of clauses (A), (B) and (C), as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent; and

(5)                                 is in substantial compliance with all applicable NASDAQ listing and corporate governance standards.

(m)                                Regulatory Matters.  As of the date hereof, neither Parent nor any of its Subsidiaries is subject to, or has been advised that Parent or any of its Subsidiaries is reasonably likely to become subject to, any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or otherwise involved with the supervision or regulation of Parent or any of its Subsidiaries.

(n)                                   Books and Records and Internal Controls.  (1)  Parent’s books and records and those of its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(2)                                 The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence.  Parent and its Subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

(o)                                   Available Funds.  Parent has or will have available to it funds necessary to satisfy its obligations in connection with the Merger and the transactions contemplated hereby.

ARTICLE 6

Covenants

6.1                               Commercially Reasonable Efforts. (a)  Subject to the terms and conditions of this Agreement, the Company and Parent will use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things, necessary, proper, desirable or advisable under applicable laws, so as to permit consummation of the Merger and the Bank Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with, and furnish information to, the other party to that end.

(b)                                   The Company and Parent will give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 7.

6.2                               Stockholder Approval. (a)  The Company Board, acting unanimously at a meeting where all members were present (in person or by conference telephone in accordance with the Company’s Bylaws) on voting on the actions approved, has adopted resolutions approving and recommending to the Company’s stockholders approval of this Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger, the Bank Merger and the other transactions contemplated hereby.

(b)                                   The Company Board will submit to its stockholders this Agreement, the Merger and any other matters required to be approved or adopted by such stockholders in order to carry out the intentions of this Agreement and the transactions contemplated hereby.  In furtherance of that obligation, the Company will take, in accordance with applicable law and its Constituent Documents, all action necessary, proper, desirable or advisable to convene a meeting of its stockholders (including any adjournment or postponement, the “Company Meeting”) as promptly as practicable to consider and vote upon approval of this Agreement, the Merger and any such other matters.  The Company and the Company Board will use its reasonable best efforts to obtain from its stockholders a vote approving this Agreement, the Merger and any such other matters, including by recommending that its stockholders vote in favor of this Agreement, the Merger and any such other matters.  However, if the Company Board, after consultation with (and based on the advice of) counsel, determines in good faith that, because of the receipt of an Acquisition Proposal that the Company Board concludes in good faith constitutes a Superior Proposal, it would result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement and the Merger, then, in submitting this Agreement and the Merger to the Company Meeting, the Company Board may submit such items without recommendation (although the resolutions adopting such items prior to the date hereof, described in Section 6.2(a), may not be rescinded or amended), in which event the Company Board may communicate the basis for its lack of a recommendation to the stockholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that the Company Board may not take any actions under this sentence until after giving Parent at least 10 business days to respond to such Acquisition Proposal (and after giving Parent notice of the third party in the Acquisition Proposal and the latest material terms and conditions of the Acquisition Proposal) and then taking into account any amendment or modification to this Agreement proposed Parent.

6.3                               Regulatory Applications; Third-Party Consents. (a)  The Company and Parent and their respective Subsidiaries will cooperate and use commercially reasonable efforts to prepare as promptly as practicable all documentation, to make all filings and to obtain all consents, approvals, permits and other authorizations of all Governmental Authorities necessary to consummate the Merger and the other transactions contemplated hereby, including the Bank Merger (the “Requisite Regulatory Approvals”) and to make and obtain all Required Third-Party Consents.  Each of the Company and Parent will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the Requisite Regulatory Approvals and the Required Third-Party Consents, other than any information which is otherwise confidential.  In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable.  Each party agrees that it will consult with the other party with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

(b)                                   The Company and Parent will, upon request but subject to applicable confidentiality requirements, furnish the other party with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary, proper, desirable or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Affiliates with or to any third party or Governmental Authority in connection with the transactions contemplated hereby.

(c)                                    Notwithstanding the foregoing or anything else in this Agreement:

(1)                                 The Company (or any Subsidiary) shall not amend, modify, supplement or waive the terms and conditions of any Material Contracts without the prior written consent of Parent, nor shall the Company or any Subsidiary, without the prior written consent of Parent, pay or commit to pay to any person whose consent, waiver or approval is being sought any cash or other consideration, make any accommodation or commitment to incur any liability or other obligation to such person in connection with such consent, waiver or approval, except for immaterial customary fees and expenses expressly imposed by the terms of any such Material Contract; and

(2)                                 Nothing shall require Parent to, and the Company and its Subsidiaries shall not, without the prior written consent of Parent, agree to, take any action or commit to take any action in connection with, or agree to any condition on, or request with respect to, any Requisite Regulatory Approval or Required Third-Party Consent that would have a Material Adverse Effect on Parent (measured on a scale relative to the Company) or the Company or restrict or impose a burden on Parent or any of its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries) in connection with the transactions contemplated hereby or with respect to the business or operation of  Parent or any of its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries) (a “Burdensome Condition”).

6.4                               Exchange Listing.  Parent will use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.

6.5                               SEC Filings. (a)  Parent will prepare a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the notice, proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the “Proxy Statement”) and all related documents).  The parties agree to cooperate, and to cause their Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement.  Parent will use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof and to maintain the effectiveness (including by filing any necessary amendments or supplements) of such Registration Statement until the Effective Time.  Parent also agrees to use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby.  The Company agrees to furnish to Parent all information concerning the Company, its Affiliates, officers, directors and stockholders as may be reasonably requested in connection with the foregoing, in a form appropriate for usage in such document or any such other use.

(b)                                   The Company and Parent each agrees, as to itself and its Affiliates, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.  The Company and Parent each further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Proxy Statement or the Registration Statement.

(c)                                    Parent shall promptly provide the Company with all comment letters and an oral description of any material oral communications to and from the SEC or its Staff pertaining to the Registration Statement or the Proxy Statement relating to the Company.  Parent will respond promptly to all SEC comments.  Parent will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.6                               Press Releases.  The Company will consult with Parent before issuing any press release, written employee communication or other written stockholder communication with respect to the Merger or this Agreement and will not issue any such communication or make any such public statement without the prior consent of Parent, which will not be unreasonably withheld or delayed; provided that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue such communication or make such public statement as may be required by applicable law or securities exchange rules.  The Company and Parent will cooperate to develop all public communications of the Company and make appropriate members of management available at presentations related to the transactions contemplated hereby as reasonably requested by the other party.

6.7                               Acquisition Proposals.  The Company agrees that it will not, and will cause its Subsidiaries and its and its Subsidiaries’ Representatives, agents, advisors and affiliates not to, solicit or encourage in any way inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential nonpublic information to, or have any discussions with, any person relating to, any Acquisition Proposal; provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal and the Company Board concludes in good faith, after consultation with its legal counsel and financial advisor, that such Acquisition Proposal constitutes a Superior Proposal, the Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the Company Board concludes in good faith (and based on the advice of counsel) that failure to take such actions would result in a violation of its fiduciary duties under applicable law; provided that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality provisions set forth in the Confidentiality Agreement (without regard to any modification thereof pursuant hereto or lapse of time).  The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Parent with respect to any Acquisition Proposal and will use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.  The Company will within one business day advise Parent following receipt of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and will keep Parent apprised of any related developments on a current basis.

6.8                               Takeover Laws and Provisions.  The Company will not take any action that would cause the transactions contemplated hereby to be subject to requirements imposed by any Takeover Law and will take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated hereby from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

6.9                               Access; Information. (a)  The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it will (and will cause its Subsidiaries to) afford Parent, and Parent’s Representatives, such access during normal business hours throughout the period before the Effective Time to the books, records (including Tax Returns and work papers of independent auditors), properties, personnel and to such other information as Parent may reasonably request and, during such period, it will furnish promptly to Parent (1) a copy of each report, schedule and other document filed by it pursuant to the requirements of federal or state banking or securities laws, and (2) all other information concerning the business, properties and personnel of it as Parent may reasonably request.  In addition, the Company shall provide Parent final biweekly general ledger reports and reports of all new Extensions of Credit greater than $100,000, deposits, non-performing loans, other real estate owned and Extensions of Credit in excess of $100,000 in the process of being negotiated or extended, in each case for each biweekly period beginning with July 1, 2014 until the Effective Time as promptly as they become available.  The Company will not be required to afford access or disclose information that would jeopardize attorney-client privilege or contravene any binding agreement with any third party.  The parties will make appropriate substitute arrangements in circumstances where the previous sentence applies.

(b)                                No investigation by Parent of the business and affairs of the Company, pursuant to this Section 6.9 or otherwise, will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Parent’s obligation to consummate the transactions contemplated hereby.

(c)                                    Each of Parent and the Company will hold any information it may obtain from the other in connection with this Agreement and the transactions contemplated hereby which is nonpublic and confidential to the extent required by, and in accordance with, the Confidentiality Agreement

6.10                        Supplemental Indentures.  At or before the Effective Time, Parent will execute and deliver, or cause to be executed and delivered, by or on behalf of Parent, one or more supplemental indentures and other instruments required for the due assumption of the Company’s outstanding debt, guarantees, securities, and (to the extent informed of such requirement by the Company) other agreements to the extent required by the terms of such debt, guarantees, securities or other agreements.

6.11                        Indemnification. (a)  Without limiting any right to indemnification available to any person by statute, agreement or common law, following the Effective Time, Parent will indemnify, defend and hold harmless the present directors and officers (when acting in such capacity) of the Company and the Company Bank Sub (each, an “Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) as incurred, and will advance expenses, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or before the Effective Time (including the transactions contemplated hereby), in accordance with the Constituent Documents of Parent in effect on the date hereof, to the extent permitted under applicable law.

(b)                                   Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon receiving notice of any claim, action, suit, proceeding or investigation described above, will promptly notify Parent; provided that failure so to notify will not affect the obligations of Parent under Section 6.11(a) unless and to the extent that Parent is actually and materially prejudiced as a consequence.

(c)                                    For a period of six (6) years following the Effective Time, Parent shall use its commercially reasonable efforts to provide that portion of directors’ and officers’ liability insurance that serves to reimburse the present and former officers and directors of the Company or of any of its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from fact or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, that in no event shall the Parent be required to expend more than 200 percent of the current amount expended by the Company (the “Current Premium”) to maintain or procure such directors’ and officers’ insurance coverage for a comparable six-year period; provided, further, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.11(c), Parent shall use its commercially reasonable efforts to obtain as much comparable insurance as is available for the Current Premium; provided, further, that officers and directors of the Company or any subsidiary may be required to make application and provide customary representations and warranties to the responsible insurance carrier for the purpose of obtaining such insurance.  In lieu of this Section 6.11(c), the Company may and at the request of Parent shall, in each case in consultation with and only with Parent’s consent, obtain at or prior to the Effective Time a six (6) year “tail” policy under the Company’s existing directors and officers insurance policy providing equivalent coverage to that described in this Section 6.11(c) if and to the extent that the same may be obtained for an amount that, on an annual basis, does not exceed the Current Premium.

(d)                                   If Parent or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, but only to the extent not effected by operation of law, Parent will cause proper provision to be made so that the successors and assigns of Parent will assume the obligations set forth in this Section 6.11.

(e)                                    The provisions of this Section 6.11 shall survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and Representatives.

6.12                        Benefit Arrangements. (a)  Parent agrees that following the Effective Time Parent will cause each employee benefit plan of Parent or Parent Bank Sub in which the Company Employees are eligible to participate to take into account for eligibility purposes thereunder the service of such employees with the Company or Company Bank Sub as if such service were with Parent or Parent Bank Sub, to the same extent that such service was credited under a comparable Benefit Arrangement sponsored or maintained by the Company or Company Bank Sub, and, with respect to welfare benefit plans of Parent or Parent Bank Sub in which Company Employees are eligible to participate, Parent agrees to cause each such welfare benefit plan to waive any preexisting conditions, waiting periods and actively at work requirements under such plans.  For purposes of each Parent health plan, Parent shall cause any eligible expenses incurred by Company Employees and their covered dependents during the portion of the plan year of the comparable plan of the Company or Company Bank Sub ending on the date such employee’s participation in the corresponding Parent plan begins to be taken into account under such Parent plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his covered dependents for the applicable plan year of the Parent plan.

(b)                                   Parent shall honor and pay all severance, compensation or other benefits to specific employees of the Company or any Company Subsidiary to the extent Previously Disclosed.

(c)                                    The Company has taken all action necessary to amend the Company ESOP to: (i) delete Section 8.1(c) of the Company ESOP Plan Document, and (ii) provide any unallocated amounts resulting from the repayment of the currently outstanding loan from the Company to the Company ESOP (made under Department of Labor Prohibited Transaction Exemption 80-26) shall be allocated as net income among the participants in the Company ESOP in proportion to their account balances under the Company ESOP.

(d)                                   Prior to the termination of the Company’s 401(k) Plan (as described hereinafter), the Company shall have taken or caused to be taken all actions necessary to merge the Company ESOP into the Company 401(k) Plan (the “Plan Merger”).  In connection with the Plan Merger, the Company shall amend the Company 401(k) Plan to: (i) add a stock fund to which the  shares of Company Common Stock held by the Company ESOP  (and, at the Effective Time,  the Parent Common Stock received as Consideration Shares with respect thereto), which stock fund  shall be intended to constitute an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code (the “Company Stock Fund”);  (ii) provide that  no  new acquisitions of Company Stock shall be made under the Company 401(k) Plan and no amounts allocated to investment funds other than the Company Stock Fund may be invested in the Company Stock Fund;  and (iii) provide that after the Effective Time, each participant will be permitted to direct the investment of the participant’s account balances, including amounts allocated to the Company Stock Fund, among  the investment funds maintained under the Company 401(k) Plan in accordance with the terms of the Company 401(k) Plan, provided that participants shall not be permitted to direct the investment of amounts from any investment fund to the Company Stock Fund .  Following the Effective Time, references in this Section 6.12 to “Company Common Stock” shall be references to “Parent Common Stock” and references to the Company shall include the Parent.

(e)                                    Following the Plan Merger and immediately prior to the Effective Time, the Company shall have taken or caused to be taken all such actions as may be necessary to terminate the Company’s 401(k) Plan, and adopt corresponding amendments to the Company 401(k) Plan in connection therewith, effective immediately prior to the Effective Time: (i)  fully vest all participants; (ii) permit participants to direct the investment of their entire account balances in accordance with the terms of the Company 401(k) Plan (except no new investment in the Company Stock Fund will be permitted); (iii) eliminate installment distributions (except as otherwise required by law); (iv) provide that the entire balance of a participant’s account will be distributable in a single lump sum (except as otherwise required by law); and (v) provide that distribution of the portion of a participant’s account balance invested in shares of Parent Common Stock under the Company Stock Fund shall be made in shares of Parent Common Stock.  Such amendments and any resolutions related to such termination, the Plan Merger and otherwise contemplated by this Section 6.12 shall be in form and substance reasonably acceptable to Parent. Other than distributions to participants who have terminated employment with the Company or Parent or in the ordinary course of administration, no distributions shall be made from the Company 401(k) Plan until the IRS issues the favorable determination described below.

(f)                                     As soon as reasonably practicable after the Closing, the Company shall submit an application through legal counsel reasonably acceptable to Parent in a form reasonably acceptable to Parent to the appropriate district director of the IRS requesting a favorable determination with respect to the Company 401(k) Plan termination and such amendments.  The Company shall use commercially reasonable efforts to preserve the tax-qualified status of the Company 401(k) Plan, including amending the Company 401(k) Plan as required by the IRS in order to receive a favorable determination letter upon plan termination. The Company shall be responsible for all costs and expenses related to the administration and termination of the Company 401(k) Plan.

(g)                                    The Company shall make contributions to the Company 401(k) Plan and the Company ESOP with respect to the plan year commencing January 1, 2014 and any subsequent plan year commencing prior to the Effective Time in accordance with the terms of the applicable plan documents.

(h)                                    Parent shall permit the Parent’s tax-qualified defined contribution plan to, following the Closing Date and pursuant to Section 401(a)(31)(D) of the Code, accept rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) of eligible amounts distributed to Company Employees from any Benefit Arrangement qualified under Section 401(a) of the Code.

6.13                        Conversion, Data Processing and Related Matters. The parties agree to cooperate and to employ their commercially reasonable efforts to plan, execute and complete the Conversion in an orderly and efficient manner as of the Effective Time, or at such later time as Parent may determine, it being agreed that in no event shall the Conversion become effective prior to the Effective Time; provided that the Company and its Subsidiaries shall not be obligated to enter into any agreement with any third party or make any commitment to a third party to facilitate the Conversion unless the Parent agrees to reimburse the Company and its Subsidiaries for all out of pocket costs and expenses associated therewith.  Commencing as of the date of this Agreement, the Company and Parent shall each appoint qualified staff members to act as project managers for the Conversion (each, a “Conversion Project Manager”).  Such Conversion Project Managers shall act as the principal contacts between the parties on matters relating to the Conversion, and shall coordinate the assignment of personnel as required and generally facilitate the planning, execution and completion of the Conversion.  In addition to any conversion of the data and systems files as part of the Conversion, the parties shall reasonably cooperate in performing such tasks as may be necessary to complete the Conversion, including the collection and input of relevant data, development of new operating procedures and design of forms, in each case, as mutually agreed by the parties.  The

Company shall, commencing as of the date of this Agreement, provide the Parent and Parent Bank Sub with full access to the Company Bank Sub’s offices, systems and facilities and all relevant information and personnel at such times and places as Parent Bank Sub shall request (in connection therewith, the parties shall cooperate towards causing the least possible disruption to the Company’s and Company Bank Sub’s employees, customers and operations), allow the Parent Bank Sub to implement such changes as shall be reasonably necessary to effect the Conversion at the Effective Time, or at such other time following the Effective Time as Parent may determine, and diligently assist Parent Bank Sub in making and sending notices, information and materials to the customers and service providers of the Company and its Subsidiaries at such times as Parent deems appropriate and otherwise preparing for the Conversion

6.14                        Title Surveys and Environmental Assessments. (a)  At Parent’s written request, the Company shall cause a Phase I environmental engineering report (“Phase I Assessment”) to be performed (at the Company’s expense) covering any property owned by the Company and specified in Parent’s request.  Any Phase I Assessment shall be prepared by an environmental engineering firm mutually acceptable to the parties and shall assess with a reasonable degree of certainty the presence or absence of any Hazardous Materials and the potential costs in connection with any remedial action with respect to any Hazardous Materials found on, under, at or within the applicable property.  The Company will provide Parent with a copy of any Phase I Assessment performed.  If any Phase I Assessment finds that any actions are necessary to contain, clean-up or remediate any Hazardous Materials, or to bring any property of the Company into compliance with applicable Environmental Laws or zoning and building laws (a “Phase I Matter”), the parties shall discuss in good faith the appropriate manner of addressing such findings.

(b)                                   At Parent’s written request and expense, the Company shall obtain title insurance covering any property owned by the Company and specified in Parent’s request.  The Company will provide Parent a copy of any title insurance policy obtained, including any report listing exceptions from any such title insurance policy.  If any requested title insurance cannot be obtained, or can only be obtained with exceptions not customarily included in title insurance available in the region where the property is located (a “Title Insurance Matter”), the parties shall discuss in good faith the appropriate manner of addressing such inability to obtain customary insurance.

(c)                                    If any Phase I Matter or Title Insurance Matter occurs, and reflects an unexpected or unanticipated loss or requires remediation, the amount of such loss and costs of remediation plus the out-of-pocket costs of Parent and the Company associated therewith (the “Loss”) shall, to the extent such amount exceeds $500,000, reduce the cash component of the Consideration on a per share basis as follows: if the aggregate Loss exceeds $500,000 but is less than $3,000,000, the cash component of the Consideration shall be reduced in the aggregate by 50% of the amount by which such aggregate Loss exceeds $500,000 (the “First Loss Amount”) and the cash Consideration per share shall be reduced by an amount equal to the First Loss Amount divided by the number of Exchangeable Shares, and if the aggregate Loss exceeds $3,000,000, the parties shall work together in good faith for a period of 45 days following the determination of the amount of such Loss to agree to a further reduction in the cash component of the Consideration and the cash Consideration per share that is reasonably acceptable to both parties (such 45-day period being, the “Negotiation Period”).

ARTICLE 7

Conditions to the Merger

7.1                               Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to consummate the Merger is subject to the fulfillment or written waiver by each party before the Effective Time of each of the following conditions:

(a)                                   Stockholder Approvals.  This Agreement and the Merger shall have been duly approved by the requisite vote of the holders of the Company Common Stock.

(b)                                   Regulatory Approvals.  All Requisite Regulatory Approvals (1) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and (2) shall not have imposed a Burdensome Condition.

(c)                                    Exchange Listing.  The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(d)                                   Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(e)                                    No Injunction.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger or the Bank Merger.  No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Merger or the Bank Merger.

7.2                               Conditions to the Obligation of the Company.  The Company’s obligation to consummate the Merger is also subject to the fulfillment or written waiver by the Company before the Effective Time of each of the following conditions:

(a)                                   Representations and Warranties of Parent.  The representations and warranties of Parent in Section 5.3 that are qualified by the words “material” or “Material Adverse Effect” shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date).  All other representations and warranties of Parent in Section 5.3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date).  The Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent affirming the accuracy of the two preceding sentences.

(b)                                   Performance of Obligations of Parent.  Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time, and the Company shall have received a certificate, dated the Closing Date and signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent to that effect.

(c)                                    Tax Opinion of the Company’s Counsel.  Unless the Merger is restructured in accordance with the Alternative Transaction Structure, the Company shall have received an opinion of Seyfarth Shaw LLP, dated the Closing Date and based on facts, representations and assumptions described in each such opinion, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, Seyfarth Shaw LLP will be entitled to receive and rely upon certificates and representations of officers of the Company and Parent.

(d)                                   Opinion of Parent’s General Counsel.  The Company shall have received an opinion of the Parent’s General Counsel, dated the Closing Date, in the form attached as Annex 4-B hereto.

7.3                               Conditions to the Obligation of Parent.  Parent’s obligation to consummate the Merger is also subject to the fulfillment, or written waiver by Parent and, before the Effective Time of each of the following conditions:

(a)                                   Representations and Warranties of the Company.  The representations and warranties of the Company in Section 5.2 that are qualified by the words “material” or “Material Adverse Effect” shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date).  All other representations and warranties of the Company in Section 5.2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date).  Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company affirming the accuracy of the two preceding sentences.

(b)                                   Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

(c)                                    Tax Opinion of Parent’s Counsel.  Unless the Merger is restructured in accordance with the Alternative Transaction Structure, Parent shall have received an opinion of Sullivan & Cromwell LLP, dated the Closing Date and based on facts, representations and assumptions described in each such opinion, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, Sullivan & Cromwell LLP will be entitled to receive and rely upon certificates and representations of officers of Parent and the Company.

(d)                                   Opinion of the Company’s Corporate Counsel.  Parent shall have received an opinion of Seyfarth Shaw LLP, dated the Closing Date, in the form attached as Annex 4-A hereto.

(e)                                    Dissenting Shares.  The number of Dissenting Shares shall not exceed 7.5% of the outstanding shares of Company Common Stock.

(f)                                     Third Party Consents.  The Company shall have obtained all the Required Third-Party Consents, and such consents and approvals shall be in full force and effect.

(g)                                    Minimum Tangible Equity.  The Closing Tangible Equity of the Company shall be greater than or equal to the Minimum Tangible Equity.

(h)                                   Outstanding Company Debt.  The Company shall have made arrangements satisfactory to Parent permitting Parent to, at or immediately following the Closing, terminate the Credit Facilities and fully extinguish all Liens granted or created by or under either of the Credit Facilities.

(i)                                       Maximum Number of Company Shares.  The Company shall have no more than 155,100 shares of Company Common Stock outstanding and shall have no shares of Company Preferred Stock outstanding.

(j)                                      Minimum Deposits.  The 30-day average balance of the Company Bank Sub’s consolidated deposits shall be no less than $387,000,000 for the 30-day period ending on the day immediately prior to the Closing Date.  Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

ARTICLE 8

Termination

8.1                               Termination.  This Agreement may be terminated, and the Merger and the transactions contemplated hereby may be abandoned, at any time before the Effective Time, by the Company or Parent, whether prior to or after the Company stockholders’ approval:

(a)                                   Mutual Agreement.  With the mutual agreement of the other party.

(b)                                   Breach.  Upon 60 days’ prior written notice of termination, if there has occurred and is continuing:  (1) a breach by the other party of any representation or warranty contained herein or (2) a breach by the other party of any covenant or agreement contained herein; provided that such breach has not been cured within 30 days and that such breach (under either clause (1) or (2)) would entitle the non-breaching party not to consummate the Merger under Article 7.

(c)                                    Denial of Stockholder Approval.  In the case of Parent, it will have the right to terminate this Agreement if this Agreement, the Merger and the other transactions contemplated hereby are not approved by the requisite vote of the stockholders of the Company at a duly held meeting of the stockholders.

(d)                                   Denial of Regulatory Approval.  If the approval of any Governmental Authority required for consummation of the Merger, the Bank Merger or the other transactions contemplated hereby is denied by final, non-appealable action of such Governmental Authority; provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the foregoing.

(e)                                    Delay.  If the Effective Time has not occurred by the close of business on the twelve (12) month anniversary of the date hereof; provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure of the Effective Time to occur on or before such date.

(f)                                     Adverse Action.  In the case of Parent, it will have the right to terminate this Agreement if (1) the Company Board (A) submits this Agreement, the Merger and the other transactions contemplated hereby to its stockholders without a recommendation for approval or with material and adverse conditions on such approval, or it otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in Section 6.2, (B) recommends to its stockholders an Acquisition Proposal other than the Merger or (C) negotiates or authorizes the conduct of negotiations with a third party regarding an Acquisition Proposal other than the Merger and ten business days elapse without such negotiations being discontinued (it being understood and agreed that “negotiate” will not be deemed to include requesting and receiving information from, or discussing such information with, a person that submits an Acquisition Proposal for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the Company Board will in fact engage in or authorize negotiations); (2)  any named fiduciary of the Company ESOP or the trustee of the Company ESOT recommends a vote against, or an abstention with respect to, the approval of this Agreement, the Merger and the other transactions contemplated hereby, or votes against, or abstains with respect to, approval of any of the foregoing (other than, in the case of the trustee, votes cast, or abstentions, in accordance with participant pass-through voting instructions pursuant to Section 8.1(a) of Company ESOP) or fails to facilitate the pass-through voting of shares of Company Common Stock held by participants in the Company ESOP; or (3) there is a material breach of Section 6.7.

(g)                                    Dissenting Shares.  In the case of Parent, it will have the right to terminate this Agreement if the number of Dissenting Shares exceeds 7.5% of the outstanding shares of Company Common Stock.

(h)                                   Inability to Resolve Certain Matters.  If the Negotiation Period is over and Parent and the Company are unable to agree on the purchase price adjustment amount described in the last clause of Section 6.14(c).

8.2                               Effect of Termination and Abandonment.  If this Agreement is terminated and the Merger and the transactions contemplated hereby are abandoned, no party will have any liability or further obligation under this Agreement, except that the first sentence of Section 5.2(i), Section 5.3(h), Section 6.9(c), this Section 8.2, Section 8.3 and Article 9, as well as any relevant definitions, will survive termination of this Agreement and remain in full force and effect and except that termination will not relieve a party from liability for any willful breach by it of this Agreement.

8.3                               Fee.  (a) In the event that, after the date hereof and on or before a Fee Termination Date (as defined below), (1) the Company Board submits this Agreement, the Merger and the other transactions contemplated hereby to its stockholders without a recommendation for approval or with material and adverse conditions on such approval (or fails to re-confirm its recommendation after requested to do so by Parent), or withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in Section 6.2, (2) the Company, without having received Parent’s prior written consent, enters into an agreement to engage in an Acquisition Transaction with any person (the term “person” for purposes of this definition having the meaning assigned in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than Parent or any of its Subsidiaries, (3) the Company authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Parent or any of its Subsidiaries, (4) the Company Board recommends to its stockholders an Acquisition Transaction other than the Merger, (5) any person, other than a Parent or any of its Subsidiaries, acquires beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Company Common Stock (the term “beneficial ownership” for purposes of this definition having the meaning assigned in Section 13(d) of the Exchange Act, and the rules and regulations of the SEC thereunder), (6) the Company fails to convene a stockholder meeting to approve this Agreement, the Merger and the other transactions contemplated hereby within 60 days of the effectiveness of the Registration Statement, (7) any named fiduciary of the Company ESOP or the trustee of the Company ESOT recommends a vote against, or an abstention with respect to, the approval of this Agreement, the Merger and the other transactions contemplated hereby, or votes against, or abstains with respect to, approval of any of the foregoing (other than, in the case of the trustee, votes cast, or abstentions, in accordance with participant pass-through voting instructions pursuant to Section 8.1(a) of the Company ESOP) or fails to facilitate the pass-through voting of shares of Company Common Stock held by participants in the Company ESOP, or (8) the Company materially breaches Section 6.7 of this Agreement (clauses (1) through (8), a “Fee Triggering Event”), then the Company will pay to Parent a cash termination fee (the “Fee”) of $2,900,000.00, unless Section 8.3(a)(7) is the exclusive Fee Triggering Event and prior to the occurrence thereof no Proposal has occurred, in which case the Fee shall be $1,500,000.  The Fee will be payable, without setoff, by wire transfer in immediately available funds not later than three business days following the first occurrence of a Fee Triggering Event to an account specified by Parent for such purpose. The Company acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, Parent would not enter into this Agreement.

(b)                                   For purposes of this Section 8.3, “Fee Termination Date” means (1) the 18-month anniversary of a Fee Extension Event, as hereinafter defined,  if a Fee Extension Event occurs in connection with the termination of this Agreement, or (2) the date of the termination of this Agreement, if a Fee Extension Event does not occur in connection with the termination of this Agreement.

(c)                                    For purposes of this Section 8.3, “Fee Extension Event” means (1) a termination of this Agreement by either the Company or Parent pursuant to Section 8.1(c), 8.1(e) or 8.1(h), or by Parent pursuant to Section 8.1(b) or 8.1(g), but only if, prior to such termination, an Acquisition Proposal shall have been made or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal (a “Proposal”), or (2) a termination of this Agreement by Parent pursuant to Section 8.1(f).

ARTICLE 9

Miscellaneous

9.1                               Survival.  The representations, warranties, agreements and covenants contained in this Agreement will not survive the Effective Time (other than Article 2, Article 3, Section 6.9(c), Section 6.11 and this Article 9).

9.2                               Expenses.  Each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Parent and Company will each bear and pay one-half of the following expenses: (a) the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the copying, printing and distributing the Registration Statement and the Proxy Statement for the approval of the Merger and (b) all listing, filing or registration fees, including fees paid for filing the Registration Statement with the SEC and any other fees paid for filings with Governmental Authorities.

9.3                               Notices.  All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, facsimile transmitted (with confirmation), mailed by registered or certified mail (return receipt requested) or sent by overnight courier to the persons and addresses set forth below or such other place as such party may specify by notice.

If to the Company, to:

Great Lakes Financial Resources, Inc.
4600 West Lincoln Highway
Matteson Illinois, 60443
Attention:  Thomas S. Agler
Facsimile: (708) 503-5445

with a copy to:

Seyfarth Shaw LLP
131 South Dearborn Street
Suite 2400
Chicago, Illinois  60603
Attention:  Edward J. Karlin
Facsimile:  (312) 460-7875

If to Parent, to:

First Midwest Bancorp, Inc.
One Pierce Place, Suite 1500
Itasca, Illinois 60143
Attention:  Nicholas J. Chulos
Facsimile:  (630) 647-7038

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York  10004
Attention:  Mark J. Menting, Esq.
Facsimile:  (212) 291-9099

9.4                               Waiver; Amendment.  Any provision of this Agreement may be (a) waived by the party benefited by the provision, but only in writing, or (b) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement.

9.5                               Alternative Structure.  Notwithstanding anything to the contrary in this Agreement, before the Effective Time, Parent may revise the structure of the Merger or otherwise revise the method of effecting the Merger and the transactions contemplated hereby, provided that (a) such revision does not alter or change the kind or amount of consideration to be delivered to stockholders of the Company, (b) such revision does not adversely affect the tax consequences to the stockholders of the Company, (c) such revised structure or method is reasonably capable of consummation without significant delay in relation to the structure contemplated herein and (d) such revision does not otherwise cause any of the conditions set forth in Article 7 not to be capable of being fulfilled (unless duly waived by the party entitled to the benefits thereof).  This Agreement and any related documents will be appropriately amended in order to reflect any such revised structure or method.

9.6                               Governing Law.  This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within that State.

9.7                               Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8                               Entire Understanding; No Third Party Beneficiaries.  This Agreement and the Confidentiality Agreement represent the entire understanding of the Company and Parent regarding the transactions contemplated hereby and supersede any and all other oral or written agreements previously made or purported to be made.  Except for Section 6.11, which is intended to benefit the Indemnified Parties and other persons indicated therein to the extent stated, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any person other than the Company and Parent.

9.9                               Counterparts.  This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

9.10                        Severability.  Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, (a) all other provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transaction contemplated hereby is not affected in a manner materially adverse to any party and (b) the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby can be consummated as originally contemplated to the greatest extent possible.

9.11                        Subsidiary and Affiliate Action.  Wherever a party has an obligation under this Agreement to “cause” a Subsidiary or Affiliate of such party or any such Subsidiary’s or Affiliate’s officers, directors, management or employees to take, or refrain from taking, any action, or such action that may be necessary to accomplish the purposes of this Agreement, such obligation of such party shall be deemed to include an undertaking on the part of such party to cause such Subsidiary or Affiliate to take such necessary action.  Wherever this Agreement provides that a Subsidiary or Affiliate of a party has an obligation to act or refrain from taking any action, such party shall be deemed to have an obligation under this Agreement to cause such Subsidiary or Affiliate, or any such Subsidiary’s or Affiliate’s officers, directors, management or employees, to take, or refrain from taking, any action, or such action as may be necessary to accomplish the purposes of this Agreement.  To the extent necessary or appropriate to give meaning or effect to the provisions of this Agreement or to accomplish the purposes of this Agreement, Parent and the Company, as the case may be, shall be deemed to have an obligation under this Agreement to cause any Subsidiary thereof to take, or refrain from taking, any action, and to cause such Subsidiary’s officers, directors, management or employees, to take, or refrain from taking, any action otherwise contemplated herein.  Any failure by an Affiliate of Parent or the Company to act or refrain from taking any action contemplated by this Agreement shall be deemed to be a breach of this Agreement by Parent or the Company, respectively.  Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to cause the Company ESOP or any plan fiduciary to take any action or refrain from any action if it would result in a breach of any fiduciary duty or law applicable to the Company ESOP or said fiduciary.

*                            *                            *

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

GREAT LAKES FINANCIAL RESOURCES, INC.

By:	/s/ Thomas Agler
Name:	Thomas Agler
Title:	President

FIRST MIDWEST BANCORP, INC.

By:	/s/ Michael L. Scudder
Name:	Michael L. Scudder
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex 1-A

LIST OF PARTIES ENTERING INTO THE VOTING AGREEMENT

•                  Louis J. Hoekstra

•                  Thomas S. Agler

•                  Ronald T. Shropshire

•                  Paul S. Van Zee

•                  Ronald Bean

•                  James U. Bronson, Jr.

•                  William M. Slager

Annex 1-B

FORM OF VOTING AGREEMENT

As of July 7, 2014

FIRST MIDWEST BANCORP, INC.

Ladies and Gentlemen:

The undersigned, being a stockholder of Great Lakes Financial Resources, Inc. (“Company”), hereby acknowledges that the Company and First Midwest Bancorp, Inc. (“Parent”) are concurrently entering into an Agreement and Plan of Merger, dated as of July 7, 2014 (as amended or modified from time to time, the “Merger Agreement”), pursuant to which the Company will be merged with and into Parent (the “Merger”).  A copy of the Merger Agreement has been provided to the undersigned.  Capitalized terms used but not defined herein are to be deemed to have the meanings assigned to them in the Merger Agreement.

The undersigned further acknowledges that the undersigned will benefit directly and substantially from the consummation of the Merger.  As an inducement to and condition of Parent’s willingness to enter into the Merger Agreement, the undersigned hereby agrees, represents and warrants as follows:

1.             Owned Shares.  The undersigned owns (of record or beneficially) and has the full power and authority to vote the number of shares of Company Common Stock set forth on the signature page hereof (the “Owned Shares”).  For all purposes of this agreement, the Owned Shares will include any shares of Company Common Stock as to which the undersigned acquires beneficial ownership after the date hereof other than through the Company ESOP.  The undersigned owns beneficially and has the full power and authority to vote the number of shares of Company Common Stock held through the Company ESOP set forth on the signature page hereof (the “Owned ESOP Shares”).

2.             Agreement to Vote Owned Shares.  The undersigned agrees that at the Company Meeting or any other meeting or action of the stockholders of the Company, including a written consent solicitation, the undersigned will (a) vote all of the Owned Shares (or otherwise provide a proxy or consent) in favor of, and will otherwise support, approval of the Merger Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger and the transactions contemplated by the Merger Agreement, and (b) not vote the Owned Shares (or otherwise provide a proxy or consent) in favor of, or otherwise support, approval of any Acquisition Proposal or any action that is intended to, or could reasonably be expected to, materially impede, interfere with, delay or otherwise materially and adversely affect the Merger or the transactions contemplated by the Merger Agreement.  Notwithstanding the foregoing, the parties acknowledge that this letter agreement is entered into by the undersigned solely in his capacity as legal title holder of the Owned Shares and that nothing in this letter agreement shall prevent the undersigned from discharging his fiduciary duties as a member of the Company Board or as an officer of the Company, or as an administrator of the Company ESOP.  The undersigned irrevocably and unconditionally agrees to instruct the trustee of the Company ESOP to vote or not vote any shares of Company Common Stock held by the Company ESOP for the benefit of the undersigned and as to which the undersigned has any power of direction in the same manner as the undersigned is required to vote the undersigned’s Owned Shares.

3.             Transfer of Owned Shares.  The undersigned agrees that the undersigned will not, without the prior written consent of Parent (which consent shall not be unreasonably withheld) (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares, unless it receives (1) an irrevocable proxy, in form and substance identical to the provisions of Section 2 hereof, to vote such Owned Shares with respect to the Merger Agreement and the Merger and otherwise, and the undersigned will vote such proxy as provided in Section 2 hereof and (2) an agreement identical in all material respects to this letter agreement executed by the transferee of the Owned Shares the subject thereof, and (b) take any action or omit to take any action which would prohibit, prevent or preclude the undersigned from performing its obligations under this letter agreement.

4.             Further Assurances.  The undersigned will take all reasonable actions and make all reasonable efforts, and will execute and deliver all such further documents, certificates and instruments, in order to consummate the transactions contemplated hereby and by the Merger Agreement, including, without limitation, the agreement of the undersigned to vote the Owned Shares in accordance with Section 2 hereof.

5.             No Solicitation.  The undersigned agrees that the undersigned shall not, and the undersigned shall direct and use its reasonable best efforts to cause the undersigned’s agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the undersigned) not to, knowingly initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal.

6.             Waiver of Claims.  The undersigned irrevocably agrees to waive and does hereby waive any and all claims (whether past, present or future, and at law, at equity, through arbitration or otherwise) against the Company, Parent, their respective affiliates and each of their respective officers, employees and directors to the extent arising as a result of the undersigned’s ownership of shares in the Company, including the undersigned’s ownership of shares in the Company through the Company ESOP, including without limitation claims relating to, in connection with or arising from the Merger Agreement or the Merger, the due authorization and execution and fairness (to the undersigned or otherwise) of the Merger Agreement or the Merger and the other transactions contemplated by the Merger Agreement, other than the right to receive the consideration provided for in the Merger Agreement upon consummation of the Merger.  To avoid doubt, the waiver contained in this Section 6 shall be absolute and perpetual unless and until such time as this Agreement is terminated pursuant to Section 8(b) below.

7.             Specific Performance.  The undersigned agrees that irreparable damage would occur in the event that any of the provisions of this agreement were not performed by the undersigned in accordance with their specific terms or were otherwise breached.  Accordingly, the undersigned agrees that Parent will be entitled to an injunction or injunctions to prevent breaches hereof by the undersigned and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent is entitled at law or in equity, and that the undersigned waives the posting of any bond or security in connection with any proceeding related thereto.

8.             Termination of this Agreement.  This agreement will terminate upon earlier to occur of (a) the effective time of the Merger, except for Sections 4, 7, 8, 9, 10 and 11 of this Agreement (and all related definitions), each of which shall survive indefinitely, and (b) the date and time of termination of the Merger Agreement by either or both of the Company or Parent pursuant to Section 8.1 of the Merger Agreement.  Upon such termination, no party shall have any further obligations or liabilities hereunder, except as noted in Section 8(a) with respect to a termination pursuant to such section; provided, however, such termination will not relieve any party from liability for any willful breach of this agreement prior to such termination.

9.             Governing Law.  This agreement is governed by, and will be interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within that State.

10.          Counterparts.  This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

11.          Severability.  Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, (a) all other provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transaction contemplated hereby is not affected in a manner materially adverse to any party and (b) the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby can be consummated as originally contemplated to the greatest extent possible.

*                *                *

This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

Very truly yours,

Name:

Number of Owned Shares:

Number of Owned ESOP Shares:

Accepted as of the day and year
first above written:

FIRST MIDWEST BANCORP, INC.

By:
Name:
Title:

Annex 2

FORM OF DIRECTOR CONFIDENTIALITY,
NON-SOLICITATION AND NON-COMPETITION AGREEMENT

CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT (the “Agreement”) dated as of July 7, 2014, among Great Lakes Financial Resources, Inc., a corporation organized under the laws of Delaware (the “Company”); First Midwest Bancorp, Inc., a corporation organized under the laws of Delaware (“Parent”), and [•] (the “Covenantor”).  Capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

WHEREAS, Covenantor is currently a member of the Company’s Board of Directors of  the Company and/or Great Lakes Bank, N.A., a wholly-owned subsidiary of the Company (the “Company Bank Sub”), and may or may not hold Common Stock of the Company;

WHEREAS, Parent is entering into an Agreement and Plan of Merger on the date hereof (the “Merger Agreement”) with the Company, upon the terms and subject to the conditions of which, the parties intend to effect a strategic business combination pursuant to which the Company will merge with and into Parent (the “Merger”) and Parent will be the surviving entity in the Merger, and Parent will cause the Company Bank Sub to merge into First Midwest Bank, a wholly-owned subsidiary of Parent (the “Parent Bank Sub”);

WHEREAS, Covenantor agrees to enter into this Agreement containing covenants that the parties acknowledge and agree are essential to the sale or transfer of the Company’s business to Parent as a result of consummation of the Merger and for other good and valuable consideration, the receipt of which is hereby acknowledged; and

WHEREAS, Covenantor, Company and Parent acknowledge and agree that the post-Merger covenants contained herein are reasonable and necessary to protect the goodwill of the Company and Company Bank Sub that is being acquired by Parent in the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual commitments contained in this Agreement, the parties hereto agree as follows:

1.                          Effectiveness.

This Agreement shall be effective as of the date hereof.  Notwithstanding the foregoing, if the Merger Agreement is terminated in accordance with Article 8 of the Merger Agreement, this Agreement shall be null and void.

2.                          Confidential Information.

(a)  Covenantor agrees that he shall keep secret and confidential all business-related information about the Company, Company Bank Sub and any of their respective subsidiaries, including, without limitation, information about customers or prospective customers, business contacts, transactions, contracts, intellectual property, finances, personnel, products and pricing, or corporate affairs of which Covenantor may have become aware, whether or not relating to or arising out of Covenantor’s specific duties (“Confidential Information”), and Covenantor shall not disclose or make known any such Confidential Information or anything relating thereto to any person or entity except to officers, directors, employees, agents and advisors of Parent and its subsidiaries and such other persons or entities as may be authorized by Parent or to the extent required by law.  Confidential Information is limited to information that is not generally known to the Company’s competitors, that has not been voluntarily disclosed to the public by the Company, and that is not otherwise lawfully in the public domain.

(b)  Upon Covenantor ceasing to be a member of the Company’s and/or Company Bank Sub’s Board of Directors for any reason, Covenantor shall immediately return to Parent and its subsidiaries any and all Confidential Information in his possession or under his control, including, without limitation, all reports, analyses, summaries, notes, or other documents or work papers, containing or based upon any Confidential Information, whether prepared by Parent or any of its subsidiaries or the Company or any of its subsidiaries, Covenantor or any other person or entity.

(c)  Should any person or entity request in any manner that Covenantor disclose any Confidential Information, Covenantor shall immediately notify Parent of such request and the content of all communications and discussions relating thereto unless otherwise prohibited by law.

3.                          Covenant not to Compete: Non-Solicitation of Employees and Customers.

(a)  Covenantor agrees that from the date hereof until the expiration of the [one (1)][three (3)] year period immediately following the Effective Time of the Merger, Covenantor will:

(1)  not, directly or indirectly (whether as principal, agent, independent contractor, employee or otherwise), own, manage, operate, join, be employed by, control or otherwise carry on, participate in the ownership, management, operation or control of, or engage in any business offering the same or substantially similar banking products or services as those offered or sold by the Company or Company Bank Sub immediately prior to the Effective Time of the Merger (a “Competing Business”), in any county within the State of Illinois where the Company or the Company Bank Sub has banking facilities or within which it conducts business immediately prior to the Effective Time of the Merger (for purposes of the foregoing, a Competing Business shall include any organizational activities with respect to a business that would be a Competing Business once such business is organized and operating), provided that Covenantor shall not be prohibited from owning passively less than 5% of the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national stock exchange, whether or not such corporation is a Competing Business and; provided, further, that Covenantor shall not be prohibited from engaging in any business (other than the Competing Business) in which Covenantor otherwise engages as of the date hereof;

(2)  inform any Competing Business which seeks to engage the services of Covenantor that Covenantor is bound by this Section 3 and the other terms of this Agreement;

(3)  not solicit or induce or attempt to solicit or induce, directly or indirectly, any employee of the Company or Company Bank Sub, whether or not such person would commit a breach of any employment agreement by reason of leaving service, to terminate such employee’s employment relationship with the Company or Company Bank Sub (or the Parent or Parent Bank Sub following the Merger); and

(4)  not, (x) solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any customer of the Company or Company Bank Sub with whom Covenantor had contact for the purpose of conducting Company or Company Bank Sub business, for whom Covenantor had supervisory responsibility or about whom Coventantor had access to Confidential Information (each, a “Restricted Customer”); or (y) interfere with or damage (or attempt to interfere with or damage) any relationship between Parent, Parent Bank Sub or any affiliates thereof and any such Restricted Customer.  For purposes of the non-solicitation restriction contained in Section 3(a)(4)(x) and (y), “Restricted Customer” also includes any individual or entity specifically identified by the Company by written notice to Covenantor at the time of the Merger as a prospective customer of the Company, and with whom Covenantor had contact on behalf of the Company in an attempt to conduct Company business, or about whom Covenantor received Confidential Information.  For purposes of clarity, the termination of Covenantor’s employment with Parent, if applicable, shall not by itself be treated as a violation of Section 3(a)(4)(y));

(b)  Covenantor understands and agrees that money damages are an inadequate remedy for any breach or attempted or threatened breach of this Section 3 by Covenantor and that Parent and its subsidiaries shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach.  Covenantor hereby consents to the granting of an injunction (temporary or otherwise) against Covenantor or to the entering of any other court order against Covenantor prohibiting and enjoining Covenantor from violating, or directing Covenantor to comply with, any provision of this Section 3.  Covenantor also agrees and understands that such remedies shall be in addition to any and all remedies, including damages, available to Company, Company Bank and/or any affiliates thereof against Covenantor for such breaches or threatened or attempted breaches.  If Covenantor breaches any provision herein, and is not immediately or preliminarily enjoined from such breach, then, upon a court of competent jurisdiction finding such provision enforceable, the time periods relating to the restrictions above shall be tolled during the period of breach and pendency of the lawsuit until all appeal periods have expired.

4.                          Entire Agreement; Modification.

This Agreement contains the entire agreement between Covenantor, Parent and the Company with respect to the subject matter hereof and it is the complete, final and exclusive embodiment of the agreement with regard to this subject matter hereof.  It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be amended except in writing signed by all parties.

In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

5.                          Notices.

For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, to such address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

6.                          Waiver.

If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

7.                          Assignment.

This Agreement and any rights or obligations hereunder may be assigned by Parent to any successor in interest to Parent’s business.  This Agreement may not be assigned by Covenantor.

8.                          Headings.

The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

9.                          Governing Law.

This Agreement shall be governed by the laws of the State of Illinois.

*                    *                    *

COMPANY
By:
Name:
Title:

PARENT
By:
Name:
Title:

COVENANTOR

Annex 3

FORM OF BANK MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER OF
GREAT LAKES BANK, N.A.
WITH AND INTO
FIRST MIDWEST BANK

This Agreement and Plan of Merger (this “Agreement”) dated as of July 7, 2014, adopted and made by and between Great Lakes Bank, N.A. (“Company Bank Sub”), a national banking association having its main office at 13057 South Western Avenue, Blue Island, Illinois 60406, and First Midwest Bank (“Parent Bank Sub”), an Illinois state-chartered bank having its main office at One Pierce Place, Suite 1500, Itasca, Illinois 60143.

WITNESSETH:

WHEREAS, Company Bank Sub is a national banking association organized and existing under the laws of the United States, the authorized capital stock of which consists of 60,000 shares of common stock, with a par value of $50.00 each, and all of the issued and outstanding shares of which are owned as of the date hereof directly by Great Lakes Financial Resources, Inc. (the “Company”);

WHEREAS, Parent Bank Sub is an Illinois state-chartered bank organized and existing under the laws of the State of Illinois, the authorized capital stock of which consists of 4,000,000 shares of common stock, with a par value of $10.00 each, and all of the issued and outstanding shares of which are owned as of the date hereof by First Midwest Bancorp, Inc. (“Parent”);

WHEREAS, the Company and Parent have entered into an Agreement and Plan of Merger dated as of July 7, 2014 (the “Merger Agreement”), pursuant to which the Company will merge with and into Parent, with Parent as the surviving entity (the “Holding Company Merger”);

WHEREAS, the Merger Agreement contemplates that, following the Holding Company Merger, Company Bank Sub will merge with and into Parent Bank Sub, with Parent Bank Sub as the surviving entity; and

WHEREAS, the respective Boards of Directors of Company Bank Sub and Parent Bank Sub deem the merger of Company Bank Sub with and into Parent Bank Sub, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective banks, and the Boards of Directors of Company Bank Sub and Parent Bank Sub have authorized and approved the execution and delivery of this Agreement by their respective officers;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE I
Bank Merger

Subject to the terms and conditions of this Agreement, on the Effective Date (as hereinafter defined), at the time designated by Parent Bank Sub following effectiveness of the Delaware Merger, Company Bank Sub shall be merged with and into Parent Bank Sub pursuant to the provisions of, and with the effect provided in, 12 U.S.C. § 214a and 205 ILCS 5/23 (said transaction being hereinafter referred to as the “Bank Merger”).  On the Effective Date, the separate existence of Company Bank Sub shall cease, and Parent Bank Sub, as the surviving entity, shall continue unaffected and unimpaired by the Bank Merger, and shall be liable for all of the liabilities of Company Bank Sub existing at the Effective Date (Parent Bank Sub being hereinafter sometimes referred to as the “Surviving Bank”). The business of the Surviving Bank shall be that of an Illinois state-chartered bank and shall be conducted at its main office and its legally established branches.

ARTICLE II
Charter and By-Laws

The Charter and By-Laws of Parent Bank Sub in effect immediately prior to the Effective Date shall be the Charter and By-Laws of the Surviving Bank, in each case until amended in accordance with applicable law.

ARTICLE III
Board of Directors

On the Effective Date, the Board of Directors of the Surviving Bank shall consist of those persons serving as directors of Parent Bank Sub immediately prior to the Effective Date.

ARTICLE IV
Capital

The shares of capital stock of Parent Bank Sub issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

The shares of capital stock of Company Bank Sub held by Parent immediately after the Holding Company Merger and immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Bank Merger, and without any action on the part of the holder thereof, be canceled and retired, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor.

ARTICLE V
Effective Date of the Bank Merger

The Bank Merger shall be effective at the time and on the date specified in the certificate of merger issued by the Secretary of the Illinois Department of Financial and Professional Regulation with respect thereto or, if such certificate cannot theretofore be obtained, on the date of consummation at the time agreed to by the parties to this Agreement (such date and time being herein referred to as the “Effective Date”).

ARTICLE VI
Main Office

The main office of the Surviving Bank shall be One Pierce Place, Suite 1500, Itasca, Illinois 60143.

ARTICLE VII
Further Assurances

If at any time the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank title to any property or rights of Company Bank Sub, or otherwise carry out the provisions hereof, the proper officers and directors of Company Bank Sub, as of the Effective Date, and thereafter the officers of the Surviving Bank acting on behalf of Company Bank Sub shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof. This Agreement has been ratified and confirmed by the shareholders of Company Bank Sub and Parent Bank Sub in accordance with 12 U.S.C. § 214a and 205 ILCS 5/23.

ARTICLE VIII
Termination

Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated by the mutual consent of the parties hereto and shall terminate automatically with no further action by either party in the event that the Merger Agreement is terminated prior to the effectiveness of the Holding Company Merger.

ARTICLE IX
Amendments

Before the Effective Date, any provision of this Agreement may be amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable law.

ARTICLE X
Governing Law

This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within that State.

ARTICLE XI
Counterparts

This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

*                           *                           *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:	GREAT LAKES BANK, N.A.

Name:	Name:
Title:	Title:

ATTEST:	FIRST MIDWEST BANK

Name:	Name:
Title:	Title:

[Signature Page to Bank Merger Agreement]

Annex 4-A

FORM OF OPINION OF COMPANY COUNSEL

              , 2014

Parent
Address
City, State Zip
Attn:

Re:          Agreement and Plan of Merger between Great Lakes Financial Resources, Inc., a Delaware corporation (“Company”) and First Midwest Bancorp, Inc., a Delaware corporation (“Parent”) dated as of July 7, 2014 (the “Merger Agreement”)

Ladies and Gentlemen:

This opinion is furnished to you pursuant to the provisions of Section 7.3(d) of the Merger Agreement.  We have acted as special counsel to the Company in connection with the preparation, execution and delivery of the Merger Agreement.  We do not represent the Company in connection with all of its legal matters, but have been retained to represent the Company in connection with the transactions contemplated by the Merger Agreement.  All terms used herein and not expressly defined herein have the definitions and meanings specified in the Merger Agreement.  The term “Corporate Documents” shall mean the documents listed on Exhibit A hereto.

For purposes of rendering this opinion, we have reviewed and examined the Merger Agreement and such other agreements, documents or instruments as we have deemed necessary in order to render the opinions set forth herein.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Corporate Documents, and originals or copies, certified to our satisfaction, of certificates of public officials and officers and representatives of the Company with respect to the matters herein set forth, and we have made such other investigations of questions of law and fact as we have deemed necessary or appropriate for the purpose of expressing the opinions set forth herein.

In rendering the opinions expressed below, we have assumed and relied upon the following, with your permission and without independent investigation or verification:

(a)         The signatures of all persons signing all agreements, documents or instruments in connection with which this opinion is rendered are genuine;

(b)         All agreements, documents and instruments submitted to us as originals or duplicate originals are authentic;

(c)          All agreements, documents and instruments submitted to us as copies or facsimiles, whether certified or not, conform to authentic original documents;

(d)         All certificates of public officials, all representations and warranties of the Company, and all other certificates, statements, representations and documents with respect to factual matters are accurate, true and correct;

(e)          All parties to the agreements, documents or instruments reviewed by us (other than the Company in connection with the Merger Agreement), including, without limitation, the Parent and any person executing any such agreement, document or instrument on behalf of the Parent, have full power and authority to execute, deliver and perform their obligations under such agreements, documents and instruments and under the agreements, documents and instruments required or permitted to be delivered and performed thereunder, and that all such agreements, documents and instruments have been duly authorized by all necessary action, have been duly executed by such parties and are or will be valid and binding obligations of the parties thereto (other than the Company in connection with the Merger Agreement) enforceable against such parties in accordance with their terms;

(f)           All consents, approvals, waivers, exemptions and authorizations to be obtained by any person (other than the Company and Company Bank Sub) in connection with the consummation of the transactions reflected in or contemplated by the Merger Agreement have been obtained;

(g)          There are no extrinsic agreements or understandings among the parties to the Merger Agreement that would modify the terms of the Merger Agreement or the respective rights or obligations of the parties thereunder;

(h)         The filings by the parties with the Securities and Exchange Commission in connection with the transactions contemplated by the Merger Agreement comply with applicable laws, rules and regulations administered by the Securities and Exchange Commission (including Rule 10b-5 of the Securities Exchange Act of 1934, as amended); and

(i)             There have been no changes since the respective dates of the governmental certificates examined by us which would make untrue or qualify any statement contained therein.

Based upon the foregoing, and subject to the assumptions and qualifications set forth above and hereinafter set forth, we are of the opinion that:

(1)         The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2)         The Company has outstanding 155,100 shares of Company Common Stock. All of the Company’s outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive rights.

(3)         The Merger Agreement has been duly authorized, executed and delivered by the Company and duly approved by the stockholders of the Company.

(4)         The Merger Agreement is a legally binding obligation on the part of the Company and is enforceable against the Company in accordance with its terms.

(5)         The execution and delivery by the Company of the Merger Agreement does not, and the performance by the Company of its obligations thereunder will not, result in a violation of the Certificate of Incorporation or Bylaws of the Company.

The opinions expressed herein are subject to the following further qualifications and exceptions:

A.            A statement in our opinion that a matter which involves a question of fact is “to our knowledge” or “known to us” refers exclusively to the current actual knowledge of facts or other information of the attorneys of our firm who have given substantive attention to matters concerning the Company in connection with the transactions which are the subject of this opinion.  Except as expressly set forth herein, we have made no independent factual investigation for the purpose of rendering the opinions contained herein and no inference as to our knowledge concerning any facts should be drawn as a result of our limited representation.

B.            We call your attention to the fact that we are attorneys admitted to practice law in the State of Illinois.  We express no opinion as to any laws, or matters governed by any laws, other than (i) the Federal laws of the United States, (ii) the laws of the State of Illinois (but not including any statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities, and special political subdivisions, or any judicial decisions to the extent that they deal with any of the foregoing) and (iii) the General Corporation Law of the State of Delaware.  To the extent that the validity and enforceability of the Merger Agreement are governed by the laws of the State of Delaware, we have assumed for purposes of this opinion that the laws of the State of Delaware are the same in all respects as the laws of the State of Illinois.

C.            Our opinion as to the enforceability of the Merger Agreement is limited by:

(i)             applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers;

(ii)          general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including without limitation, good faith, unconscionability, reasonableness and the possible unavailability of specific performance and injunctive relief;

(iii)       the unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law; and

(iv)      the qualification that any provision contained in the Merger Agreement which purports to sever from the Merger Agreement any provision therein which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of the Merger Agreement may be enforced only to the extent that a court of competent jurisdiction determines that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the Merger Agreement.

D.            Requirements in the Merger Agreement specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of the Merger Agreement.

E.             We express no opinion as to the enforceability of (1) cumulative remedies to the extent that such cumulative remedies purport to compensate or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party; or (2)  any provisions purporting to establish evidentiary standards or to shift evidentiary burdens of proof.

F.              Our opinions herein do not address any of the following laws or legal issues, except as specifically addressed herein:  (i) federal securities laws and regulations administered by the Securities and Exchange Commission, state “blue sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (ii) pension and employee benefits laws and regulations (e.g., ERISA); (iii) compliance with fiduciary duty requirements applicable to either the Company or Company Bank Sub and each of their respective directors, officers and other representatives; (iv) federal and state tax laws and regulations; (v) federal and state immigration laws and regulations and labor laws and regulations, including without limitation the Fair Labor Standards Act; and (vi) federal or state antifraud or antitrust statutes, laws, rules and regulations.

G.            The opinions set forth herein are limited to the matters stated herein as of the date hereof and we disclaim any obligation to update this opinion or advise you of any change in our opinions in the event of changes in applicable law or facts becoming effective after the date hereof or if additional or newly discovered information is brought to our attention.

This opinion is rendered as of the date first written above solely for the benefit of the addressee in connection with the Closing occurring on the date hereof under the Merger Agreement, and may not be relied upon by any other person, or for any other purpose, without the prior written consent of the undersigned.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other person or transaction.

Very truly yours,

Seyfarth Shaw LLP

Annex 4-B

FORM OF OPINION OF PARENT’S GENERAL COUNSEL

              , 2014

Company

Address

City, State Zip

Attn:

Re:                             Agreement and Plan of Merger between Great Lakes Financial Resources, Inc., a Delaware corporation (“Company”) and First Midwest Bancorp, Inc., a Delaware corporation (“Parent”) dated as of July 7, 2014 (the “Merger Agreement”)

Ladies and Gentlemen:

In connection with the closing of the transaction contemplated by the Merger Agreement and the issuance of [•] shares (the “Securities”) of Common Stock, par value $0.01 per share of Parent, I, as Parent’s General Counsel, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, I advise you that, in my opinion:

(1)         Parent has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2)         The Securities have been duly authorized and validly issued and are fully paid and nonassessable.

(3)         The offer and sale of the Securities pursuant to the Merger Agreement has been registered under the Securities Act of 1933 pursuant to the Registration Statement on Form S-4 (File No. [•]) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.  However, I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, and do not express any belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement.

Also, I have relied as to certain factual matters on information obtained from public officials, officers of Parent and other sources believed by me to be responsible. This opinion is rendered as of the date first written above solely for the benefit of the addressee in connection with the Closing occurring on the date hereof under the Merger Agreement, and may not be relied upon by any other person, or for any other purpose, without my prior written consent.

Very truly yours,

Parent General Counsel

Annex 5

FORM OF LETTER OF TRANSMITTAL

The Letter of Transmittal will include terms that are substantially similar to the terms set forth below:

Ladies and Gentlemen:

The merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of June [•], 2014 (the “Merger Agreement”) between Company (“Company”) and Parent (“Parent”) was completed on [•], 2014.  As a result, each of your shares of Company common stock has been cancelled and automatically converted into the right to receive per share merger consideration consisting of $[•] in cash, without interest, and [•] shares of Parent common stock (plus cash in lieu of any fractional shares based on your aggregate shareholdings) (the “Consideration”).  The conversion of former shares of Company common stock into the right to receive merger consideration is provided for in, and governed by, the terms of the Merger Agreement and is also subject to the terms and conditions set forth in this Letter of Transmittal. The undersigned hereby surrenders for exchange the share(s) of Company common stock represented by the certificate(s) identified below (the “Certificates”).  To receive the Consideration in exchange for your certificated shares, you must follow the instructions below.

To the extent relevant, the undersigned acknowledges and agrees that it received notice as of its appraisal rights as required by Section 262 of the Delaware General Corporation Law (“DGCL”). By signing and delivering this Letter of Transmittal and surrendering the Certificate(s) herewith delivered to the Exchange Agent, the undersigned hereby waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Section 262 of the DGCL with respect to the transactions contemplated by the Merger Agreement.

BY COMPLETING THE INFORMATION BELOW AND SIGNING THIS LETTER OF TRANSMITTAL, YOU HAVE SURRENDERED THE CERTIFICATE(S) REPRESENTING SHARES OF COMPANY COMMON STOCK.

Delivery of Certificates: Your old Company stock certificate(s) and this Exchange Form must be sent or delivered to the Exchange Agent at one of the address specified set forth herein. The method of delivery of certificates to be surrendered to the Exchange Agent at one of the addresses set forth herein is at the option and risk of the surrendering stockholder. Delivery will be deemed effective, and risk of loss and title will pass, only when received by the Exchange Agent.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. You will not receive the Consideration unless and until you deliver this Exchange Form, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority.  Delivery of this Letter of Transmittal to the Exchange Agent other than as set forth above will not constitute a valid delivery.

Authorization and Registration: The signature(s) on this form represents that you have full authority to surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances. The surrender of shares hereby is irrevocable. Once delivery of this Exchange Form is complete, we will issue the new shares and/or check in the name(s) to which this Exchange Form was addressed.

Special Transfer Instructions: If your Parent shares and/or check are to be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at [•] or by calling the Exchange Agent at the number listed herein.

Tax Matters: Under U.S. Federal Income Tax law, a stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number.  Failure to provide the information on the form may subject you to backup withholding on any reportable payment.  If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to the Exchange Agent.

Lost Certificates: If your certificates have been lost, stolen, misplaced or destroyed, check the appropriate box on this form, return it to the Exchange Agent, and the Exchange Agent will send you a form of affidavit of lost certificate and further instructions regarding whether you will need to provide indemnity undertakings and/or bonds.  You will not receive the Consideration unless and until you deliver this Letter of Transmittal, properly completed and duly executed to the Exchange Agent, together with either the certificate(s) evidencing your shares and any accompanying evidence of authority or an affidavit of lost certificate.

Further Assurances:  The undersigned shall, upon request, execute and deliver any additional documents deemed appropriate or necessary by Parent or the Exchange Agent (in each case, acting reasonably) in connection with the surrender of the Certificate(s). All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Appendix B

7205 W. Central Avenue
Toledo, Ohio 43617
P 419.841.8521
www.austinassociates.com

July 7, 2014

Board of Directors

Great Lakes Financial Resources

4600 West Lincoln Highway

Matteson, IL 60443

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Great Lakes Financial Resources, Inc. (“Company”) and its shareholders, of the terms of the Agreement and Plan of Merger dated as of July 7, 2014 (the “Agreement”) by and between First Midwest Bancorp, Inc. (“Parent”) and Company.  The Agreement provides for merger of Company with and into Parent, with Parent being the surviving company.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

The financial terms of the Agreement provide for the exchange of Parent Common Stock (the “Consideration Shares”) and cash for each share of Company Common Stock.  As detailed in Section 3.1(a) of the Agreement, the number of Consideration Shares to be exchanged for each share Company Common Stock shall be determined as follows:

(A)                               If the Average Parent Stock Price is greater than $20.01, a number of Consideration Shares equal to $287.50 divided by the Average Parent Stock Price and $112.50 in cash without interest;

(B)                               If the Average Parent Stock Price is greater than $19.18 but less than or equal to $20.01, 14.369 Consideration Shares and $112.50 in cash without interest;

(C)                               If the Average Parent Stock Price is greater than $17.51 but less than or equal to $19.18, a number of Consideration Shares equal to $275.63 divided by the Average Parent Stock Price and $112.50 in cash without interest;

(D)                               If the Average Parent Stock Price is greater than $15.85 but less than or equal to $17.51, 15.737 Consideration Shares and $112.50 in cash without interest;

(E)                                If the Average Parent Stock Price is greater than $14.18 but less than or equal to $15.85, a number of Consideration Shares equal to $249.38 divided by the Average Parent Stock Price and $112.50 in cash without interest;

(F)                                 If the Average Parent Stock Price is an amount less than or equal to $14.18, 17.589 Consideration Shares and $112.50 in cash without interest; provided, however, that if the sum of (x) the product of the number of such Consideration Shares and the Average Parent Stock Price and (y) $112.50 is less than $330.00, by action of a majority of all members of the Board of the Company, the Company may elect by written notice to Parent prior to the scheduled Closing Date to provide Parent with the ability to determine the Consideration per share of Company Common Stock, which may be all Consideration Shares or all cash or a combination thereof, subject to the following conditions:  (i) if all Consideration Shares are chosen, the number of Consideration Shares per share of Company Common Stock shall be equal to $330.00 divided by the Average Parent Stock Price; (ii) if all cash is chosen, the Consideration shall be $330.00 in cash without interest per share of Company Common Stock; and (iii) if a mix of Consideration Shares and cash is chosen, then the sum of (a) the cash consideration per share of Company Common Stock and (b) the product of (x) the number of Consideration Shares per share of Company Common Stock and (y) the Average Parent Stock Price shall be $330.00 (any such election by the Company being the “Alternative Consideration Election”).

Austin Associates, LLC (“Austin”) as part of its investment banking practice is customarily engaged in advising and valuing financial institutions in connection with mergers and acquisitions and other corporate transactions.  In connection with rendering our opinion set forth herein, we have reviewed among other things:

(i)                                   the Agreement dated as of July 7, 2014;

(ii)                               certain publicly available financial statements and other historical financial information of Company and Parent that we deemed relevant;

(iii)                            certain non-public internal financial and operating data of Company and Parent that were prepared and provided to us by the respective management of Company and Parent;

(iv)                            internal financial projections for Company for the year ending December 31, 2014 prepared by and reviewed with management of Company;

(v)                               the pro forma financial impact of the Merger on Parent, based on assumptions relating to transaction expenses, preliminary purchase accounting adjustments and cost savings as discussed with representatives of Parent;

(vi)                            publicly reported historical price and trading activity for Parent’s common stock, including an analysis of certain financial and stock market information of Parent compared to certain other publicly traded companies;

(vii)                         the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

(viii)                      the current market environment generally and the banking environment in particular; and,

(ix)                            such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

We also discussed with certain members of senior management of Company the business, financial condition, results of operations and prospects of Company, including certain operating, regulatory and other financial matters.  We held similar discussions with senior management of Parent regarding the business, financial condition, results of operations and prospects of Parent.

Management of Company and Parent, respectively, have represented that there has been no material adverse change in their respective company’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us.  We have assumed in all respects material to our analysis that Company and Parent will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement are true and correct, that each party to the Agreement will perform all of the covenants required to be performed by such party under the Agreement, and that the conditions precedent in the Agreement are not waived.  Finally, we have relied upon the advice Company has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

In our review and analysis, we relied upon and assumed the accuracy and completeness of the information provided to us or publicly available, and have not attempted to verify the same.  As part of the due diligence process we made no independent verification as to the status and value of Company’s or Parent’s assets, including the value of the loan portfolio and allowance for loan and lease losses, and have instead relied upon representations and information concerning the value of assets and the adequacy of reserves of both companies in the aggregate.  In addition, we have assumed in the course of obtaining the necessary approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Company and its shareholders.

This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof.  This opinion is limited to the fairness, from a financial point of view, to Company and its shareholders of the terms of the Agreement, and does not address the underlying business decision by the Board of Directors to pursue the Merger.

Company jointly engaged Austin and Investment Bank Services (“IBS”) a registered broker dealer to act as financial advisors in the transaction.  Principals of Austin’s investment banking team that assisted Company are also registered representatives of IBS.  As part of the engagement IBS will receive contingent fees upon closing of the transaction, a portion of which will be paid upon the execution of the Agreement.  The registered representatives of IBS who are also Principals of Austin will be compensated from the fees received by IBS from the transaction.  As part of the engagement, Austin and IBS reserve the right to review any public disclosures describing this fairness opinion or their respective firms.  In addition, Company agreed to indemnify Austin and IBS against certain liabilities.

Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement are fair, from a financial point of view, to Company and its shareholders.

Respectfully,

Austin Associates, LLC

Appendix C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

First Midwest Bancorp, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believes to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Article Sixth of the Restated Certificate of Incorporation of First Midwest provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of First Midwest shall be liable to First Midwest or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to First Midwest or its stockholders.

Article 6 of the Amended and Restated By-laws of First Midwest provides that, to the extent permitted by Delaware General Corporation Law, First Midwest shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of First Midwest or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First Midwest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of First Midwest, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to First Midwest unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.  To the extent that a director, officer, employee or agent of First Midwest has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.  Any indemnification (unless ordered by a court) shall be made by First Midwest only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (4) by the stockholders.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.  Each of the directors and officers of First Midwest are covered by insurance policies maintained and held in effect by First Midwest against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 21.  Exhibits and Financial Statement Schedules

Exhibit Index

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of July 7, 2014 between First Midwest Bancorp, Inc. and Great Lakes Financial Resources, Inc., (included as Appendix A to the proxy statement/prospectus contained in this Registration Statement).

3.1	First Midwest Bancorp, Inc.’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.’s Annual Report on Form 10-K filed on February 27, 2009).

3.2

Certificate of Amendment to First Midwest Bancorp, Inc.’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to First Midwest Bancorp, Inc.’s Form 10-Q filed on August 4, 2014).

3.3	First Midwest Bancorp, Inc.’s Restated Bylaws (incorporated by reference to Exhibit 3.2 to First Midwest Bancorp, Inc.’s Annual Report on Form 10-K filed on February 28, 2012).

4.1

Amended and Restated Rights Agreement and Form of Rights Certificate, dated November 15, 1995, between First Midwest Bancorp, Inc. and First Midwest Bank (incorporated by reference to Exhibits (1) through (3) of First Midwest’s Amendment No. 1 to the Registration Statement on Form 8-A filed on November 21, 1995).

4.2

First Amendment to Rights Agreement, dated June 18, 1997, between First Midwest Bancorp, Inc. and First Midwest Bank (incorporated by reference to Exhibit 4 of First Midwest’s Amendment No. 2 to the Registration Statement on Form 8-A filed on June 30, 1997).

4.3

Second Amendment to Rights Agreement, dated November 14, 2005, between First Midwest Bancorp, Inc. and First Midwest Bank (incorporated by reference to Exhibit 4.1 of First Midwest’s Amendment No. 3 to the Registration Statement on Form 8-A filed on November 17, 2005).

4.4

Third Amendment to Rights Agreement, dated December 3, 2008, between First Midwest Bancorp, Inc. and First Midwest Bank (incorporated by reference to Exhibit 4.4 of First Midwest’s Amendment No. 4 to the Registration Statement on Form 8-A filed on December 9, 2008).

4.5

Form of First Midwest Bancorp, Inc.’s Common Stock Certificate (incorporated herein by reference to Exhibit 1 of First Midwest Bancorp, Inc.’s Registration Statement on Form 8-A filed on March 7, 1983).

5.1	Opinion of Nicholas J. Chulos as to the validity of the securities being registered.

8.1	Opinion of Sullivan & Cromwell LLP regarding the federal income tax consequences of the merger.

8.2	Opinion of Seyfarth Shaw LLP regarding the federal income tax consequences of the merger.

10.1

Form of Voting Agreement by and among First Midwest Bancorp, Inc. and certain Great Lakes Financial Resources, Inc. stockholders dated as of July 7, 2014 (included as Appendix A, Annex 1-B to the proxy statement/prospectus contained in this Registration Statement).

15.1	Acknowledgement of Ernst & Young LLP.

Exhibit	Description

21.1	Subsidiaries of First Midwest Bancorp, Inc. (incorporated by reference to Exhibit 21 to First Midwest Bancorp, Inc.’s Annual Report on Form 10-K filed on March 3, 2014).

23.1	Consent of Nicholas J. Chulos (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.4	Consent of Seyfarth Shaw LLP (included in Exhibit 8.2).

23.5	Consent of Crowe Horwath LLP.

24.1	Powers of Attorney.

99.1	Consent of Austin Associates, LLC.

99.2	Form of Proxy to be used by Great Lakes Financial Resources, Inc.

99.3	Form of ESOP Participant Voting Instruction Statement to be sent to participants in the Great Lakes Financial Resources, Inc. ESOP.

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

(a)         To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d)         For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)          That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f)           That every prospectus (1) that is filed pursuant to paragraph (e) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h)         To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i)             To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-198561 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on October 22, 2014.

FIRST MIDWEST BANCORP, INC.

By:	/S/ MICHAEL L. SCUDDER
Michael L. Scudder
President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement No. 333-198561 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY

/s/ ROBERT P. O’MEARA*	Chairman of the Board
Robert P. O’Meara

/s/ MICHAEL L. SCUDDER	President, Chief Executive Officer, and Director
Michael L. Scudder

/s/ PAUL F. CLEMENS	Executive Vice President,
Paul F. Clemens	Chief Financial Officer and Principal Accounting Officer

/s/ BARBARA A. BOIGEGRAIN*	Director
Barbara A. Boigegrain

/s/ JOHN F. CHLEBOWSKI, JR.*	Director
John F. Chlebowski, Jr.

/s/ BROTHER JAMES GAFFNEY, FSC*	Director
Brother James Gaffney, FSC

/s/ PHUPINDER S. GILL*	Director
Phupinder S. Gill

/s/ PETER J. HENSELER*	Director
Peter J. Henseler

/s/ PATRICK J. MCDONNELL*	Director
Patrick J. McDonnell

/s/ ELLEN A. RUDNICK*	Director
Ellen A. Rudnick

/s/ MARK G. SANDER	Director
Mark G. Sander

	/s / MICHAEL J. SMALL*	Director
Michael J. Small

	/s/ JOHN L. STERLING*	Director
John L. Sterling

	/s/ J. STEPHEN VANDERWOUDE*	Director
J. Stephen Vanderwoude

*By	/s/ NICHOLAS J. CHULOS	Executive Vice President, Corporate Secretary and
General Counsel
Attorney-in-Fact

Date: October 22, 2014

EXHIBIT INDEX

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of July 7, 2014 between First Midwest Bancorp, Inc. and Great Lakes Financial Resources, Inc., (included as Appendix A to the proxy statement/prospectus contained in this Registration Statement).

3.1	First Midwest Bancorp, Inc.’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.’s Annual Report on Form 10-K filed on February 27, 2009).

3.2

Certificate of Amendment to First Midwest Bancorp, Inc.’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to First Midwest Bancorp, Inc.’s Form 10-Q filed on August 4, 2014).

3.3	First Midwest Bancorp, Inc.’s Restated Bylaws (incorporated by reference to Exhibit 3.2 to First Midwest Bancorp, Inc.’s Annual Report on Form 10-K filed on February 28, 2012).

4.1

Amended and Restated Rights Agreement and Form of Rights Certificate, dated November 15, 1995, between First Midwest Bancorp, Inc. and First Midwest Bank (incorporated by reference to Exhibits (1) through (3) of First Midwest’s Amendment No. 1 to the Registration Statement on Form 8-A filed on November 21, 1995).

4.2

First Amendment to Rights Agreement, dated June 18, 1997, between First Midwest Bancorp, Inc. and First Midwest Bank (incorporated by reference to Exhibit 4 of First Midwest’s Amendment No. 2 to the Registration Statement on Form 8-A filed on June 30, 1997).

4.3

Second Amendment to Rights Agreement, dated November 14, 2005, between First Midwest Bancorp, Inc. and First Midwest Bank (incorporated by reference to Exhibit 4.1 of First Midwest’s Amendment No. 3 to the Registration Statement on Form 8-A filed on November 17, 2005).

4.4

Third Amendment to Rights Agreement, dated December 3, 2008, between First Midwest Bancorp, Inc. and First Midwest Bank (incorporated by reference to Exhibit 4.4 of First Midwest’s Amendment No. 4 to the Registration Statement on Form 8-A filed on December 9, 2008).

4.5

Form of First Midwest Bancorp, Inc.’s Common Stock Certificate (incorporated herein by reference to Exhibit 1 of First Midwest Bancorp, Inc.’s Registration Statement on Form 8-A filed on March 7, 1983).

5.1	Opinion of Nicholas J. Chulos as to the validity of the securities being registered.

8.1	Opinion of Sullivan & Cromwell LLP regarding the federal income tax consequences of the merger.

8.2	Opinion of Seyfarth Shaw LLP regarding the federal income tax consequences of the merger.

10.1

Form of Voting Agreement by and among First Midwest Bancorp, Inc. and certain Great Lakes Financial Resources, Inc. stockholders dated as of July 7, 2014 (included as Appendix A, Annex 1-B to the proxy statement/prospectus contained in this Registration Statement).

15.1	Acknowledgement of Ernst & Young LLP.

21.1	Subsidiaries of First Midwest Bancorp, Inc. (incorporated by reference to Exhibit 21 to First Midwest Bancorp, Inc.’s Annual Report on Form 10-K filed on March 3, 2014).

23.1	Consent of Nicholas J. Chulos (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.4	Consent of Seyfarth Shaw LLP (included in Exhibit 8.2).

23.5	Consent of Crowe Horwath LLP.

24.1	Powers of Attorney.

99.1	Consent of Austin Associates, LLC.

99.2	Form of Proxy to be used by Great Lakes Financial Resources, Inc.

99.3	Form of ESOP Participant Voting Instruction Statement to be sent to participants in the Great Lakes Financial Resources, Inc. ESOP.